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                                CREDIT AGREEMENT



                                      among



                                AAI CORPORATION,



                           THE LENDERS PARTIES HERETO,



                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION,

                                as Issuing Bank,



                                       and



                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION,

                                    as Agent



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                                TABLE OF CONTENTS
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     SECTION 1.  CONSTRUCTION AND DEFINITIONS  . . . . . . . . . . . .    1

          1.1    Defined Terms . . . . . . . . . . . . . . . . . . . .    1
          1.2    Other Definitional Provisions . . . . . . . . . . . .   28

     SECTION 2.  AMOUNT AND TERMS OF LOAN COMMITMENTS  . . . . . . . .   29

          2.1    Revolving Credit Commitments  . . . . . . . . . . . .   29
          2.2    Revolving Credit Notes  . . . . . . . . . . . . . . .   30
          2.3    Procedure for Revolving Credit Borrowing  . . . . . .   30
          2.4    Fees and Reduction of Commitments . . . . . . . . . .   32
          2.5    Payment at Maturity . . . . . . . . . . . . . . . . .   32
          2.6    Optional Prepayments  . . . . . . . . . . . . . . . .   32
          2.7    Mandatory Prepayments . . . . . . . . . . . . . . . .   33
          2.8    Conversion Options; Minimum Amount of Loans . . . . .   33
          2.9    Minimum Amounts of Tranches . . . . . . . . . . . . .   33
          2.10   Interest Rate and Payment Dates . . . . . . . . . . .   34
          2.11   Computation of Interest and Fees  . . . . . . . . . .   34
          2.12   Inability to Determine Interest Rate  . . . . . . . .   35
          2.13   Pro Rata Treatment and Payments . . . . . . . . . . .   35
          2.14   Illegality  . . . . . . . . . . . . . . . . . . . . .   37
          2.15   Requirements of Law . . . . . . . . . . . . . . . . .   38
          2.16   Taxes . . . . . . . . . . . . . . . . . . . . . . . .   39
          2.17   Indemnity . . . . . . . . . . . . . . . . . . . . . .   41
          2.18   Certain Calculations  . . . . . . . . . . . . . . . .   41

     SECTION 3.  LETTERS OF CREDIT . . . . . . . . . . . . . . . . . .   41

          3.1    Letter of Credit Commitment . . . . . . . . . . . . .   41
          3.2    L/C Participations  . . . . . . . . . . . . . . . . .   42
          3.3    Repayment of Participants . . . . . . . . . . . . . .   43
          3.4    Role of the Issuing Bank  . . . . . . . . . . . . . .   43
          3.5    Lenders' Obligations Absolute . . . . . . . . . . . .   44



































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          3.6    Reinstatement and Survival  . . . . . . . . . . . . .   44
          3.7    Procedure for Issuance and Renewal of Letters of
                 Credit  . . . . . . . . . . . . . . . . . . . . . . .   45
          3.8    Reimbursement of the Issuing Bank . . . . . . . . . .   46
          3.9    Commissions, Fees and Charges . . . . . . . . . . . .   47
          3.10   Interest on Amounts Disbursed under Letters of
                 Credit  . . . . . . . . . . . . . . . . . . . . . . .   48
          3.11   Computation of Interest and Fees; Payment not on
                 Business Days . . . . . . . . . . . . . . . . . . . .   48
          3.12   Increased Costs . . . . . . . . . . . . . . . . . . .   48
          3.13   Nature of Obligations; Indemnities  . . . . . . . . .   49
          3.14   Resignation of Issuing Bank . . . . . . . . . . . . .   51

     SECTION 4.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . .   52

          4.1    Financial Condition . . . . . . . . . . . . . . . . .   52
          4.2    Borrowing Base  . . . . . . . . . . . . . . . . . . .   53
          4.3    No Change . . . . . . . . . . . . . . . . . . . . . .   53
          4.4    Organization and Good Standing; Compliance with Law .   53
          4.5    Authorization; Enforceable Obligations  . . . . . . .   53
          4.6    No Legal Bar  . . . . . . . . . . . . . . . . . . . .   54
          4.7    No Material Litigation; Labor Matters . . . . . . . .   54
          4.8    No Default  . . . . . . . . . . . . . . . . . . . . .   54
          4.9    Ownership of Property; Liens  . . . . . . . . . . . .   54
          4.10   Business Premises . . . . . . . . . . . . . . . . . .   55
          4.11   Subsidiaries  . . . . . . . . . . . . . . . . . . . .   55
          4.12   Ownership of Entities . . . . . . . . . . . . . . . .   55
          4.13   Environmental . . . . . . . . . . . . . . . . . . . .   55
          4.14   Intellectual Property . . . . . . . . . . . . . . . .   56
          4.15   Solvency  . . . . . . . . . . . . . . . . . . . . . .   57
          4.16   No Burdensome Restrictions  . . . . . . . . . . . . .   57
          4.17   Taxes . . . . . . . . . . . . . . . . . . . . . . . .   57
          4.18   Federal Regulations . . . . . . . . . . . . . . . . .   57
          4.19   ERISA . . . . . . . . . . . . . . . . . . . . . . . .   58
          4.20   Investment Company Act; Other Regulations . . . . . .   58
          4.21   Accuracy and Completeness of Information  . . . . . .   58
          4.22   Certain Indebtedness  . . . . . . . . . . . . . . . .   59
          4.23   Primary Banking Relationship  . . . . . . . . . . . .   59
          4.24   Purpose of Loans  . . . . . . . . . . . . . . . . . .   59






























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     SECTION 5.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . .   60

          5.1    Conditions to Initial Extensions of Credit  . . . . .   60
                 (a)   Credit Documents  . . . . . . . . . . . . . . .   60
                 (b)   Private Placement Debt Documents; Certificates;
                       Conditions  . . . . . . . . . . . . . . . . . .   60
                 (c)   Intercreditor Agreement . . . . . . . . . . . .   61
                 (d)   Consents  . . . . . . . . . . . . . . . . . . .   61
                 (e)   Related Agreements  . . . . . . . . . . . . . .   61
                 (f)   Title Insurance . . . . . . . . . . . . . . . .   61
                 (g)   Environmental Assessment  . . . . . . . . . . .   61
                 (h)   Appraisals  . . . . . . . . . . . . . . . . . .   61
                 (i)   Borrowing Certificate . . . . . . . . . . . . .   62
                 (j)   Borrowing Base Certificate  . . . . . . . . . .   62
                 (k)   Borrower Proceedings  . . . . . . . . . . . . .   62
                 (l)   Guarantor Proceedings . . . . . . . . . . . . .   62
                 (m)   Borrower and Guarantor Incumbency Certificate .   62
                 (n)   Borrower and Guarantor Organizational
                       Documents . . . . . . . . . . . . . . . . . . .   63
                 (o)   Good Standing Certificates  . . . . . . . . . .   63
                 (p)   Financial Information . . . . . . . . . . . . .   63
                 (q)   Litigation  . . . . . . . . . . . . . . . . . .   63
                 (r)   No Violation  . . . . . . . . . . . . . . . . .   63
                 (s)   Consents, Licenses, Approval, Etc.  . . . . . .   63
                 (t)   Delivery of Stock Certificates  . . . . . . . .   64
                 (u)   Fees  . . . . . . . . . . . . . . . . . . . . .   64
                 (v)   Filings, Registrations and Recordings . . . . .   64
                 (w)   Lien Searches . . . . . . . . . . . . . . . . .   64
                 (x)   Insurance . . . . . . . . . . . . . . . . . . .   64
                 (y)   Legal Opinions  . . . . . . . . . . . . . . . .   64
                 (z)   Accounts Dilution . . . . . . . . . . . . . . .   65
                 (aa)  Landlord Agreements . . . . . . . . . . . . . .   65
                 (bb)  Title Insurance Company Charges . . . . . . . .   65
          5.2    Conditions to Each Loan and Each Letter of Credit . .   65
                 (a)   Representations and Warranties  . . . . . . . .   65
                 (b)   No Default  . . . . . . . . . . . . . . . . . .   66
                 (c)   No Material Litigation  . . . . . . . . . . . .   66
                 (d)   No Material Adverse Change  . . . . . . . . . .   66
                 (e)   Additional Documents  . . . . . . . . . . . . .   66
                 (f)   Additional Matters  . . . . . . . . . . . . . .   66





























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     SECTION 6.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . .   66

          6.1    Financial Information . . . . . . . . . . . . . . . .   66
          6.2    Payment of Obligations  . . . . . . . . . . . . . . .   69
          6.3    Conduct of Business and Maintenance of Existence  . .   70
          6.4    Maintenance of Property; Insurance  . . . . . . . . .   70
          6.5    Inspection of Property; Books and Records;
                 Discussions . . . . . . . . . . . . . . . . . . . . .   70
          6.6    Notices . . . . . . . . . . . . . . . . . . . . . . .   71
          6.7    Government Regulations  . . . . . . . . . . . . . . .   72
          6.8    Environmental . . . . . . . . . . . . . . . . . . . .   72
          6.9    Subsidiary Documents  . . . . . . . . . . . . . . . .   74
          6.10   Facility Fee  . . . . . . . . . . . . . . . . . . . .   74
          6.11   Real Property Surveys . . . . . . . . . . . . . . . .   74
          6.12   Transit Investment  . . . . . . . . . . . . . . . . .   75

     SECTION 7.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . .   75

          7.1    Financial Condition Covenants . . . . . . . . . . . .   75
                 (a)   Maintenance of Capital Base . . . . . . . . . .   75
                 (b)   Leverage Ratio  . . . . . . . . . . . . . . . .   76
                 (c)   Cash Flow Coverage Ratio  . . . . . . . . . . .   76
                 (d)   Capital Expenditures  . . . . . . . . . . . . .   76
          7.2    Limitation on Indebtedness  . . . . . . . . . . . . .   76
          7.3    Limitation on Liens . . . . . . . . . . . . . . . . .   78
          7.4    Limitation on Contingent Obligations  . . . . . . . .   80
          7.5    Limitations on Fundamental Changes  . . . . . . . . .   80
          7.6    Limitation on Acquisitions  . . . . . . . . . . . . .   81
          7.7    Limitation on Sale of Assets  . . . . . . . . . . . .   81
          7.8    Limitation on Restricted Payments . . . . . . . . . .   82
          7.9    Limitation on Transactions with Affiliates  . . . . .   83
          7.10   Limitation on Subsidiaries  . . . . . . . . . . . . .   84
          7.11   Limitation on Investments, Loans and Advances . . . .   84
          7.12   Limitation on Optional Payments and Modifications . .   85
          7.13   Limitation on Sale and Leaseback  . . . . . . . . . .   85
          7.14   Fiscal Year . . . . . . . . . . . . . . . . . . . . .   85
          7.15   Places of Business  . . . . . . . . . . . . . . . . .   85
          7.16   Change of Name  . . . . . . . . . . . . . . . . . . .   86
          7.17   Compliance with ERISA . . . . . . . . . . . . . . . .   86
          7.18   Environmental . . . . . . . . . . . . . . . . . . . .   86





























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          7.19   Limitation on Negative Pledge Clauses . . . . . . . .   87
          7.20   Limitation on Inconsistent Agreements . . . . . . . .   87

     SECTION 8.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . .   87

          8.1    Events of Default . . . . . . . . . . . . . . . . . .   87
          8.2    Confession of Judgment  . . . . . . . . . . . . . . .   93

     SECTION 9.  THE AGENT . . . . . . . . . . . . . . . . . . . . . .   94

          9.1    Appointment . . . . . . . . . . . . . . . . . . . . .   94
          9.2    Delegation of Duties  . . . . . . . . . . . . . . . .   94
          9.3    Exculpatory Provisions  . . . . . . . . . . . . . . .   94
          9.4    Reliance by Agent . . . . . . . . . . . . . . . . . .   95
          9.5    Notice of Default . . . . . . . . . . . . . . . . . .   95
          9.6    Non-Reliance on Agent and Other Lenders . . . . . . .   96
          9.7    Indemnification . . . . . . . . . . . . . . . . . . .   96
          9.8    Agent in Its Individual Capacity  . . . . . . . . . .   97
          9.9    Successor Agent . . . . . . . . . . . . . . . . . . .   97
          9.10   Authority to Execute Intercreditor Agreement  . . . .   97

     SECTION 10. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . .   97

          10.1   Amendments and Waivers  . . . . . . . . . . . . . . .   97
          10.2   More Restrictive Provisions . . . . . . . . . . . . .   99
          10.3   Notices . . . . . . . . . . . . . . . . . . . . . . .   99
          10.4   No Waiver; Cumulative Remedies  . . . . . . . . . . .  100
          10.5   Survival of Representations and Warranties  . . . . .  100
          10.6   Payment of Expenses and Taxes . . . . . . . . . . . .  100
          10.7   Further Assurances  . . . . . . . . . . . . . . . . .  101
          10.8   Unenforceability  . . . . . . . . . . . . . . . . . .  102
          10.9   Indemnification Concerning Fees . . . . . . . . . . .  102
          10.10  Waiver of Trial by Jury . . . . . . . . . . . . . . .  102
          10.11  Additional Waivers  . . . . . . . . . . . . . . . . .  103
          10.12  Successors and Assigns; Participations; Purchasing
                 Lenders . . . . . . . . . . . . . . . . . . . . . . .  103
          10.13  Adjustments; Periodic Charging of Accounts; Setoff  .  106
          10.14  Additional Lenders and Additional Credit  . . . . . .  107
          10.15  Counterparts  . . . . . . . . . . . . . . . . . . . .  107
          10.16  GOVERNING LAW . . . . . . . . . . . . . . . . . . . .  107





























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          10.17  Submission To Jurisdiction    . . . . . . . . . . . .  108
          10.18  Payments in Foreign Currency  . . . . . . . . . . . .  108
          10.19  Acknowledgment Concerning Intercreditor Agreement . .  109



     Schedule      I    Borrower Business Premises
     Schedule     II    Lending Offices and Commitments
     Schedule    III    Industry Lane Real Property Proposed To Be Sold
     Schedule     IV    Real Property Collateral
     Schedule      V    York Road Real Property Proposed To Be Sold
     Schedule    4.7    Litigation Matters
     Schedule    4.8    Contractual Obligations
     Schedule   4.13    Environmental Matters
     Schedule   4.14    Intellectual Property Domestically Registered
     Schedule   4.19    ERISA Matters
     Schedule    7.3    Permitted Liens




















































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     Exhibit A       Form of Commercial Letter of Credit Application
     Exhibit B       Form of Standby Letter of Credit Application
     Exhibit C       Form of Officer Default Certificate
     Exhibit D       Form of Officer Financial Covenant Certificate
     Exhibit E       Form of Officer Reliance Certificate
     Exhibit F       Form of Revolving Credit Note
     Exhibit G       Form of Borrowing Certificate
     Exhibit H       Form of Commitment Transfer Supplement






































































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                                CREDIT AGREEMENT


               THIS CREDIT AGREEMENT is made as of the 13th day of October, 1994, by and among AAI CORPORATION, a Maryland corporation (the "Borrower"), the Lenders parties to this Agreement (collectively, the "Lenders"), FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Agent (in such capacity as further defined hereinafter, the "Agent"), and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Issuing Bank (in such capacity as further defined hereinafter, the "Issuing Bank").

               The parties hereto hereby agree as follows:

               SECTION 1.  CONSTRUCTION AND DEFINITIONS

               1.1  Defined Terms.  As used in this Agreement, the
                    -------------
     following terms have the following meanings:

               "ACCOUNTANT DEFAULT CERTIFICATE": a certificate, in form and content satisfactory to the Required Lenders, of the independent certified public accountants who examined and audited annual financial statements of the Borrower and its Subsidiaries certifying to the Lenders whether, in the course of such examination and audit, any information came to their attention causing them to know or believe that any Default or Event of Default existed and, if so, setting forth the facts relevant thereto.

               "ACCOUNTS CREDIT PERCENTAGE": eighty percent (80%) in the case of Eligible Accounts which did not arise from progress billings, and sixty-five percent (65%) in the case of Eligible Accounts which arose from progress billings, or in either case, such lesser percentage or percentages as shall from time to time be established by the Required Lenders, in the discretion of the Required Lenders exercised in good faith, and communicated to the Borrower in writing by the Agent, with respect to Eligible Accounts, specific Eligible Accounts or categories, types or components of Eligible Accounts.
     Such lesser percentage or percentages may be based upon evaluations of risk by the Lenders or any other factors deemed relevant by the Lenders, whether or not such factors have theretofore been used, contemplated or foreseen as a basis for adjusting the Accounts Credit Percentage.

               "AFFILIATE": as to any Person: (a) any Person in which such Person legally or beneficially owns or holds, directly or indirectly, five percent (5%) or more of the capital stock, partnership interests or other equity interests; (b) any partnership in which such Person is a general partner or any joint venture in which such Person is a joint venturer; (c) any























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     Person that is a director, officer or employee of any of the foregoing or of such Person or that legally or beneficially owns or holds, directly or indirectly, five percent (5%) or more of the capital stock, partnership interests or other equity interests in any of the foregoing or in such Person; and (d) any Person that directly or indirectly has the right or power to direct the management or policies of any of the foregoing or of such Person and any Person whose management or policies any of the foregoing or such Person directly or indirectly has the right or power to direct.

               "AGGREGATE BORROWING BASE CHARGE": at a particular time, the sum of (a) the Aggregate Loans Outstanding of all Lenders as at such time and (b) the L/C Exposure as at such time.

               "AGGREGATE LOANS OUTSTANDING": as to any Lender at a particular time, the aggregate principal amount of the Revolving Credit Loans of such Lender outstanding as at such time.

               "AGREEMENT": this Credit Agreement, as amended, modified, extended, renewed, supplemented or replaced from time to time.

               "APPLICABLE MARGIN":

                    (a) With respect to Base Rate Loans: (i) one-half of one percent (.50%) at all times that the Private Placement Debt Balance is greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000.00); (ii) one-quarter of one percent (.25%) at all times that the Private Placement Debt Balance is greater than zero but less than or equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000.00); and (iii) zero at all times that the Private Placement Debt Balance is zero; and

                    (b) With respect to Eurodollar Loans: (i) two percent (2%) at all times that the Private Placement Debt Balance is greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000.00);
     (ii) one and three-quarters percent (1.75%) at all times that the Private Placement Debt Balance is greater than zero but less than or equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000.00); and (iii) one and one-half percent (1.5%) at all times that the Private Placement Debt Balance is zero.

               "AUTHORIZED OFFICER": in the case of any Person, the President, Vice President or Treasurer of such Person whose name appears on a certificate of incumbency of such Person delivered concurrently with the execution of this Agreement, as such certificate of incumbency may be amended from time to time.




























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               "AVAILABLE COMMITMENT":  as to any Lender at a particular
     time, the amount, if any, by which (a) the amount of such Lender's Revolving Credit Commitment as at such time, exceeds (b) the Total Usage with respect to such Lender as at such time.

               "BASE RATE": the rate of interest established by First Fidelity as its reference rate in making loans, which does not reflect the rate of interest charged to any particular borrower or class of borrowers. The Borrower acknowledges that the Base Rate is not tied to any external rate of interest or index. Any rate of interest under this Agreement or any of the other Credit Documents which is based upon the Base Rate shall, automatically and effective as of the opening of business on the day on which any change in the Base Rate is announced, change in an amount equal to any such increase or decrease in the Base Rate, without notice to the Borrower.

               "BASE RATE LOANS": Revolving Credit Loans at such time as they are made and/or being maintained at a rate of interest based upon the Base Rate.

               "BORROWER BUSINESS PREMISES": the collective reference to the Borrower Chief Executive Office and the other premises of the Borrower identified in Schedule I.

               "BORROWER CHIEF EXECUTIVE OFFICE": the real property and improvements located in Baltimore County, Maryland, owned by the Borrower and known as York Road and Industry Lane, Hunt Valley, Maryland 21030.

               "BORROWER PLEDGE AGREEMENT": as amended, modified, extended, renewed, supplemented or replaced from time to time, the Pledge and Security Agreement to be executed and delivered by the Borrower in favor of the Agent, for the ratable benefit of the Lenders, the Issuing Bank and the Private Placement Debt Holders, pursuant to which the Borrower shall, among other things, grant to the Agent a security interest in the Borrower Subsidiary Pledged Stock.

               "BORROWER SECURITY AGREEMENT": as amended, modified, extended, renewed, supplemented or replaced from time to time, the Security Agreement to be executed and delivered by the Borrower in favor of the Agent, for the ratable benefit of the Lenders, the Issuing Bank and the Private Placement Debt Holders, pursuant to which the Borrower shall, among other things, grant to the Agent a security interest in all present and future accounts, chattel paper, instruments, documents of title, general intangibles, equipment, inventory and other assets of the Borrower.





























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               "BORROWER SUBSIDIARY PLEDGED STOCK":  all capital stock
     owned by the Borrower as of the Closing Date in each Subsidiary of the Borrower other than Transit.

               "BORROWING BASE":  at a particular time, the product of
     (a) Eligible Accounts as at such time, and (b) the Accounts Credit Percentage.

               "BORROWING BASE CERTIFICATE":  a Certified report or
     schedule in form and content satisfactory to the Required Lenders containing such information as the Required Lenders may require from time to time concerning the Borrowing Base, collections or other proceeds of accounts of the Borrower or Eligible Affiliates and/or any other matter or matters as the Required Lenders may require from time to time, including, without limitation, information concerning cost accounting by the Borrower and Eligible Affiliates with respect to accounts or contracts of the Borrower or Eligible Affiliates and information concerning the cost to complete contracts of the Borrower or Eligible Affiliates.

               "BORROWING DATE": any Business Day or Working Day specified in a notice pursuant to Subsection 2.3 as a date on which the Borrower requests the Lenders to make Revolving Credit Loans hereunder.

               "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania, are authorized or required by law to close.

               "CAPITAL BASE":  at a particular date, the sum of
     (a) Tangible Net Worth as at such date and (b) the UIC-DEL Standby Subordinated Debt Balance as at such date.

               "CAPITAL EXPENDITURES": for a particular period, the aggregate amount of expenditures made or accrued by the Borrower, its Subsidiaries (other than Transit) and Symtron during such period (including expenditures made with respect to Financing Leases) which, in conformity with GAAP, are required to be included in a property, plant, equipment or comparable fixed asset account reflected in a consolidated balance sheet of the Borrower and its Subsidiaries (other than Transit) and Symtron, but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from insurance proceeds paid on account of loss of or damage to the assets being replaced or restored or from awards of compensation arising from the taking by condemnation or eminent domain of the assets being replaced or restored.

               "CARSHELL": AAI California Carshell, Inc., a Maryland corporation.

               "CASH COLLATERAL ACCOUNT": a deposit account established at First Fidelity or at one or more banking institution or institutions acceptable to the Agent, each of which deposit accounts shall be under the exclusive control of and subject to the sole order of the Agent pursuant to such agreements and executed by such Persons as shall be satisfactory to the Agent.

               "CASH EQUIVALENTS": (a) securities issued or directly and fully guaranteed or insured by the United States of America, or any agency or instrumentality thereof, having maturities of not more than six (6) months from the date of acquisition; (b) time deposits with First Fidelity, certificates of deposit issued by First Fidelity, and time deposits with, and certificates of deposit issued by, any commercial bank incorporated under the laws of the United States of America or any state thereof which has a combined capital, surplus and undivided profits at least equal to Five Hundred Million Dollars ($500,000,000.00), and having maturities of not more than six (6) months from the date of acquisition; (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (b) above entered into with First Fidelity or with any commercial bank incorporated under the laws of the United States of America or any state thereof which has a combined capital, surplus and undivided profits at least equal to Five Hundred Million Dollars ($500,000,000.00); and (d) commercial paper of First Fidelity or the holding company controlling First Fidelity and commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc., and, in either case, maturing within six (6) months after the date of acquisition.

               "CASH FLOW COVERAGE RATIO":  for any period, the ratio of
     (a) EBITDA for such period, to (b) the sum of (i) the aggregate amount of Long-Term Debt which will be due and payable within twelve (12) months after the end of such period, (ii) Interest Expense for such period and (iii) the aggregate amount of payments which will be due and payable within twelve (12) months after the end of such period on account of all leases of any property (real, personal or mixed) by the Borrower, any of its Subsidiaries (other than Transit) or Symtron as lessee, other than Financing Leases.

               "CERTIFIED": in the case of any statement, schedule, report or other document of any Person, containing a representation by an Authorized Officer of such Person that, to such Authorized Officer's knowledge and belief after diligent inquiry, such statement, schedule, report or other document, and the information contained therein, is true and complete in all material respects.

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               "CHANGE OF CONTROL":  (a) any Person, or two or more Persons acting in concert, shall directly or indirectly acquire, after the date of this Agreement, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the issued and outstanding voting capital stock of the Borrower on a fully-diluted basis; or (b) individuals who, as of the date of this Agreement, constitute the Board of Directors of the Borrower (together with any new director whose election by or whose nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of such time or whose election or nomination for election was previously so approved), shall for any reason cease to constitute a majority of the Board of Directors of the Borrower.

               "CLOSING DATE": the date on which the Lenders make their initial Revolving Credit Loans.

               "CODE": the Internal Revenue Code of 1986, as amended from time to time.

               "COLLATERAL": all property, interests and rights, and the products and proceeds thereof, now or hereafter directly or indirectly securing any of the Obligations or any Indebtedness or obligation of any Other Obligor with respect to any of the Obligations.

               "COMMERCIAL L/C EXPOSURE": at a particular time, the sum, as at such time, of (a) that portion of the L/C Aggregate Undrawn Amount which is attributable to commercial Letters of Credit, and
     (b) that portion of the L/C Reimbursement Obligations which is attributable to commercial Letters of Credit.

               "COMMERCIAL L/C MAXIMUM EXPOSURE": Ten Million Dollars ($10,000,000.00).

               "COMMERCIAL L/C NEGOTIATION FEE RATE": three-eighths of one percent (3/8%).

               "COMMITMENT PERCENTAGE": as to any Lender, the "Commitment Percentage" indicated for such Lender in Schedule II.

               "COMMITMENT PERIOD": the period from and including the date of this Agreement to but not including the Termination Date or such earlier date as the Commitments shall terminate as provided herein.

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               "COMMITMENTS":  the collective reference to the Revolving
     Credit Commitments and the L/C Commitment.

               "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower or any Other Obligor within the meaning of Section 4001 of ERISA.

               "COMPENSABLE PREPAYMENT": any payment of all or any portion of any of the Revolving Credit Loans prior to the date which is fifteen (15) months after the date of this Agreement with funds derived from any source other than the revenues of the business operations of the Borrower, any of its Subsidiaries or any Guarantor, whether made by the Borrower or any other Person, including, without limitation, any such payment made with funds borrowed from any source or with funds derived from the issuance or offering of Indebtedness or securities of the Borrower or any other Person, but not including any such payment (a) made after acceleration of the Revolving Credit Loans, (b) made with proceeds of, or as a result of (i) any damage or casualty to, or loss with respect to, or any sale, assignment, lease, rental, exchange, liquidation, condemnation, taking or other disposition of, any of the Collateral, or (ii) application of any proceeds of any of the foregoing or of any insurance, (c) made with proceeds of, or as a result of, sales of assets permitted under Subsection 7.7, or (d) made with proceeds of, or as a result of, payments of principal or interest made on account of the Indebtedness evidenced by the Excluded UIC-DEL Note (as defined in the Guarantor Security Agreement).

               "CONTINGENT OBLIGATION": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof.

               "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

               "CREDIT DOCUMENTS": the collective reference to this Agreement, the Notes, the Borrower Security Agreement, the Borrower Pledge Agreement, the Deed of Trust, the Intellectual Property Assignments, the Guaranty, the Guarantor Security Agreement, the UIC Pledge Agreement, the UIC Subordination Agreement, the UIC-DEL Subordination Agreement, the L/C Agreements and each other agreement, contract, promissory note or other instrument, security agreement, assignment, pledge agreement, indemnification agreement, subordination agreement, mortgage, deed of trust, guaranty and other document now or hereafter evidencing, guaranteeing, securing (directly or indirectly), subordinating other obligations of the Borrower or any Other Obligor to, or containing any warranties, covenants, agreements or representations of any Person relating to, any Indebtedness or liability of the Borrower or any Other Obligor arising under this Agreement, the Notes, the L/C Agreements or the Guaranty, as each of the documents referred to in this definition may be amended, modified, extended, renewed, supplemented or replaced from time to time.

               "DEED OF TRUST": as amended, modified, extended, renewed, supplemented or replaced from time to time, a Deed of Trust and Security Agreement to be executed and delivered by the Borrower to trustees for the benefit of the Agent encumbering the Real Property Collateral for the ratable benefit of the Lenders, the Issuing Bank and the Private Placement Debt Holders.

               "DEFAULT": the occurrence of any event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

               "DOLLARS" and "$": dollars in lawful currency of the United States of America.

               "DOMESTIC LENDING OFFICE": initially, the office of each Lender designated as such in Schedule II; thereafter, such other office of such Lender, if any, located within the United States of America, which shall be making or maintaining Base Rate Loans.

               "EBIT": for any period, the consolidated net income of the Borrower, its Subsidiaries (other than Transit) and Symtron for such period, determined in conformity with GAAP consistently applied, plus, to the extent deducted in determining such net income but without duplication, Interest Expense for such period and provision for taxes applicable to such period.

               "EBITDA": for any period, EBIT for such period, adjusted by adding thereto the amount of depreciation and amortization deducted in determining EBIT for such period.

               "ELIGIBLE ACCOUNTS": at a particular time, the aggregate amount, as at such time, of accounts of the Borrower and Eligible Affiliates which have been billed to the account debtors thereon, which are payable in conformity with such billings and which are, but only in the amounts such accounts are, acceptable to the Agent as at such time, in the discretion of the Agent exercised in good faith, as a basis for extensions of credit to the Borrower under this Agreement. Except as otherwise agreed by the Agent from time to time, Eligible Accounts shall not include: (a) any account which has remained unpaid for ninety (90) days or more after the billing thereof; (b) any account due from any Person other than the United States of America if fifty percent (50%) or more of all of the accounts due to the Borrower and Eligible Affiliates from such Person has remained unpaid for ninety (90) days or more after the billing thereof; (c) any account which arose out of any contract with the United States of America if fifty percent (50%) or more of the total amount due under such contract has remained unpaid for ninety (90) days or more after the billing thereof; (d) any account which is not lawfully owned by the Borrower or an Eligible Affiliate, which has been assigned to the Borrower or an Eligible Affiliate, which is subject to any Lien except for Permitted Liens, or in which the Borrower or the Eligible Affiliate, as the case may be, does not have the right and power to grant a security interest to the Agent in conformity with the Borrower Security Agreement, the Guarantor Security Agreement or the applicable Subsidiary Security Agreement, as the case may be, including any account the assignment of which is prohibited, limited or conditioned under any underlying or related contract; (e) any account with respect to which any transaction giving rise to or relating to the account was unlawful or not solicited and entered into in compliance with Requirements of Law; (f) any account which is not valid or enforceable or does not represent bona fide, undisputed Indebtedness to the Borrower or an Eligible Affiliate of each obligor thereon; (g) any account in which the Agent does not have a perfected first priority security interest; (h) any account evidenced in whole or in part by any instrument or chattel paper unless such instrument or chattel paper has been delivered to the Agent, together with such endorsements or assignments as the Agent may reasonably require; (i) any account to the extent that the account is subject to any defense, setoff, counterclaim, credit, discount, allowance, adjustment, deduction or reduction of any kind; (j) any account to the extent that such account includes any finance or similar charges on account of past due amounts; (k) any account with respect to which any obligor thereon is a Person of whom the Borrower or the Eligible Affiliate, as the case may be, is or becomes an account debtor or obligor by virtue of any obligation of the Borrower or such Eligible Affiliate to such Person not relating to accounts due or to become due from such Person to the Borrower or such Eligible Affiliate; (l) any account to the extent that any goods, the sale or lease of which gave rise to the account, have been returned, rejected, lost or damaged prior to acceptance of such goods by the purchaser or lessee thereof; (m) any account which arose from the sale of goods, if such sale was not an absolute sale or was a sale on consignment, on approval or on a sale-or-























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


     return basis, or if such sale is subject to any repurchase or return agreement, or if such sale is subject to any other term by reason of which the obligation of any obligor thereon is contingent or conditional; (n) any account which did not arise in the ordinary course of business of the Borrower or the Eligible Affiliate, as the case may be; (o) any account which arose out of a contract with the United States of America or any state, county, municipality or other Governmental Authority, or any department or agency thereof, to the extent that sums due or to become due in connection therewith have not been duly assigned to the Agent in accordance with the Federal Assignment of Claims Act and/or any other applicable federal, state and local laws, rules and regulations relating to the assignment or payment of such contract and sums; (p) any account with respect to which any obligor thereon is insolvent (as defined in Section 101(32 of the United States Bankruptcy Code), is unable to pay its debts as they mature, or is the subject of any pending, imminent or threatened bankruptcy, reorganization, insolvency, readjustment of debt, trusteeship, receivership, dissolution or liquidation law, statute or proceeding; (q) any account which arose out of a contract which is subject to any bonding or other similar arrangement as security for any obligations of the Borrower, any of its Subsidiaries or any Guarantor in connection with which any Lien has been granted, incurred or assumed upon any property, assets or revenues, whether now owned or hereafter acquired, of any of Borrower, any of its Subsidiaries or any Guarantor; (r) any account with respect to which any obligor thereon is an Affiliate of the Borrower or any Other Obligor; (s) any account with respect to which the principal place of business of any obligor thereon is not located in the United States of America, except to the extent that such account is (i) secured by a letter of credit or bond satisfactory to the Agent issued or confirmed by a bank or provided by a surety which is satisfactory to the Agent and which is organized under the laws of the United States of America or any state thereof or
     (ii) guaranteed by the United States of America or an agency thereof on terms and conditions satisfactory to the Agent; or (t) any account which arose out of a contract with the United States of America or any other Governmental Authority to the extent that (i) funds for the payment of such account have not been appropriated by the United States of America or such other Governmental Authority or (ii) the Agent is not satisfied, in its discretion exercised in good faith, that such account and contract is enforceable against the full faith and credit of the United States of America or such other Governmental Authority and that funds for the payment of such account are available. Notwithstanding the provisions of clause (s) of this definition, accounts of the Borrower due from Marubun Corporation, a Japanese corporation ("Marubun"), which otherwise qualify as Eligible Accounts may constitute Eligible Accounts even though they would otherwise be excluded by such clause (s), provided that, except as
                                               --------
     otherwise agreed by the Agent from time to time: (i) notwithstanding the provisions of clause (a) of this definition, no account of the Borrower due from Marubun shall constitute an Eligible Account if such account has remained unpaid for thirty (30) days or more after the billing thereof; (ii) notwithstanding the






















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     provisions of clause (b) of this definition, no account of the
     Borrower due from Marubun shall constitute an Eligible Account if fifty percent (50%) or more of all of the accounts due to the Borrower and Eligible Affiliates from such Person has remained unpaid for thirty (30) days or more after the billing thereof; and (iii) the product of (x) the Accounts Credit Percentage and (y) the aggregate amount of accounts of the Borrower due from Marubun constituting Eligible Accounts, shall not at any time exceed Two Hundred Fifty Thousand Dollars ($250,000.00). The Agent may determine from time to time in its discretion exercised in good faith and notwithstanding any previous contrary determinations made by the Agent, to exclude from or include in Eligible Accounts specific accounts (including accounts due from Marubun), categories or types of accounts (including accounts due from Marubun), or specific components of accounts (including accounts due from Marubun). Such determinations may be based upon evaluations of risk by the Agent or any other factors deemed relevant by the Agent, whether or not such factors have theretofore been used, contemplated or foreseen as a basis for limiting Eligible Accounts. Any such determinations by the Agent will be promptly communicated in writing to the Borrower.

               "ELIGIBLE AFFILIATE": at a particular time (a) each Eligible Borrower Subsidiary as at such time and (b) Symtron, provided
                                                                   --------
      that the Guaranty is subsisting as at such time with respect to Symtron, the Guarantor Security Agreement is subsisting as at such time with respect to Symtron and that the security interests granted by Symtron pursuant to the Guarantor Security Agreement are duly perfected as at such time and subject only to Permitted Liens.

               "ELIGIBLE BORROWER SUBSIDIARY": at a particular time, a Subsidiary of the Borrower which has executed and delivered to the Agent a Subsidiary Guaranty subsisting as at such time, a Subsidiary Security Agreement subsisting as at such time, such financing statements as may be required by the Agent and such other documents and instruments as may be required pursuant to any of the Credit Documents, provided that the security interests granted by such
                --------
     Subsidiary pursuant to such Subsidiary Security Agreement are duly perfected as at such time and subject only to Permitted Liens.

               "ENGINEERING": AAI Engineering Support Inc., a Maryland corporation.

               "ENVIRONMENTAL ASSESSMENT": an environmental site assessment, including such audits, tests and procedures as the Agent, the Borrower or the contractor performing the same may deem necessary, together with a written report thereon, performed and prepared by an experienced, responsible and reputable contractor satisfactory to the Agent.

























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               "ENVIRONMENTAL CLAIM":  shall mean any letter, notice,
     claim, demand, summons, citation, directive or other written communication and any investigation, action, suit, proceeding, litigation, judgment or decree by or from the United States Environmental Protection Agency or any other Person alleging or otherwise relating to any Hazardous Substance Contamination or any violation of any Environmental Law.

               "ENVIRONMENTAL LAWS": the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Clean Air Act, the Solid Waste Disposal Act, the Emergency Planning and Community Right-To-Know Act, as each of the foregoing may be amended from time to time, and all rules, regulations, codes, orders, decrees, judgments, injunctions, notices and demand letters now or hereafter enacted, promulgated, approved, issued or entered thereunder, as the same may be amended from time to time, and all other federal, state, local and foreign laws, rules, regulations, codes, permits, directives, orders, decrees, judgments, injunctions, notices and demand letters now or hereafter enacted, promulgated, approved, issued or entered, and as amended from time to time, relating to the protection of the health of human beings or other living things or relating to pollution or protection of air, water, land or any other aspect of the environment, including, without limitation, all of the same relating to the presence, manufacture, generation, production, processing, use, handling, treatment, storage, disposal, importation, transportation, distribution or registration, or the release, emission, discharge or spilling into air, water, land or any other aspect of the environment, of any Hazardous Substance.

               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

               "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum for deposits in Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on the day that is two (2) Working Days prior to the commencement of such Interest Period. If such rate does not appear on the Telerate Page 3750, the rate to be utilized shall be the offered rate which appears, or if two or more such rates appear, the average (rounded up to the next higher 1/16 of 1%) of the offered rates which appear, on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the day that is two (2) Working Days prior to the commencement of such Interest Period.

               "EURODOLLAR LENDING OFFICE": initially, the office of each Lender designated as such in Schedule II; thereafter, such other office of such Lender, if any, which shall be making or maintaining Eurodollar Loans.

               "EURODOLLAR LOANS": Revolving Credit Loans hereunder at such time as they are made and/or are being maintained at a rate of interest based upon the Eurodollar Rate.

               "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest whole multiple of 1/100th of one percent):

                              Eurodollar Base Rate
                ------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

               "EVENT OF DEFAULT":  any of the events specified in
     Section 8.

               "EXISTING BORROWER SUBSIDIARIES": the collective reference to Systems, Technologies, Engineering, Transit, Carshell,
     International, Microflite, Medical and Seti.

               "FEDERAL FUNDS RATE": with respect to each day during any period, a fluctuating per annum rate of interest equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Philadelphia, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

               "FINANCING LEASE": in the case of any Person, any lease of any property (real, personal or mixed) by such Person as lessee which, in conformity with GAAP, would be required to be capitalized on a balance sheet of such Person.
























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               "FIRST FIDELITY":  First Fidelity Bank, National
     Association.

               "FIRST FIDELITY CASH COLLATERAL ACCOUNT": the Cash Collateral Account established at First Fidelity.

               "GAAP": generally accepted accounting principles in the United States of America in effect from time to time. In the event of a change in GAAP affecting any of the covenants contained in Subsection 7.1 or definitions contained in Section 1 relating to such covenants, such covenants and definitions shall continue to be applied as though such change in GAAP had not occurred unless and until the Borrower and the Required Lenders shall agree in writing to amend or adjust such covenants or definitions as deemed necessary as a result of such change in GAAP.

               "GOOD FAITH": with respect to any determination, request or other action to be made or taken by any party hereto "in good faith," that such party shall make or take such determination, request or other action honestly and not maliciously.

               "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any Person owned or controlled directly or indirectly by any of the foregoing, whether domestic or foreign.

               "GUARANTOR SECURITY AGREEMENT": as amended, modified, extended, renewed, supplemented or replaced from time to time, the Security Agreement to be executed and delivered by the Guarantors (other than UIC) in favor of the Agent, for the ratable benefit of the Lenders, the Issuing Bank and the Private Placement Debt Holders, pursuant to which each of the Guarantors (other than UIC) shall, among other things, grant to the Agent a security interest in all of its present and future accounts, chattel paper, instruments, documents of title, general intangibles, equipment, inventory and other assets.

               "GUARANTORS": the collective reference to UIC, Symtron, UIC-DEL, Systems, Technologies, Engineering, Carshell, International, Microflite, Medical, Seti and each other Subsidiary of the Borrower which after the date of this Agreement executes and delivers to the Agent a Subsidiary Guaranty.

               "GUARANTY": as amended, modified, extended, renewed, supplemented or replaced from time to time, the Guaranty to be executed and delivered by the Guarantors in favor of the Agent, the Lenders and the Issuing Bank pursuant to which each of the



























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     Guarantors shall, among other things, guarantee payment of the
     Obligations jointly and severally with each other of the Guarantors.

               "HAZARDOUS SUBSTANCE": any hazardous substance, hazardous material, hazardous waste, toxic substance, toxic material, toxic waste, industrial waste, medical waste, infectious waste, biomedical waste, biohazardous waste, pollutant, contaminant, chemical, acid, solvent, caustic, oil, petroleum, petroleum-based product, asbestos, asbestos-containing substance or material, flammable substance, flammable material, explosive substance, explosive material, radon, radioactive substance, radioactive material, urea formaldehyde foam insulation, polychlorinated biphenyls, methane and any other substance or material the presence, manufacture, generation, production, processing, use, handling, treatment, storage, disposal, release, emission, discharge, spilling, importation, transportation, distribution or registration of which is prohibited or regulated by any Environmental Law. The meaning of each term used in this definition shall include, without limitation, the meaning or meanings assigned to such term by any Environmental Laws.

               "HAZARDOUS SUBSTANCE CONTAMINATION":   (a) the
     contamination, as a result of any Hazardous Substance, of any Obligor Use Property; or (b) the contamination, as a result of any manufacture, generation, production, processing, use, handling, treatment, storage, disposal, release, emission, discharge or spilling of any Hazardous Substance on or from any Obligor Use Property, of any surrounding, adjacent or nearby air, water, land or other property or other aspect of the environment which requires remedial action under any Environmental Law.

               "INDEBTEDNESS":  as to any Person, without duplication:
     (a) any obligation, indebtedness or liability of such Person which, in conformity with GAAP, should be included in the liability section of a balance sheet of such Person or in a note to the liability section of a balance sheet of such Person, excluding reserves to the extent that such reserves do not constitute obligations; (b) any obligation, indebtedness or liability of such Person arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding that the remedies of the seller, lender or lessor under such agreement in case of default are limited to repossession or sale of property; (c) any obligation, indebtedness or liability of any Person secured directly or indirectly by any contingent or noncontingent security interest or other Lien in or upon any present or future property of such Person, whether or not such Person is personally liable for such obligation, indebtedness or liability; and (d) any obligation, indebtedness or liability of such Person in connection with any Financing Lease.

               "INDEMNIFIED LETTERS OF CREDIT": the collective reference to the letters of credit issued by Signet Bank/Maryland for the account of the Borrower and subject to the Issuing Bank L/C
     Indemnification Agreement.

               "INDUSTRY LANE REAL PROPERTY PROPOSED TO BE SOLD": the collective reference to the real property described in Schedule III, together with all improvements thereon.

               "INSOLVENCY" or "INSOLVENT": at any particular time, a Multiemployer Plan which is insolvent within the meaning of Section 4245 of ERISA.

               "INTELLECTUAL PROPERTY ASSIGNMENT": as amended, modified, extended, renewed, supplemented or replaced from time to time, an assignment in form and content satisfactory to the Required Lenders assigning to the Agent, for the ratable benefit of the Agent, the Lenders, the Issuing Bank and the Private Placement Debt Holders, rights of the Borrower or any other Person relating to any patent rights, trademark rights, servicemark rights, copyright rights, license rights or other intellectual property.

               "INTERCREDITOR AGREEMENT": as amended, modified, extended, renewed, supplemented or replaced from time to time, an Intercreditor Agreement in form and content satisfactory to the Agent, the Issuing Bank and the Lenders to be executed and delivered among the Agent, the Issuing Bank, the Lenders and the Private Placement Debt Holders pursuant to which the relative rights of the Lenders, the Issuing Bank and the Private Placement Debt Holders relating to Collateral and other relative rights of the parties thereto shall be established.

               "INTEREST EXPENSE": for any period, the total interest expense of the Borrower, its Subsidiaries (other than Transit) and Symtron for such period on a consolidated basis.

               "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan, the first day of each month, and (b) as to any Eurodollar Loan, the first day of each month and the last day of the Interest Period applicable thereto.

               "INTEREST PERIOD":  as to any Eurodollar Loan:

               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one (1), three (3) or six (6) months thereafter, as selected by the Borrower in its notice of borrowing as provided in Subsection 2.3 or its notice of conversion as provided in Subsection 2.9, as the case may be; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), three (3) or six (6) months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than five (5) Working Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan;

     provided that all of the foregoing provisions relating to Interest
     --------
     Periods are subject to the following:

               (i) if any Interest Period with respect to a Eurodollar Loan would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

               (ii) no Interest Period shall end after the Termination
          Date;

               (iii) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected a Base Rate Loan to replace the affected Eurodollar Loan;

               (iv) any Interest Period with respect to a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

               (v) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

               "INTERNATIONAL": AAI International, Inc., a Delaware corporation.

               "INVESTMENT": legal or beneficial ownership of any capital stock, partnership interest, joint venture interest or other equity interest in, or any promissory note, bond, debenture or other Indebtedness of or issued by, or any capital contribution to, or any other investment in or security (as defined in the Securities Act of 1933 or the Securities Exchange

     Act of 1934, or any successor legislation, as amended from time to time) of or issued by, any corporation, partnership, joint venture or other Person.

               "ISSUING BANK": as of the date of this Agreement, First Fidelity and, after the date of this Agreement, the Person from time to time party to this Agreement as "Issuing Bank."

               "ISSUING BANK L/C INDEMNIFICATION AGREEMENT": as amended, modified, extended, renewed, supplemented or replaced from time to time, a letter agreement to be executed and delivered between the Issuing Bank and Signet Bank/Maryland, satisfactory in form and content to the Issuing Bank, pursuant to which the Issuing Bank shall indemnify Signet Bank/Maryland in connection with certain letters of credit issued by Signet Bank/Maryland for the account of the Borrower.

               "L/C AGGREGATE UNDRAWN AMOUNT": at a particular date, the aggregate undrawn amount, as at such date, of all Letters of Credit and all Indemnified Letters of Credit issued and outstanding.

               "L/C AGREEMENTS": as amended, modified, extended, renewed, supplemented or replaced from time to time, applications and reimbursement and other agreements in form and content and executed by Persons satisfactory to the Issuing Bank requesting issuance of one or more Letters of Credit and setting forth reimbursement obligations and other terms and conditions relating thereto.

               "L/C APPLICATION": in the case of a commercial Letter of Credit, an Application in the form of Exhibit A or in such other form as the Issuing Bank may from time to time require, appropriately completed and duly executed, and, in the case of a standby Letter of Credit, an application in the form of Exhibit B or in such other form as the Issuing Bank may from time to time require, appropriately completed and duly executed.

               "L/C COMMITMENT":  as defined in Subsection 3.1.

               "L/C EXPOSURE": at a particular time, the sum of (a) the L/C Aggregate Undrawn Amount as at such time and (b) L/C Reimbursement Obligations as at such time.

               "L/C MAXIMUM EXPOSURE":  Ten Million Dollars
     ($10,000,000.00).

               "L/C REIMBURSEMENT OBLIGATIONS": at a particular time, the aggregate amount of all drawings made under Letters of Credit and Indemnified Letters of Credit which, as at such time, have not been reimbursed by the Borrower to the Issuing Bank or Signet Bank/Maryland, as the case may be.

               "LENDERS": as of the date of this Agreement, First Fidelity and The Bank of Baltimore and, after the date of this Agreement, all Persons from time to time parties to this Agreement as "Lenders."

               "LETTERS OF CREDIT":  as defined in Subsection 3.1.

               "LEVERAGE RATIO":  at a particular date, the ratio of
     (a) Senior Liabilities as at such date to (b) Capital Base as at such date.

               "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

               "LOAN":  any Revolving Credit Loan.

               "LONG-TERM DEBT": at a particular time, all Indebtedness of the Borrower, each of its Subsidiaries (other than Transit) and Symtron as at such time which was payable more than one (1) year from the date of creation of such Indebtedness (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute obligations).

               "MATERIAL ADVERSE EFFECT": a material adverse effect with respect to the business, assets, operations, business prospects or financial condition of the Borrower, any of its Subsidiaries or any Other Obligor, or a material adverse effect with respect to the risks to the Lenders or the Issuing Bank attending the Collateral, with respect to the risks to the Lenders or the Issuing Bank attending any commitments of the Lenders or the Issuing Bank which could give rise to any Obligations, or with respect to the prospect for payment or collection in full of the Obligations; provided that the failure of
                                            --------
     Transit to be awarded a contract by the Miami Valley Transit Authority for the supply of electric trolley buses shall not be deemed to have a "Material Adverse Effect."

               "MATERIAL LITIGATION": in the case of any Person, any litigation, action, suit, proceeding or investigation pending or overtly threatened against such Person or any Subsidiary of such Person, or any of their property, at law or in equity, which, if determined adversely to such Person or such Subsidiary, as the case may be, could reasonably be expected to have a material adverse effect on the business, assets, operations, business prospects or financial condition of such Person or any Subsidiary of such Person, or a material adverse effect with respect to the risks to the Lenders or the Issuing Bank attending the Collateral, with respect to the risks to the Lenders or the Issuing Bank attending any commitments of the Lenders or the Issuing Bank which could give rise to any Obligations, or with respect to the prospect for payment or collection in full of the Obligations.

               "MEDICAL":  AAI Medical Corporation, a Maryland corporation.

               "MICROFLITE": AAI Microflite Simulation International Corporation, a Maryland corporation.

               "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a) (3) of ERISA.

               "NOTES":  the collective reference to the Revolving Credit
     Notes.

               "OBLIGATIONS": as amended, modified, extended, renewed, supplemented, increased, refinanced, consolidated or replaced from time to time, all present and future Indebtedness of the Borrower to the Agent, the Lenders and the Issuing Bank of every kind and nature arising under or in connection with this Agreement or the other Credit Documents (including, without limitation, all Revolving Credit Loans, L/C Reimbursement Obligations and all other principal amounts, including future advances, interest charges, fees, commissions, indemnification obligations and all other charges and sums, as well as all costs and expenses, including attorneys' fees and expenses, payable or reimbursable by the Borrower under or pursuant to this Agreement and the other Credit Documents), whether direct or indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, liquidated or unliquidated, secured or unsecured, whether or not now contemplated, whether arising in contract, tort or otherwise, including, without limitation, all claims against the Borrower arising or re-arising on account of or as a result of any payment made by the Borrower or any Other Obligor with respect to any obligations included in this definition which is rescinded or recovered from or restored or returned by the Agent, any Lender or the Issuing Bank under authority of any law, rule, regulation, order of court or Governmental Authority, or in connection with any compromise or settlement relating thereto or relating to any pending or threatened action, suit or proceeding relating thereto, whether arising out of any proceedings under the United States Bankruptcy Code or otherwise.

               "OBLIGOR USE PROPERTY": the collective reference to any real property owned, leased, subleased, occupied, used or operated by the Borrower, any of its Subsidiaries, Symtron or any Other Obligor.

               "OFFICER DEFAULT CERTIFICATE": an appropriately completed certificate in form substantially similar to Exhibit C, but in form and content satisfactory to the Required Lenders, signed by the chief financial officer of the Borrower certifying whether, as at a particular time and to the knowledge and belief of such officer after diligent inquiry, any Default or Event of Default existed and, if so, setting forth all relevant facts with respect thereto.

               "OFFICER FINANCIAL COVENANT CERTIFICATE": an appropriately completed certificate substantially similar to Exhibit D, but in form and content satisfactory to the Required Lenders, signed by the chief financial officer of the Borrower setting forth calculations of the covenants contained in Subsection 7.1 as at a particular time or for a particular period.

               "OFFICER RELIANCE CERTIFICATE": an appropriately completed certificate substantially similar to Exhibit E, but in form and content satisfactory to the Required Lenders, signed by the chief financial officer of the Borrower certifying that financial statements with respect to which such certificate is issued present fairly in all material respects the financial position of the Borrower and its Subsidiaries as at a particular time and the results of operations of the Borrower and its Subsidiaries for the period or periods ending at such time, subject to normal year-end adjustments.

               "OTHER OBLIGOR": each of the Guarantors and each other Person other than the Borrower that is now or hereafter primarily or secondarily, or contingently or noncontingently, liable for or obligated upon or in connection with any of the Obligations, or, whether or not so liable, that has granted any lien or security interest to or for the benefit of the Lenders as security for any of the Obligations or any obligations of any other Person in connection with any of the Obligations.

               "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

               "PERMITTED EQUIPMENT PMSI": any purchase money security interest (including Financing Leases, leases intended as security and title retention agreements) created under the Uniform Commercial Code of any jurisdiction in equipment of the Borrower, any of its Subsidiaries or Symtron, provided that (a) such security interest is assumed or created by the Borrower, such Subsidiary or Symtron contemporaneously with the Borrower's, such Subsidiary's or Symtron's acquisition of rights in such equipment, (b) such security interest secures no obligations of the Borrower, such Subsidiary or Symtron other than Indebtedness incurred by the Borrower, such Subsidiary or Symtron in connection with the acquisition of such equipment, (c) such security interest attaches to no property of the Borrower, such Subsidiary or Symtron other than such equipment and the proceeds thereof, (d) such security interest becomes junior and subordinate to the Agent's security interest in such equipment and the proceeds thereof upon the Borrower's, such Subsidiary's or Symtron's payment of such Indebtedness incurred in connection with the acquisition of such equipment, and (e) neither the assumption or creation by the Borrower, such Subsidiary or Symtron of such security interest nor incurrence by the Borrower, such Subsidiary or Symtron of such Indebtedness violates any provision of this Agreement or any of the other Credit Documents.

               "PERMITTED LIENS":  as defined in Subsection 7.3.

               "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "PIONEER":  Pioneer U.A.V., Inc., a Delaware corporation.

               "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower, any Other Obligor or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "PREPAYMENT PREMIUM": in the case of any Compensable Prepayment, a premium in an amount equal to one percent (1%) of the amount of such Compensable Prepayment.

               "PRIVATE PLACEMENT DEBT": the Indebtedness of the Borrower to the Private Placement Debt Holders pursuant to the Private Placement Debt Documents.

               "PRIVATE PLACEMENT DEBT BALANCE": at a particular time, the unpaid principal balance of the Private Placement Debt as at such time.

               "PRIVATE PLACEMENT DEBT DOCUMENTS": the collective reference to the Note Purchase Agreement dated as of July 15, 1994, among the Borrower and the Private Placement Debt Holders, the
                           -
     promissory notes of the Borrower issued pursuant thereto and each other agreement, contract, promissory note or other instrument, security agreement, assignment, pledge agreement, indemnification agreement, subordination agreement, mortgage, deed of trust, guaranty and other documents now or hereafter evidencing, guaranteeing, securing (directly or indirectly), subordinating other obligations of the Borrower or any Guarantor to, or containing any warranties, covenants, agreements or representations of any Person relating to, any Indebtedness or liability of the Borrower or any Guarantor arising under such Note Purchase Agreement or such promissory notes, as each of the documents referred to in this definition have been or may hereafter be waived, amended, modified, extended, renewed, supplemented or replaced from time to time.

               "PRIVATE PLACEMENT DEBT HOLDERS": the collective reference to Principal Mutual Life Insurance Company, an Iowa corporation, and The Travelers Insurance Company, a Connecticut corporation, their successors and assigns.

               "REAL PROPERTY COLLATERAL": the collective reference to the real property described in Schedule IV, together with all improvements now or hereafter constructed or placed on such real property and related rights and interests.

               "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

               "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .l8, .19 or .20 of PBGC Reg. Section 2615.

               "REQUIRED LENDERS": at a particular time, a Lender or Lenders holding more than sixty percent (60%) of the Aggregate Loans Outstanding of all Lenders as at such time or, if no Lender has any Revolving Credit Loans outstanding, a Lender or Lenders whose Commitment Percentages aggregate more than sixty percent (60%) as at such time.

               "REQUIREMENT OF LAW": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "RESTRICTED PAYMENT": any payment or other transfer of money or other tangible or intangible property of any kind of the Borrower, any of its Subsidiaries or any Guarantor to any Affiliate of any of them, including, without limitation, any dividend or other distribution on account of capital stock or other securities, any loan, advance or capital contribution, any repayment of any loan, advance or capital contribution, any redemption or other repurchase of any securities, and any payment for services.

               "REUTERS SCREEN LIBO PAGE": the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that Service for the purpose of displaying London interbank offered rates of major banks).

               "REVOLVING CREDIT COMMITMENT": as defined in Subsection 2.1.

               "REVOLVING CREDIT LOAN":  as defined in Subsection 2.1.

               "REVOLVING CREDIT NOTE":  as defined in Subsection 2.2.

               "SENIOR LIABILITIES":  at a particular date, Total
     Liabilities as at such date, exclusive of the UIC-DEL Standby Subordinated Debt Balance as at such date.

               "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

               "SETI":  Seti, Inc., a Pennsylvania corporation.

               "STANDBY L/C COMMISSION RATE": (a) one and three-quarters percent (1.75%) per annum at all times that the Private Placement Debt Balance is greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000.00); (b) one and one-half percent (1.5%) per annum at all times that the Private Placement Debt Balance is greater than zero but less than or equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000.00); and (c) one and one-quarter percent (1.25%) per annum at all times that the Private Placement Debt Balance is zero.

               "STANDBY L/C EXPOSURE":  at a particular time, the sum of
     (a) the L/C Aggregate Undrawn Amount as at such time which is attributable to standby Letters of Credit and (b) L/C Reimbursement Obligations as at such time which are attributable to standby Letters of Credit.

               "STANDBY L/C MAXIMUM EXPOSURE": Ten Million Dollars ($10,000,000.00).

               "SUBSIDIARY": as to any Person, (a) a corporation of which shares of capital stock having voting power to elect a majority of the board of directors or other managers of such corporation are owned, or the management of which is otherwise controlled, directly or indirectly, or both, through one or more intermediaries, by such Person, and (b) any partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the voting equity interests is owned, or the management of which is otherwise controlled, directly or indirectly, or both, through one or more intermediaries, by such Person.

               "SUBSIDIARY GUARANTY": as amended, modified, extended, renewed, supplemented or replaced from time to time, a Guaranty in form substantially similar to the Guaranty, but in form and content satisfactory to the Required Lenders, pursuant to which a Subsidiary of the Borrower shall, among other things, guarantee payment of the Obligations.

               "SUBSIDIARY SECURITY AGREEMENT": as amended, modified, extended, renewed, supplemented or replaced from time to time, a Security Agreement in form substantially similar to the Guarantor Security Agreement, but in form and content satisfactory to the Required Lenders, executed and delivered between the Agent and a Subsidiary of the Borrower pursuant to which such Subsidiary shall, among other things, grant to the Agent, for the ratable benefit of the Lenders, the Issuing Bank and the Private Placement Debt Holders, a security interest in all accounts, chattel paper, documents of title, general intangibles, instruments, equipment, inventory and other assets of such Subsidiary.

               "SYMTRON":  Symtron Systems, Inc., a New Jersey corporation.

               "SYSTEMS": AAI Systems Management, Inc., a Maryland corporation.

               "TANGIBLE NET WORTH": at a particular date, the amount (after any adjustment on account of FAS 87 of the Financial Accounting Standards Board) by which (a) the aggregate amount which, in conformity with GAAP, would be included in a total assets or comparable account reflected in a consolidated balance sheet of the Borrower, its Subsidiaries (other than Transit) and Symtron as at such date, exclusive of goodwill, trademarks, trade names, licenses and such other assets as are properly classified as intangible assets in conformity with GAAP, exclusive of all transactions with, and all amounts due or to become due to the Borrower, its Subsidiaries (other than Transit) or Symtron from, and all Investments in, Affiliates, exceeds (b) Total Liabilities as at such date.

               "TECHNOLOGIES": AAI/ACL Technologies, Inc., a Maryland corporation.

               "TELERATE PAGE 3750": the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace that page on that Service for the purpose of displaying London interbank offered rates of major banks).

               "TERMINATION DATE": the earlier of (a) September 20, 1996, or (b) the date which is one hundred fifty (150) days after the date on which the Agent shall have given written notice to the Borrower, at the direction of the Required Lenders and whether or not an Event of Default shall have occurred, that the Obligations shall be due in full on such date.

               "TOTAL LIABILITIES": at a particular date, the aggregate amount which, in conformity with GAAP, would be included in a total liabilities or comparable account reflected in a consolidated balance sheet of the Borrower, its Subsidiaries (other than Transit) and Symtron as at such date.

               "TOTAL USAGE": as to any Lender at a particular date, the sum of (a) the Aggregate Loans Outstanding of such Lender as at such time, and (b) such Lender's Commitment Percentage of the L/C Exposure as at such time.

               "TRANCHE": the collective reference to Eurodollar Loans having the same Interest Periods (whether or not originally made on the same day); Tranches may be identified as "Eurodollar Tranches".

               "TRANSIT":  Electric Transit, Inc., an Ohio corporation.

               "TRANSIT INVESTMENT": any Investment in Transit after the date hereof, or any advance, loan or other extension of credit to Transit (including accounts due from Transit) after the date hereof.

               "TYPE": as to any Revolving Credit Loan, its nature as a Base Rate Loan or an Eurodollar Loan.

               "UIC": United Industrial Corporation, a Delaware corporation.

               "UIC PLEDGE AGREEMENT": as amended, modified, extended, renewed, supplemented or replaced from time to time, the Pledge and Security Agreement to be executed and delivered by UIC in favor of the Agent, for the ratable benefit of the Lenders, the Issuing Bank and the Private Placement Debt Holders, pursuant to which UIC shall, among other things, grant to the Agent a security interest in the UIC Subsidiary Pledged Stock.

               "UIC SUBSIDIARY PLEDGED STOCK": all capital stock of each of AAI and Symtron owned by UIC as of the Closing Date.

               "UIC SUBORDINATED DEBT":  all present and future
     Indebtedness of the Borrower to UIC.

               "UIC SUBORDINATED DEBT BALANCE": at a particular date, the aggregate principal amount of Indebtedness of the Borrower to UIC for loans by UIC to the Borrower which, as at such date, is subordinated on the terms and conditions set forth in the UIC Subordination Agreement.

               "UIC SUBORDINATION AGREEMENT": as amended, modified, extended, renewed, supplemented or replaced from time to time, the Subordination Agreement to be executed and delivered by UIC in favor of the Agent, for the ratable benefit of the Lenders and the Issuing Bank, pursuant to which UIC shall subordinate the UIC Subordinated Debt to the Obligations on terms and conditions satisfactory to the Required Lenders.

               "UIC-DEL":  UIC - DEL. Corporation, a Delaware corporation.

               "UIC-DEL STANDBY SUBORDINATED DEBT": at a particular date, Indebtedness of the Borrower to UIC-DEL (including the Indebtedness evidenced by the Creditor Note (as defined in the UIC-DEL Subordination Agreement)) with respect to which, as at such date, no payments of principal are permitted to be made under the UIC-DEL Subordination Agreement without the prior written consent of the Agent and which is otherwise subordinated on the terms and conditions set forth in the UIC-DEL Subordination Agreement.

               "UIC-DEL STANDBY SUBORDINATED DEBT BALANCE": at a particular date, the aggregate principal amount of UIC-DEL Standby Subordinated Debt.

               "UIC-DEL SUBORDINATED DEBT": all present and future Indebtedness of the Borrower to UIC-DEL.

               "UIC-DEL SUBORDINATED DEBT BALANCE": at a particular date, the aggregate principal amount of Indebtedness of the Borrower to UIC-DEL for loans by UIC-DEL to the Borrower which, as at such date, is subordinated on the terms and conditions set forth in the UIC-DEL Subordination Agreement.

               "UIC-DEL SUBORDINATION AGREEMENT": as amended, modified, extended, renewed, supplemented or replaced from time to time, the Subordination Agreement to be executed and delivered by UIC-DEL in favor of the Agent, for the ratable benefit of the Lenders and the Issuing Bank, pursuant to which UIC-DEL shall subordinate the UIC-DEL Subordinated Debt to the Obligations on terms and conditions satisfactory to the Required Lenders.

               "YORK ROAD REAL PROPERTY PROPOSED TO BE SOLD": the collective reference to the real property described in Schedule V, together with all improvements thereon.

               "WORKING DAY": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

               1.2  Other Definitional Provisions.  (a)  Unless otherwise
                    -----------------------------
     specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any other Credit Document.

                    (b) As used herein, in the Notes and in any other Credit Document, accounting terms not defined in Subsection 1.1 and accounting terms partly defined in Subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                    (c) As used herein, in the Notes and in any other Credit Document, terms defined by the Uniform Commercial Code as in effect in the State of Maryland on the date hereof shall, except to the extent that the context otherwise requires, have the respective meanings given to them under such Uniform Commercial Code.

                    (d) Unless the context otherwise requires, each reference in this Agreement, the Notes or any other Credit Document to this Agreement, the Notes or any other Credit Document shall be deemed to refer to this Agreement, the Notes or such other Credit Document as the same may be amended, modified, extended, renewed, supplemented or replaced from time to time.

                    (e) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                    (f) The use of the singular in this Agreement shall also refer to the plural and vice versa, and the use of any gender, including the neuter, shall also refer to each of the other genders, including the neuter.

                    (g) The captions and headings contained in this Agreement are for convenience of reference only and shall not affect the meaning, or the construction or interpretation, of this Agreement.

                    (h) The phrases "satisfactory to the Required Lenders," "acceptable to the Required Lenders," "satisfactory to the Agent," "acceptable to the Agent," "satisfactory to the Issuing Bank," and "acceptable to the Issuing Bank" and similar phrases shall mean satisfactory or acceptable to the Required Lenders, the Agent or the Issuing Bank, as the case may be, in their or its discretion exercised in good faith.

                    (i) In the event of any inconsistency between any provisions of this Agreement and any provisions of any other Credit Document, the provisions of this Agreement shall control, but all of the provisions of this Agreement and the other Credit Documents shall be construed and interpreted so as to give effect, in the absence of irreconcilable conflict, to all of the provisions of this Agreement and other Credit Documents.


               SECTION 2.  AMOUNT AND TERMS OF LOAN COMMITMENTS

               2.1  Revolving Credit Commitments.  (a)  Subject to the
                    ----------------------------
     terms and conditions hereof, each Lender severally agrees to make revolving credit loans (individually, a "Revolving Credit Loan," and, collectively, the "Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any time outstanding not to exceed the amount set forth for such Lender in Schedule II (individually, a "Revolving Credit Commitment," and, collectively, the "Revolving Credit Commitments"); provided that
                                                             --------
     at no time shall the Aggregate Borrowing Base Charge exceed the Borrowing Base. During the Commitment Period and subject to the provisions hereof, the Borrower may use the Revolving Credit Commitments by borrowing, repaying the

     Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                    (b) The Revolving Credit Loans may be (i) Eurodollar Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Subsection 2.3; provided that no Eurodollar Loan shall be made
                          --------
     after the day that is one month prior to the Termination Date. Eurodollar Loans shall be made and maintained by each Lender at its Eurodollar Lending Office, and Base Rate Loans shall be made and maintained by each Lender at its Domestic Lending Office.

               2.2  Revolving Credit Notes.  The Revolving Credit Loans
                    ----------------------
     made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit F, appropriately completed (individually, as amended, modified, extended, renewed, supplemented or replaced from time to time, a "Revolving Credit Note," and, collectively, the "Revolving Credit Notes"), payable to the order of such Lender and further evidencing the obligation of the Borrower to pay with interest the Aggregate Loans Outstanding of such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made or converted by such Lender, and the date and amount of each payment or prepayment of principal thereof, and, in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence, absent manifest error, of the
                ----- -----
     accuracy of the information so recorded; provided that no failure of
                                              --------
     any Lender to so record any such information shall relieve the Borrower of its obligation to repay any Revolving Credit Loan or interest thereon. Each Revolving Credit Note shall (a) be dated the Closing Date, (c) be stated to mature on the Termination Date and (b) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in Subsections 2.10 and 2.11. Interest on each Revolving Credit Note shall be payable on the dates specified in Subsection 2.10(d).

               2.3  Procedure for Revolving Credit Borrowing.  The Borrower
                    ----------------------------------------
     may borrow under the Revolving Credit Commitments during the Commitment Period on any Working Day if the borrowing is a Eurodollar Loan or on any Business Day if the borrowing is a Base Rate Loan; provided that the Borrower shall give the Agent irrevocable notice,
     --------
     which must be received by the Agent prior to 10:00 A.M., Philadelphia, Pennsylvania, time, (a) four (4) Working Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, and (b) on the requested Borrowing Date, in the case of Base Rate Loans, specifying
     (i) the amount to be borrowed, (ii) the requested Borrowing Date,
     (iii) whether the borrowing is to
     be a Eurodollar Loan, a Base Rate Loan or a combination thereof, and
     (iv) if the borrowing is to be entirely or partly a Eurodollar Loan, the length of the Interest Period for such Eurodollar Loan. Each borrowing of Eurodollar Loans pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount of One Million Dollars ($1,000,000.00) or a whole multiple of Two Hundred Fifty Thousand Dollars ($250,000.00) in excess thereof; provided that no
                                                       --------
     borrowing pursuant to the Revolving Credit Commitments shall exceed an amount which is equal to the lesser of (i) the then Available Commitments and (ii) the amount, if any, by which (1) the then Borrowing Base exceeds (2) the then Aggregate Borrowing Base Charge. Upon receipt of such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the
            --- ----
     account of the Borrower at the office of the Agent set forth in Subsection 10.2 prior to 11:00 A.M. Philadelphia, Pennsylvania, time on the Borrowing Date requested by the Borrower in funds immediately available to the Agent, subject to the provisions hereinafter set forth in this Subsection. The proceeds of all Revolving Credit Loans will be made available to the Borrower by the Agent at such office of the Agent by transfer of such proceeds in immediately available funds to a deposit account of the Borrower at First Fidelity designated for such purpose, subject to the provisions hereinafter set forth in this Subsection. The Borrower may give the Agent telephonic notices of borrowings (to be promptly confirmed by the Borrower in writing if requested by the Agent); provided that the Agent shall have the right
                              --------
     at any time to require that all subsequent notices of borrowings be made in writing. The Borrower hereby acknowledges and assumes all risks of errors (including errors in speaking, hearing and transcription), impersonation, lack of authority, and all other risks inherent in telephonic notices of borrowings, and the Borrower agrees that none of the Agent, the Lenders and the Issuing Bank, or any of their directors, officers, employees or other agents, shall have any liability to the Borrower on account of, and no Obligations arising in connection with any Revolving Credit Loans made by the Lenders shall be affected by, any such risks. Anything to the contrary in this Subsection notwithstanding, the Agent may determine, for administrative convenience, to conduct weekly settlements between the Agent and the Lenders in order to settle and account for, among themselves, Revolving Credit Loans made to the Borrower and payments of the Obligations received by the Agent for the account of the Lenders; provided, that the Agent shall have the right to require at
              --------
     any time that such settlements be conducted more often or in accordance with the preceding provisions of this Subsection. Accordingly, the Agent may, but shall not be required to, fund Revolving Credit Loans requested by the Borrower pending receipt by the Agent of each Lender's pro rata share thereof. In the case of
                                --- ----
     such Revolving Credit Loans funded by the Agent, interest thereon shall accrue for the account of the Agent until and except to the extent that the Agent shall have received the pro rata shares thereof
                                                   --- ----
     of the Lenders.

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               2.4  Fees and Reduction of Commitments.  (a)  The Borrower
                    ---------------------------------
     agrees to pay to the Agent, for the account of each Lender, an unused facility fee from and including the first day of the Commitment Period to the Termination Date, computed at the rate of one-half of one percent (.5%) per annum on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.


                    (b) The Borrower shall have the right, upon not less than ten (10) Business Days' written notice to the Agent, to reduce the amount of the Revolving Credit Commitments, provided that (i) no
                                                     --------
     such reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Aggregate Borrowing Base Charge would exceed the amount of the Revolving Credit Commitments then in effect and (ii) the Revolving Credit Commitments may be reduced only to the extent that the amount thereof exceeds Twenty Million Dollars ($20,000,000.00). Each such reduction shall be in an amount of Two Hundred Fifty Thousand Dollars ($250,000.00), or a whole multiple thereof, and shall reduce permanently and pro rata the aggregate amount of the Revolving
                            --- ----
     Credit Commitments then in effect.

                    (c) The Borrower also agrees to pay to the Agent, for the account of the Agent, on the first day of each month, a collateral monitoring fee equal to Three Thousand Dollars ($3,000.00).

               2.5  Payment at Maturity.  The Borrower shall pay in full on
                    -------------------
     the Termination Date the Aggregate Loans Outstanding of each Lender, together with all accrued and unpaid interest thereon.

               2.6  Optional Prepayments.  The Borrower may on the last day
                    --------------------
     of the relevant Interest Period if the Revolving Credit Loans to be prepaid are in whole or in part Eurodollar Loans, or at any time and from time to time if the Revolving Credit Loans to be prepaid are Base Rate Loans, prepay the Revolving Credit Loans, in whole or in part, upon at least two (2) Business Days' irrevocable notice to the Agent (except in the case of any prepayment of Base Rate Loans resulting from application by First Fidelity of funds on deposit from time to time in the First Fidelity Cash Collateral Account pursuant to Subsection 2.4 of the Borrower Security Agreement), specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each; provided that each Compensable Prepayment shall be accompanied by
     --------
     payment of the
     applicable Prepayment Premium. Upon receipt of any such prepayment notice the Agent shall promptly notify each Lender thereof. If any such prepayment notice is given by the Borrower, the payment amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments may only be made if, after giving effect thereto, Subsection 2.9 shall not have been contravened.

               2.7  Mandatory Prepayments.  The Borrower shall immediately
                    ---------------------
     prepay the Revolving Credit Loans in an amount equal to any amount by which (a) the Aggregate Borrowing Base Charge from time to time exceeds (b) the Borrowing Base.

               2.8  Conversion Options; Minimum Amount of Loans.  (a)  The
                    -------------------------------------------
     Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election; provided that any such
                                                --------
     conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Agent at least three (3) Working Days' prior irrevocable notice of such election; provided that no Base Rate Loan shall be converted to a
                    --------
     Eurodollar Loan after the day that is one (1) month prior to the Termination Date. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein; provided that (i) no Revolving Credit Loan may be converted
             --------
     into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing, (ii) partial conversions shall, subject to Subsection 2.9, be in an aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) or a whole multiple thereof, and
     (iii) any such conversion may only be made if, after giving effect thereto, Subsection 2.9 shall not have been contravened.

                    (b) Any Eurodollar Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Subsection 2.8(a); provided, that no Eurodollar Loan may be continued
                        ---------
     as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the then current Interest Period with respect thereto. The Agent shall notify the Lenders and the Borrower promptly that such automatic conversion contemplated by this Subsection 2.8(b) will occur.

               2.9  Minimum Amounts of Tranches.  All borrowings,
                    ---------------------------
     conversions, payments, prepayments and selection of' Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of any Eurodollar Tranche shall not be less than One Million Dollars ($1,000,000.00).

               2.10 Interest Rate and Payment Dates.  (a)  The Revolving
                    -------------------------------
     Credit Loans comprising each Eurodollar Tranche shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin.

                    (b) Base Rate Loans shall bear interest for the period from and including the Borrowing Date or date of conversion thereof on the unpaid principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin.

                    (c) If an Event of Default has occurred and is continuing, each Eurodollar Loan shall be converted to a Base Rate Loan at the end of the last Interest Period with respect thereto, and all Revolving Credit Loans, and any judgment or order of any Governmental Authority entered for payment of all or any part thereof or other amounts bearing interest under this Agreement, shall, at the Agent's election, bear interest at a rate per annum which is three percent (3%) above the rate which would otherwise be applicable pursuant to Subsection 2.10(a) or (b).

                    (d) Interest shall be payable in arrears on each Interest Payment Date.

               2.11 Computation of Interest and Fees.  (a)  Unused facility
                    --------------------------------
     fees and interest in respect of the Revolving Credit Loans shall be calculated on the basis of a 360 day year for the actual days elapsed (including the first but excluding the last day of the relevant period). The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on Revolving Credit Loans resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Base Rate is announced, or such change in the Eurocurrency Reserve Requirements shall become effective, as the case may be. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

                    (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to Subsection 2.10(a).

               2.12 Inability to Determine Interest Rate.  In the event
                    ------------------------------------
     that:

                    (a)  the Agent shall have determined (which
          determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period; or

                    (b) the Agent shall have received notice prior to the first day of such Interest Period from any Lender that the interest rate determined pursuant to Subsection 2.10(a) for such Interest Period does not accurately reflect the cost to such Lender (as conclusively certified to the Borrower by such Lender in a writing setting forth in reasonable detail the facts giving rise to such determination) of making or maintaining such Lender's affected Eurodollar Loans during such Interest Period, with respect to (a) proposed Revolving Credit Loans that the Borrower has requested be made as Eurodollar Loans, (b) Eurodollar Loans that will result from the requested conversion of Base Rate Loans into Eurodollar Loans or (c) the continuation of Eurodollar Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give telecopy or telephonic notice of such determination to the Borrower and the Lenders at least one (1) day prior to, as the case may be, the requested Borrowing Date for such Eurodollar Loans, the conversion date of such Base Rate Loans or the last day of such Interest Period. If such notice is given, unless the Borrower withdraws its notice of borrowing, conversion or continuation, (i) any requested Eurodollar Loans shall be made as Base Rate Loans, (ii) any Base Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Base Rate Loans and
     (iii) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

               2.13 Pro Rata Treatment and Payments.  (a)  Each borrowing
                    -------------------------------
     by the Borrower from the Lenders, each purchase by a Lender of a participation in a Letter of Credit or an Indemnified Letter of Credit, each payment by the Borrower on account of any unused facility fees hereunder and any reduction of the Revolving Credit Commitments of the Lenders hereunder shall be made pro rata according to the
                                            --- ----
     respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata
                                                              --- ----
      according to the respective Aggregate Loans Outstanding of each Lender. All payments (including prepayments) to be made by the Borrower under this Agreement, the Notes or any other Credit Document, for the account of the Lenders, whether on account of principal, interest, fees, expenses or other amounts, shall be made without deduction, setoff or counterclaim and shall be made to the Agent, for the account of the Lenders, at the Agent's office set forth in Subsection 10.2, in lawful money of the United States of America and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

                    (b) Unless the Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount which would constitute its Commitment Percentage of the borrowing on such date available to the Agent, the Agent may assume that such Lender will make such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Agent on a date after such amount is due to the Agent, whether at a periodic settlement or on such Borrowing Date in accordance with Subsection 2.3, such Lender shall pay to the Agent on demand interest on such amount during the period from and including the date such amount is due to but not including the date on which such Lender makes such amount immediately available to the Agent at the rate specified in Subsection 2.13(c). A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Subsection 2.13(b) shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Lender within three (3) Business Days of such date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to Base Rate Loans hereunder. The Borrower agrees that the obligations of the Lenders under this Agreement, including, without limitation, their obligations to make Revolving Credit Loans and to fund participations in Letters of Credit and Indemnified Letters of Credit, are several, and that no Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Agreement or any other Credit Document.

                    (c) In the event that any Lender shall fail to pay to the Agent any amount payable by such Lender to the Agent under the terms of this Agreement and with respect to which this Agreement does not otherwise provide for the payment of interest by such Lender to the Agent, or in the event that the Agent shall fail to pay to any Lender any amount due to such Lender from the Agent under the terms of this Agreement and with respect to which this Agreement does not otherwise provide for the payment of interest by the Agent to such Lender, then such Lender shall pay to the Agent on demand, or the Agent shall pay to such Lender on demand, as the case may be, interest on such amount during the period from and including the day such payment was due to but not including the day such payment is made in immediately available funds, equal to the product of (i) the Federal Funds Rate, (ii) the amount of such payment and (iii) a fraction, the numerator of which is the number of days during such period and the denominator of which is 360.

               2.14 Illegality.  Notwithstanding any other provisions
                    ----------
     herein, if any Requirement of Law or any change therein or in the interpretation or application thereof shall in the opinion of counsel to any Lender (which may include in-house counsel) make it unlawful for such Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the Revolving Credit Commitment of such Lender hereunder to make Eurodollar Loans or convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods for such Eurodollar Loans or within such earlier period as required by law. The Agent agrees to notify the Borrower in writing of any such conversion of Eurodollar Loans to Base Rate Loans, provided that the Agent shall
                                          --------
     have no liability to the Borrower or any other Person on account of any failure of the Agent to so give such written notification to the Borrower, and no failure of the Agent to so give such written notification to the Borrower shall impair, limit, diminish or in any way affect any of the Obligations or any rights, interests or remedies of the Agent, any Lender or Issuing Bank. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the current Interest Period with respect thereto, the Borrower shall pay to such Lender, within ten (10) days after demand by such Lender, such amounts, if any, as may be required pursuant to Subsection 2.17.

               2.15 Requirements of Law.  (a)  In the event that any
                    -------------------
     Requirement of Law or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority arising from and after the Closing Date:

                    (i) does or shall subject any Lender to any additional tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender);

                   (ii) does or shall impose, modify or hold applicable any reserve, special deposit, assessment, capital adequacy, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or

                  (iii) does or shall impose on such Lender any other condition;

     and the result of any of the foregoing is to increase the cost to such Lender, by any amount which such Lender deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, then, in any such case, the Borrower shall pay such Lender, within ten (10) days after demand by such Lender, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable, together with interest on such additional amounts from the date demand is made until payment in full thereof at the rate that would be applicable to Base Rate Loans. If a Lender becomes entitled to claim any additional amounts pursuant to this Subsection, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender, through the Agent, to the Borrower shall show the means by which such additional amounts have been calculated and shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of the outstanding Notes for a period of one (1) year with respect to amounts for which written notice has been received by the Borrower prior to payment of the outstanding Notes.

                    (b) In the event that any Lender shall have determined that the adoption from and after the Closing Date of any law, rule, regulation or guideline regarding capital adequacy, or any change from and after the Closing Date therein or in the interpretation or application thereof or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor showing the means by which such additional amounts have been calculated and stating in reasonable detail the reasons therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

               2.16 Taxes.  (a)  All payments made by the Borrower under
                    -----
     this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Agent, the Issuing Bank and each Lender, net income and franchise taxes imposed on the Agent, the Issuing Bank or such Lender by the jurisdiction under the laws of which the Agent, the Issuing Bank or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Agent's, the Issuing Bank's or such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein, and excluding in the case of any Lender that is not incorporated under the laws of the United States of America or a state thereof, any tax imposed as a result of the failure of such Lender to deliver the United States Internal Revenue Service Forms required by Subsection 2.16(b) (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent, the Issuing Bank or any Lender hereunder, under the Notes or under any other Credit Document, the amounts so payable to the Agent, the Issuing Bank or such Lender shall be increased to the extent necessary to yield to the Agent, the Issuing Bank or such Lender (after payment of all Taxes, including those payable on additional amounts paid pursuant to this Subsection 2.16(a)) interest or other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Notes or any other Credit Document. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of the Issuing Bank or such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent, the Issuing Bank and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent, the Issuing Bank or any Lender as a result of any such failure.

                    (b) Prior to the first Interest Payment Date, each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement, the Notes and the other Credit Documents without deduction or withholding of any United States federal income taxes, and (ii) a United States Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Agent and the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Agent or the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement, the Notes and the other other Credit Documents without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including, without limitation, any change in treaty, law or regulation) has occurred after the date of this Agreement and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Agent and the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                    (c) The agreements in Subsection 2.16(a) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder and under the other Credit Documents for a period of one (1) year.

               2.17 Indemnity.  The Borrower agrees to indemnify each
                    ---------
     Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loans of such Lender, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given a notice of borrowing in accordance with Subsection 2.6 or a notice of conversion pursuant to Subsection 2.8, except in accordance with Subsection 2.12, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with Subsection 2.6, or (d) the making of a prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive termination of this Agreement and payment of the outstanding Notes and all other amounts payable hereunder and under the other Credit Documents for a period of one (1) year.

               2.18 Certain Calculations.  Calculations of all amounts
                    --------------------
     payable to the Lenders and other determinations under
     Subsections 2.12, 2.14, 2.15 and 2.17 shall be made as though each of the Lenders had actually funded each of its relevant Eurodollar Loans either (i) by obtaining a Eurodollar deposit bearing interest at the rate such Lender would have offered to first-class banks in the interbank market selected by such Lender for Dollar deposits in same day funds in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period or
     (ii) through the transfer of such a Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, that each of the Lenders
                                   --------
     reserves the right to fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable and making other determinations pursuant to said Subsections.


               SECTION 3.  LETTERS OF CREDIT

               3.1  Letter of Credit Commitment.  Subject to the terms and
                    ---------------------------
     conditions hereof, the Issuing Bank, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in Subsection 3.3, agrees to issue for the account of the Borrower commercial and standby letters of credit for such purposes, in such amounts, for the benefit of such Persons and subject to such terms and conditions as may be acceptable to the Issuing Bank and the Required Lenders in their discretion exercised in good faith (individually, as amended, modified, extended, renewed, supplemented or replaced from time to time, a "Letter of Credit," and, collectively, the "Letters of Credit"), from and including the date of this Agreement to but not including the date which is thirty (30) days prior to the Termination Date (the "L/C Commitment"); provided that the L/C Exposure shall not
                                  --------
     exceed the lesser of (a) the L/C Maximum Exposure and (b) the excess, if any, of the Revolving Credit Commitments over the Aggregate Loans Outstanding of all Lenders; provided further that the Standby L/C
                                 -------- -------
     Exposure shall not exceed the Standby L/C Maximum Exposure; provided
                                                                 --------
     further that the Commercial L/C Exposure shall not exceed the
     -------
     Commercial L/C Maximum Exposure; provided further that at no time
                                      -------- -------
     shall the Aggregate Borrowing Base Charge exceed the Borrowing Base; and provided further that no Letter of Credit (including
         -------- -------
     any renewal or extension thereof, whether or not automatic) shall have an expiry date which is later than the date which is thirty (30) days prior to the Termination Date.

               3.2  L/C Participations.  The Issuing Bank irrevocably
                    ------------------
     grants, and in order to induce the Issuing Bank to issue its Letters of Credit hereunder and to execute and deliver the Issuing Bank L/C Indemnification Agreement, each Lender irrevocably accepts and hereby purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for its own account and risk an undivided interest equal to such Lender's Commitment Percentage in (a) the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each drawing paid by the Issuing Bank thereunder and
     (b) the Issuing Bank's obligations with respect to each Indemnified Letter of Credit and the amount of each drawing paid by Signet Bank/Maryland thereunder. The Issuing Bank shall notify the Agent and each Lender as promptly as possible of the date and amount of each drawing under a Letter of Credit and of the date and amount of each payment by the Issuing Bank under the Issuing Bank L/C Indemnification Agreement. Each Lender unconditionally and irrevocably agrees with the Issuing Bank that it will pay to the Issuing Bank on demand its Commitment Percentage of each drawing paid under a Letter of Credit and each payment made by the Issuing Bank under the Issuing Bank L/C Indemnification Agreement for which the Issuing Bank is not reimbursed by the Borrower. Any such demand may be oral if promptly confirmed in writing (including telecopy transmission). If any Lender fails to make any such payment to the Issuing Bank after such Lender receives demand as provided above, then such Lender shall pay to the Issuing Bank on demand interest on such Lender's obligation to make such payment during the period from and including the day on which demand for such payment was made by the Issuing Bank to but not including the day such Lender makes such payment (or if earlier, the date on which the Borrower reimburses the Issuing Bank for such drawing or payment) at the rate specified in Subsection 2.13(c).

               3.3  Repayment of Participants.  Upon and only upon receipt
                    -------------------------
     by the Issuing Bank of funds (a) in full or partial reimbursement of any drawing paid under a Letter of Credit or of any payment made by the Issuing Bank under the Issuing Bank L/C Indemnification Agreement with respect to which any Lender has theretofor paid the Issuing Bank in full for such Lender's participation pursuant to Subsection 3.2,
     (b) in full or partial payment of interest on any such drawing or payment, or (c) arising from the realization of any collateral security for the L/C Reimbursement Obligations of the Borrower with respect to such drawing or payment, the Issuing Bank will pay to such Lender, in the same funds as those received by the Issuing Bank, such Lender's Commitment Percentage of such funds.

               3.4  Role of the Issuing Bank.  The Issuing Bank will
                    ------------------------
     exercise and give the same care and attention to each Letter of Credit as it gives to its other letters of credit and similar obligations, and the Issuing Bank's sole liability to each Lender shall be to distribute promptly to such Lender, as and when received by the Issuing Bank, as stated in Subsection 3.3, such Lender's Commitment Percentage of any payments received by the Issuing Bank and described in Subsection 3.3. Each Lender agrees that, in paying any drawing under a Letter of Credit or making any payment under the Issuing Bank L/C Indemnification Agreement, the Issuing Bank shall not have any responsibility to obtain any document (other than as required by any Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of any Person delivering any such document. Neither the Issuing Bank nor any of its representatives, officers, employees or agents shall be liable to any Lender for (a) any action taken or omitted to be taken in connection herewith at the request or with the approval of the Required Lenders or all the Lenders, as required by the terms of this Agreement, (b) any action taken or omitted to be taken in the absence of gross negligence or willful misconduct, (c) any recitals, statements, representations or warranties contained in any document distributed to any Lender, (d) the creditworthiness of the Borrower or
     (e) the execution, effectiveness, genuineness, validity or enforceability of this Agreement, any Letter of Credit, any L/C Agreement or any other document contemplated hereby or thereby. The Issuing Bank shall not incur any liability (i) by acting in reliance upon any notice (including any notice from the Agent or any Lender that a Default or an Event of Default has occurred or is continuing), consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties or (ii) by acting as permitted under Subsection 3.13.

               3.5  Lenders' Obligations Absolute.  Each Lender
                    -----------------------------
     acknowledges that its obligations to the Issuing Bank under this
     Section 3, including the obligation to purchase and fund a participation in the obligations and rights of the Issuing Bank under each Letter of Credit, any unreimbursed drawing under any Letter of Credit and the Issuing Bank L/C Indemnification Agreement, is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) the occurrence and continuance of a Default or Event of Default, (ii) the fact that a condition precedent to the issuance of any Letter of Credit was not in fact satisfied, (iii) any failure or inability of any other Lender to purchase or fund such a participation hereunder or (iv) any other failure by any other Lender to fulfill its obligations hereunder.
     Each payment by each Lender to the Issuing Bank for its own account or to the Agent for the account of the Issuing Bank shall be made, without any offset, abatement, withholding or reduction whatsoever. Without affecting the rights and remedies of the Issuing Bank, the Agent and the Lenders with respect to the Borrower in the event any such condition precedent is not in fact satisfied, each Lender authorizes the Agent in its sole discretion and on behalf of such Lender (but without obligating the Issuing Bank), without notice to such Lender, to waive any condition precedent set forth in Section 5 to the issuance of the Letter of Credit (or deem each such condition precedent satisfied) in connection with each issuance of the Letters of Credit unless the Issuing Bank shall have received by the close of its business, Philadelphia, Pennsylvania, time, on the Business Day immediately preceding the day of such issuance written instructions from any Lender not to waive such condition precedent and such written instructions have not been withdrawn by such Lender.

               3.6  Reinstatement and Survival.  Notwithstanding anything
                    --------------------------
     herein to the contrary, if the Issuing Bank is required at any time, whether before or after the Termination Date, to make any payment under the Issuing Bank L/C Indemnification Agreement or under a Letter of Credit which was outstanding on or before the Termination Date, each Lender shall pay over to the Issuing Bank, in accordance with the provisions of this Section, the amount of such Lender's Commitment Percentage of such amount. If any payment made by the Borrower or any Other Obligor to the Issuing Bank is rescinded or recovered from or restored or returned by the Issuing Bank under authority of any law, rule, regulation, order of court or other Governmental Authority, or in connection with any compromise or settlement relating thereto or relating to pending or threatened action, suit or proceeding relating thereto, whether arising out of any proceedings under the United States Bankruptcy Code or otherwise, whether before or after the Termination Date, each Lender shall, on demand of the Issuing Bank, forthwith pay over to the Issuing Bank such Lender's Commitment Percentage of such amount.

               3.7  Procedure for Issuance and Renewal of Letters of
                    ------------------------------------------------
     Credit.  (a)  The Borrower may request the Issuing Bank to issue a
     ------
     Letter of Credit by delivering to the Issuing Bank at its office specified in Subsection 10.3, and to the Agent at its office specified in Subsection 12.2 a copy of (i) such L/C Agreements as may be required by the Issuing Bank, completed to the satisfaction of the Issuing Bank, including an L/C Application signed by the Borrower and a written approval thereof by the Agent, (ii) the proposed form of such Letter of Credit (which shall comply with the applicable requirements set forth herein) and (iii) such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Within three (3) Business Days following the latest to occur of (i) the date on which the Issuing Bank shall have received such documents and other papers and information and (ii) the satisfaction of all other conditions to the issuance thereof, then, unless the Required Lenders shall have notified the Issuing Bank that the purpose, amount or terms and conditions of such Letter of Credit are not acceptable to the Required Lenders or that a condition precedent to the issuance thereof has not been satisfied, the Issuing Bank shall issue such Letter of Credit (if the Borrower shall have requested that such Letter of Credit be issued immediately) or (if the Borrower shall have requested in the related L/C Application that such Letter of Credit be issued at a later date) the Issuing Bank shall notify the Borrower that the Issuing Bank shall issue such Letter of Credit on such later date or that the Issuing Bank shall not issue such Letter of Credit by reason of a provision set forth herein. Notwithstanding any approval by the Agent or any Lender and without further approval by the Agent or such Lender, and without in any way affecting any obligations of such Lender under Subsections 3.2 and 3.6, the Issuing Bank may make or agree to any changes in the terms of the Letter of Credit, other than the amount thereof or the expiry date applicable thereto. Promptly following issuance of each Letter of Credit by the Issuing Bank, the Issuing Bank shall provide to the Agent copies thereof and of the related L/C Agreements, certificates, documents and papers. Upon each receipt by the Agent of copies of Letters of Credit, L/C Agreements and other certificates, documents and papers relating to a Letter of Credit as described in this Subsection, the Agent shall promptly provide copies thereof to each Lender.

                    (b) The Borrower may request the extension or renewal of a Letter of Credit issued hereunder by giving written notice to the Issuing Bank, and a copy thereof to the Agent, at least three (3) Business Days prior to the then current expiry date of such Letter of Credit (provided that the Issuing Bank may accommodate notices on shorter notice in its sole discretion). If no Default or Event of Default has occurred and all conditions set forth in this Agreement to the renewal or extension of such Letter of Credit shall have been satisfied, the Issuing Bank shall promptly issue such extension or renewal and shall furnish the Agent and each Lender with a copy of such extended or renewed Letter of Credit.

                    (c) Notwithstanding anything to the contrary in this Agreement, on and after the Termination Date, the Issuing Bank shall have no obligation to extend or renew any Letter of Credit issued hereunder, and each Lender shall have no obligation to purchase a participation in the Issuing Bank's obligations and rights under any Letter of Credit extended or renewed on or after the Termination Date.

               3.8  Reimbursement of the Issuing Bank.  In the case of each
                    ---------------------------------
     drawing paid under any Letter of Credit and each payment made by the Issuing Bank under the Issuing Bank L/C Indemnification Agreement, the Issuing Bank shall promptly notify the Borrower, the Agent and each Lender of such drawing or payment and of the amount thereof, and the Borrower (i) shall reimburse the Issuing Bank for the amount of such drawing or payment not later than the close of business on the first Business Day following the day on which the Borrower received notice of such drawing or payment, and (ii) shall pay (A) all charges and expenses relating to such drawing or payment as may be payable in accordance with Subsection 3.9 or applicable L/C Agreements and (B) interest at the rate specified in Subsection 3.10 on the amount of such drawing or payment for the period commencing on and including the date of payment of such drawing or payment and ending on and including the date the Borrower reimburses the Issuing Bank for such drawing or payment. The Borrower shall pay the Issuing Bank in Dollars for any such drawing or payment drawn or paid in Dollars. In the case of any such drawing or payment drawn or paid in a currency other than Dollars, the Borrower shall pay the Issuing Bank the equivalent amount of such drawing or payment in immediately available funds in Dollars at the Issuing Bank's selling rate of exchange (or, if applicable, its correspondent's selling rate of exchange) for cable transfers to the place where the Issuing Bank pays such drawing or makes such payment. Notwithstanding any other provision of this Agreement, the payment by the Issuing Bank of each drawing under a Letter of Credit and each amount due to Signet Bank/Maryland under the Issuing Bank L/C Indemnification Agreement shall be deemed to constitute an irrevocable notice of borrowing by the Borrower under Subsection 2.3 and, at any time after such request, the Agent is irrevocably authorized by the Borrower and the Lenders to, and the Agent may, for the account of the Lenders and unless directed otherwise by the Required Lenders, make Revolving Credit Loans constituting Base Rate Loans to the Borrower in an amount equal to the amount of such payment and any charges, expenses or interest referred to in clauses (A) and (B) of this Subsection, notwithstanding any limitations set forth in Subsection 2.3, and transfer the proceeds of such Revolving Credit Loans to the Issuing Bank in payment of the Borrower's L/C Reimbursement Obligations and other obligations in connection with such payment. If an Event of Default has occurred and is continuing, the Borrower agrees to pledge to the Issuing Bank and grant to the Issuing Bank a security interest in cash, cash equivalents or other liquid assets acceptable to the Issuing Bank in its discretion exercised in good faith as security for the amount of the L/C Exposure from time to time.

               3.9  Commissions, Fees and Charges.  (a)  In the case of
                    -----------------------------
     each issuance, renewal or extension of any commercial Letter of Credit, the Borrower agrees to pay to the Agent, for the account of each Lender ratably according to its Commitment Percentage of the face amount of such Letter of Credit, a negotiation fee equal to the product of (i) the Commercial L/C Negotiation Fee Rate and (ii) the face amount of such Letter of Credit.

                    (b) In the case of each issuance, renewal or extension of any standby Letter of Credit, the Borrower agrees to pay (i) to the Issuing Bank, a set-up charge equal to One Hundred Twenty-Five Dollars ($125.00), and (ii) to the Agent, for the account of each Lender ratably according to its Commitment Percentage of the face amount of such Letter of Credit, a commission on the face amount of such Letter of Credit calculated at the Standby L/C Commission Rate, based upon a year of 360 days and payable for the actual number of days in the original term, the renewal term or the extended term of such Letter of Credit.

                    (c) Payment of the fees set forth in this Subsection shall be a condition to the issuance of each Letter of Credit; provided that, in the case of any automatic renewal or automatic
     --------
     extension of any Letter of Credit in accordance with the terms thereof, such fees shall be paid by the Borrower prior to the date of such automatic renewal or automatic extension.

                    (d)  In addition to the fees referred to in
     Subsections 3.9(a) and (b), the Borrower agrees to pay or reimburse the Issuing Bank for such normal and customary fees, costs and expenses as are incurred or charged by the Issuing Bank or any correspondents of the Issuing Bank in issuing, effecting payment under, maintaining or administering any Letter of Credit (including, without limitation, amendment fees, correspondent bank fees, reissuance costs and cancellation fees) upon notice and invoice of such costs and expenses.

                    (e) The Agent shall promptly distribute to each Lender all letter of credit fees and commissions received by the Agent for the account of such Lender.

               3.10 Interest on Amounts Disbursed under Letters of Credit.
                    -----------------------------------------------------
     The Borrower agrees to pay to the Issuing Bank interest on any and all amounts drawn under any Letter of Credit or paid under the Issuing Bank L/C Indemnification Agreement until reimbursed in full at a fluctuating rate per annum equal to the rate that would be applicable to Base Rate Loans. Interest accrued hereunder shall be payable on demand. For the purposes of computing the number of days for which interest shall accrue on amounts disbursed under Letters of Credit, payments received by the Issuing Bank after 1:00 P.M., Philadelphia, Pennsylvania, time shall be deemed to have been received on the next following Business Day. All payments by the Borrower to the Issuing Bank shall be made in lawful currency of the United States and in immediately available funds without setoff or counterclaim to the Issuing Bank at its office specified in Subsection 10.3.

               3.11 Computation of Interest and Fees; Payment not on
                    ------------------------------------------------
     Business Days.  (a)  Any change in any interest rate under this
     -------------
     Section 3 resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

                    (b) If any payment under this Section 3 becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and, in the case of any amount drawn under a Letter of Credit or paid under the Issuing Bank L/C Indemnification Agreement, interest thereon shall be payable at the then applicable rate during such extension.























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


               3.12 Increased Costs.  If any law or regulation or any
                    ---------------
     change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof shall either (a) impose, modify, assess or deem applicable any reserve, special deposit, assessment, capital adequacy or similar requirement against letters of credit issued by the Issuing Bank or any Lender or
     (b) impose on the Issuing Bank or any Lender any other condition regarding any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Issuing Bank or such Lender of issuing or maintaining such Letter of Credit from and after the Closing Date or a participation therein, as the case may be, then, within ten (10) Business Days after delivery to the Borrower by the Issuing Bank or such Lender of a certificate as to the fact and amount of such increased cost, the Borrower shall pay to the Issuing Bank or such Lender such additional amounts which shall be sufficient to compensate the Issuing Bank or such Lender for such increased cost, together with interest on each such amount from the date such certificate is received by the Borrower until payment in full thereof at the rate provided in Subsection 3.10. A certificate as to the fact and amount of such increased cost incurred by the Issuing Bank or any Lender as a result of any event mentioned in clauses (a) or (b) above, submitted by the Issuing Bank or any such Lender to the Borrower, shall show the means by which such additional amounts have been calculated and shall be conclusive, absent manifest error. This covenant shall survive the termination of this Agreement and payment of the outstanding Notes for a period of one year.

               3.13 Nature of Obligations; Indemnities.  (a)  The
                    ----------------------------------
     obligations of the Borrower under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, any correspondents of the Issuing Bank, the Agent, any Lender or any beneficiary of a Letter of Credit; provided that this provision shall be deemed a waiver by the
             --------
     Borrower of the assertion of a compulsory counterclaim only to the extent permitted by applicable law. The Borrower assumes all risks of the acts or omissions of the users of the Letters of Credit and all risks of the misuse of the Letters of Credit. None of the Issuing Bank, the Agent, any Lender, or any of their respective correspondents, shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any draft drawn under any Letter of Credit or any document specified in any applications for any of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged and even if the Borrower shall have notified the Issuing Bank, the Agent, any Lender, or any of their respective correspondents, thereof; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any of the Letters of Credit or any of the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of any draft to bear any reference or adequate reference to any of the Letters of Credit, or failure of any document to accompany any draft upon presentation thereof, or failure of any Person to note the amount of any draft on the reverse of any of the Letters of Credit or to surrender or to take up any of the Letters of Credit or to send forward any such document apart from drafts as required by the terms of any of the Letters of Credit, each of which provisions, if contained in a Letter of Credit itself, it is agreed, may be waived by the Issuing Bank; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not in cipher; (v) for any error, neglect, default, suspension or insolvency of any correspondents of the Issuing Bank; (vi) for errors in translation or for errors in interpretation of technical terms; (vii) for any loss or delay, in the transmission or otherwise, of any such document or draft or of proceeds thereof; (viii) for any failure of any draft or document presented under a Letter of Credit to comply with, or for any determination by the Issuing Bank whether the same complies with, the terms of such Letter of Credit; (ix) compliance or non-compliance with any Requirements of Law or customs which may from time to time be in effect in foreign countries or jurisdictions in any way relating to any Letter of Credit or the negotiation and/or payment of any drawing under any Letter of Credit; (x) violation by any Person of any Requirement of Law; or (xi) for any other circumstances whatsoever in making or failing to make payment under a Letter of Credit; provided
                                                                 --------
      that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence. None of the above shall affect, impair or prevent the vesting of any of the rights or powers of the Issuing Bank, the Agent or any of the Lenders. The Issuing Bank or the Agent shall have the right to transmit the terms of the Letter of Credit as requested without translating them.

                    (b) In furtherance and extension and not in limitation of the specific provisions hereinabove in this Section 3 set forth,
     (i) any action taken or omitted by the Issuing Bank, the Agent, any Lender or by any of their respective correspondents under or in connection with any of the Letters of Credit, if taken or omitted in good faith or pursuant to instructions of the Borrower, shall be binding upon the Borrower and shall not put the Issuing Bank, the Agent, any Lender or their respective correspondents under any resulting liability to the Borrower and (ii) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. The Issuing Bank and its correspondents may, but shall not be required to, accept as complying with the terms of a Letter of Credit any drawing under the Letter of Credit or any other document, otherwise in order, signed or issued by the administrator, executor, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the beneficiary of the Letter of Credit or of any other party who is authorized to draw under the Letter of Credit or who is authorized or required to execute documents in connection with the Letter of Credit.

                    (c) The Borrower hereby agrees at all times to protect, indemnify and save harmless each of the Issuing Bank, the Agent, each Lender, and their respective correspondents, from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, reasonable counsel fees and other expenses which they or any of them may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of any of the Letters of Credit; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify each of the Issuing Bank, the Agent, each Lender, and their respective correspondents, against any and all risks involved in the issuance of all of the Letters of Credit, all of which risks, whether or not foreseeable, being hereby assumed by the Borrower, including, without limitation, any and all risks of all acts by any Governmental Authority, domestic or foreign; provided that the Borrower shall not
                                     --------
     be liable for the payment of any portion of such losses, liabilities, damages, costs, charges, counsel fees or other expenses resulting from any willful misconduct or gross negligence of the Person otherwise entitled to be indemnified. None of the Issuing Bank, the Agent or any Lender, or any of their respective correspondents, shall in any way be liable for any failure by any of them or any other Person to pay a draft drawn under any of the Letters of Credit as a result of any acts, whether rightful or wrongful, of any Governmental Authority, or any other cause not readily within their control or the control of their respective correspondents, agents or sub-agents. Without limiting the generality of the foregoing, the Borrower shall reimburse each of the Issuing Bank, the Agent, each Lender, and their respective correspondents, and shall pay and indemnify each of the Issuing Bank, the Agent, each Lender, and their respective correspondents, against payment of, out-of-pocket costs and expenses, withholding taxes, liabilities and damages, including, without limitation, counsel fees, incurred or sustained by any of them in connection with any of the Letters of Credit or by reason of any such failure to pay. Also, without limiting the generality of the foregoing, the Borrower shall be responsible for, and shall reimburse the Issuing Bank, the Agent and each Lender forthwith upon its receipt of any demand therefor, any and all commissions, fees and other charges paid or payable by the Issuing Bank, the Agent or any Lender to any bank which shall be an advising bank or a beneficiary of a Letter of Credit which shall, in reliance thereon, have issued its own letter of credit in respect of obligations of the Borrower.

               3.14 Resignation of Issuing Bank.  The Issuing Bank may
                    ---------------------------
     resign as such by giving at least forty-five (45) days prior written notice to the Lenders, the Agent and the

     Borrower of such resignation, specifying the date on which such resignation shall become effective. On and after the effective date of such resignation, the Issuing Bank shall have no obligation to issue any Letters of Credit; provided that such resignation shall not
                                  --------
     affect any rights or obligations of the resigning Issuing Bank with respect to the Issuing Bank L/C Indemnification Agreement or any Letters of Credit issued prior to the effective date of such resignation. In the event that the Issuing Bank shall give notice of its resignation as provided herein, the Required Lenders and the Borrower may appoint a successor Issuing Bank that is acceptable to the Required Lenders and the Borrower. Such successor Issuing Bank shall undertake its duties as such upon execution and delivery by such Persons of such documents, including amendments of this Agreement, as shall be satisfactory to the Required Lenders and the Borrower.


               SECTION 4.  REPRESENTATIONS AND WARRANTIES

               To induce the Lenders to enter into this Agreement and to make the Revolving Credit Loans, and to induce the Issuing Bank to issue Letters of Credit and the Issuing Bank L/C Indemnification Agreement, the Borrower hereby represents and warrants to the Agent, the Issuing Bank and each Lender that:

               4.1  Financial Condition.  The following financial
                    -------------------
     statements of the Borrower have been delivered to the Agent, the Issuing Bank and each Lender:

                    (a) the unaudited consolidated statement of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year of the Borrower ended December 31, 1993, and the unaudited consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year;

                    (b) the unaudited consolidated statement of income and retained earnings of the Borrower and its Subsidiaries and Symtron for the quarterly accounting period of the Borrower ended June 30, 1994, and the unaudited consolidated statement of cash flows of the Borrower and its Subsidiaries for such quarterly accounting period, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period;

                    (c) The audited consolidated statement of income and retained earnings of UIC and its Subsidiaries for the fiscal year of UIC ended December 31, 1993, and the audited consolidated statement of cash flows of UIC and its Subsidiaries for such fiscal year, and the audited consolidated balance sheet of UIC and its Subsidiaries as at the end of such fiscal year;

     The documents listed in this Subsection 4.1 have been prepared in conformity with GAAP consistently applied, are correct and complete, subject to normal year-end audit adjustments in the case of unaudited interim financial statements, and present fairly the financial position of the Borrower, its Subsidiaries and Symtron, and UIC and its Subsidiaries, as the case may be, as of the dates of such statements and the results of operations of the Borrower, its Subsidiaries and Symtron, and UIC and its Subsidiaries, as the case may be, for the periods indicated in such statements.

               4.2  Borrowing Base.  All accounts reported to the Agent or
                    --------------
     any Lender as Eligible Accounts, or included in any calculation of Eligible Accounts provided to the Agent or any Lender, shall be, to the knowledge and belief of the Borrower, at the time so reported or so included in such calculation, Eligible Accounts.

               4.3  No Change.  As of the Closing Date, there has been no
                    ---------
     material adverse change in the business, operations, property or financial or other condition of the Borrower and its Subsidiaries or of UIC and its Subsidiaries from the date of the most recent financial statements referred to in Subsection 4.1 hereof.

               4.4  Organization and Good Standing; Compliance with Law.
                    ---------------------------------------------------
     The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (b) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and in good standing under the laws of each jurisdiction where the failure to be so qualified or in good standing would have a material adverse effect on its ability to own, lease or operate its property or conduct its business and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

               4.5  Authorization; Enforceable Obligations.  The Borrower
                    --------------------------------------
     has the legal right to make, deliver and perform the Credit Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower is a party except those which have been obtained or performed and are in full force and effect and those required to perfect Liens. This Agreement has been, and each other Credit Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               4.6  No Legal Bar.  The execution, delivery and performance
                    ------------
     of the Credit Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Borrower, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation, except as contemplated by the Credit Documents.

               4.7  No Material Litigation; Labor Matters.  No litigation,
                    -------------------------------------
     investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby, or
     (b) which, if determined adversely to the Borrower, could reasonably be expected to have a Material Adverse Effect. There are no strikes, work stoppages, grievance proceedings or other controversies pending or, to the knowledge and belief of the Borrower, imminent or threatened between the Borrower and any employees of the Borrower or between the Borrower and any union or other collective bargaining unit representing employees of the Borrower which could reasonably be expected to have a Material Adverse Effect. Except as set forth in
     Schedule 4.7, there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues.

               4.8  No Default.  There exists, as of the Closing Date, no
                    ----------
     "Event of Default," as defined in any of the Private Placement Debt Documents, and there exists no event which, with the giving of notice or the lapse of time, or both, could constitute an "Event of Default," as defined in any of the Private Placement Debt Documents. Except as set forth in Schedule 4.8, the Borrower is not in default under or with respect to any other Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

               4.9  Ownership of Property; Liens.  The Borrower has good
                    ----------------------------
     record and marketable title in fee simple to the Real Property Collateral, and good title to all of its other property, and none of such property is subject to any Lien, except as permitted by Subsection 7.3.

               4.10 Business Premises.  The Borrower does not own, lease,
                    -----------------
     sublease, occupy, use or operate any real property or improvements other than the Borrower Business Premises. The Borrower's chief executive office (within the meaning of Section 9-103 of the Maryland Uniform Commercial Code) is located at the Borrower Chief Executive Office. All books and records of the Borrower are located at the Borrower Business Premises.

               4.11 Subsidiaries.  The Borrower has no Subsidiaries other
                    ------------
     than the Existing Borrower Subsidiaries.

               4.12 Ownership of Entities.  All of the issued and
                    ---------------------
     outstanding capital stock of each of the Borrower, Symtron and UIC -
      DEL is legally and beneficially owned by UIC and UIC has the discretionary power and right to exercise all rights and privileges, including voting rights, with respect to such capital stock and, more particularly, to elect all of the members of the Board of Directors of each of the Borrower, Symtron and UIC-DEL and to approve any action of each of the Borrower, Symtron and UIC-DEL, including extraordinary actions, required to be approved by the stockholders thereof. All of the issued and outstanding capital stock of each of Systems, Technologies, Engineering, Carshell, International, Microflite, Medical and Seti is legally and beneficially owned by the Borrower and the Borrower has the discretionary power and right to exercise all rights and privileges, including voting rights, with respect to such capital stock and, more particularly, to elect all of the members of the Board of Directors of each of such corporations and to approve any action of each of such corporations, including extraordinary actions, required to be approved by the stockholders of such corporations. The Borrower legally and beneficially owns fifty-three percent (53%) of the issued and outstanding capital stock of Transit and has the discretionary power and right to exercise all rights and privileges, including voting rights, with respect to such capital stock.

               4.13 Environmental.  To the Borrower's knowledge and except
                    -------------
     as set forth in Schedule 4.13: (a) no Hazardous Substance has been released, discharged, emitted or disposed of on any of the Obligor Use Property except in compliance with Environmental Laws and except as could not reasonably be expected to result in the imposition of a Lien upon any of the property, assets or revenues of the Borrower, any of its Subsidiaries or any Other Obligor or exposure of the Borrower, any of its Subsidiaries or any Other Obligor to potential liability, whether for the cost of cure or remediation or otherwise, in excess of One

     Hundred Thousand Dollars ($100,000.00); (b) there is no existing Hazardous Substance Contamination of any of the Obligor Use Property which could reasonably be expected to result in the imposition of a Lien upon any of the property, assets or revenues of the Borrower, any of its Subsidiaries or any Other Obligor or exposure of the Borrower, any of its Subsidiaries or any Other Obligor to potential liability, whether for the cost of cure or remediation or otherwise, in excess of One Hundred Thousand Dollars ($100,000.00); (c) all of the Obligor Use Property, and all operations now or previously conducted on the Obligor Use Property by the Borrower or any Guarantor, comply with all Environmental Laws, except for any non-compliance which could not reasonably be expected to result in the imposition of a Lien upon any of the property, assets or revenues of the Borrower, any of its Subsidiaries or any Other Obligor or exposure of the Borrower, any of its Subsidiaries or any Other Obligor to potential liability, whether for the cost of cure or remediation or otherwise, in excess of One Hundred Thousand Dollars ($100,000.00); (d) no underground storage tanks are located on any of the Obligor Use Property; and (e) neither the Borrower nor any Guarantor has received, or is aware of, any Environmental Claim against, relating to or affecting in any way the Borrower, any Guarantor or any of the Obligor Use Property or any operations conducted on any of the Obligor Use Property by the Borrower or any other Person which could reasonably be expected to result in the imposition of a Lien upon any of the property, assets or revenues of the Borrower, any of its Subsidiaries or any Other Obligor or exposure of the Borrower, any of its Subsidiaries or any Other Obligor to potential liability, whether for the cost of cure or remediation or otherwise, in excess of One Hundred Thousand Dollars ($100,000.00).

               4.14 Intellectual Property.  The only patents, patent
                    ---------------------
     applications, trademarks, trademark applications, servicemarks, servicemark applications, copyrights and copyright applications filed or registered in the name of the Borrower or any Guarantor (other than UIC) with the United States Patent and Trademark Office or the United States Copyright Office and not expired are set forth in
     Schedule 4.14. The Borrower, each of its Subsidiaries and each Guarantor owns, or is licensed to use, all patents, trademarks, servicemarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"). Except as set forth in
     Schedule 4.14, no claim has been asserted and is pending by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property, which, if determined adversely to the Borrower or any Guarantor, as the case may be, could reasonably be expected to have a Material Adverse Effect, and the Borrower does not know of any valid basis for any such claim. Except as set forth in Schedule 4.14, the use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Borrower.

               4.15 Solvency.  On the first Borrowing Date and after giving
                    --------
     effect to the borrowing hereunder on such date and to all other Indebtedness being incurred on such date in connection therewith
     (a) the sum of the assets, at a fair valuation, of the Borrower will, as of such date, exceed the Borrower's debts, (b) the present fair saleable value of the assets of the Borrower will, as of such date, be greater than the amount that will be required to pay the Borrower's liability on its debts as such debts become absolute and matured, and
     (c) the Borrower will have, as of such date, sufficient capital with which to conduct its business. For purposes of this Subsection, "debt" means "liability on a claim", "claim" means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or
     (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

               4.16 No Burdensome Restrictions.  No Contractual Obligation
                    --------------------------
     of the Borrower and no Requirement of Law materially adversely affects, or insofar as the Borrower could reasonably foresee may so affect, the business, operations, property or financial or other condition of the Borrower.

               4.17 Taxes.  Except as set forth in Schedule 4.17, the
                    -----
     Borrower has filed or caused to be filed all federal income and other material tax returns which are required to be filed by the Borrower, and the Borrower has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); and no tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

               4.18 Federal Regulations.  No part of the proceeds of any
                    -------------------
     Revolving Credit Loans hereunder will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or























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     for any purpose which violates the provisions of the Regulations of such Board of Governors.









































































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


     If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-I referred to in said Regulation U.

               4.19 ERISA.  Except as set forth in Schedule 4.19, to the
                    -----
     Borrower's knowledge, no Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. Except as set forth in Schedule 4.19, the present value of all benefits vested under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date, exceed the value of the assets of such Plan allocable to such vested benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date hereof. No such Multiemployer Plan is in Reorganization or Insolvent.

               4.20 Investment Company Act; Other Regulations.  The
                    -----------------------------------------
     Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

               4.21 Accuracy and Completeness of Information.  At the time
                    ----------------------------------------
     furnished, no information, report or other paper or data with respect to the Borrower, any of its Subsidiaries or any of the Guarantors (other than projections) furnished to the Agent, the Issuing Bank or the Lenders by the Borrower, any of its Subsidiaries or any of the Guarantors, or on behalf of the Borrower, any of its Subsidiaries or any of the Guarantors, contained any untrue statement of a material fact or omitted to state a fact necessary to make the information or statements contained therein not materially misleading in light of the circumstances under which the same were made. All projections with respect to the Borrower, any of its Subsidiaries or any of the Guarantors, so furnished by the Borrower, any of its Subsidiaries or any of the Guarantors, as supplemented, were prepared and presented in good faith, it being recognized by the Agent, the Issuing Bank and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections will differ from the projected results. As of the Closing Date, no fact is known to the Borrower which materially and






















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


     adversely affects or in the future may (so far as the Borrower can reasonably be expected to foresee) materially and adversely affect the business, assets or liabilities, financial condition, results of operations or business prospects of the Borrower, any of its Subsidiaries or any of the Guarantors, which has not been set forth in the financial statements referred to in Subsection 4.1 or in such information, reports, papers and data or otherwise disclosed in writing to the Agent, the Issuing Bank and the Lenders prior to the Closing Date. No document furnished or statement made in writing to the Agent, the Issuing Bank or the Lenders by the Borrower in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a material fact, or omits to state any fact necessary in order to make the statements contained therein not misleading in any material respect, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders.

               4.22 Certain Indebtedness.  After giving effect to any
                    --------------------
     payment or prepayment thereof occurring on the date hereof: (a) the Private Placement Debt Balance is Twenty Million Dollars ($20,000,000.00); (b) the UIC Subordinated Debt Balance is zero;
     (c) the UIC-DEL Standby Subordinated Debt Balance is Twelve Million Dollars ($12,000,000.00); and (d) the UIC-DEL Subordinated Debt Balance is Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00).

               4.23 Primary Banking Relationship.  The primary deposit
                    ----------------------------
     accounts, concentration accounts and disbursement accounts of the Borrower are located at First Fidelity.

               4.24 Purpose of Loans.  The proceeds of the Revolving Credit
                    ----------------
     Loans shall be used by the Borrower (a) to pay in full all Indebtedness of the Borrower and the Guarantors to Signet Bank/Maryland, except for contingent Indebtedness relating to the Indemnified Letters of Credit, (b) to finance the carry of accounts, the purchase of inventory, the funding of Capital Expenditures not prohibited by this Agreement, and other ordinary course business activities, (c) to make or fund any Transit Investment permitted under Subsection 7.11(e), and (d) to make loans or capital contributions to any Eligible Affiliate, the proceeds of which loans or capital contributions shall be used by such Eligible Affiliate to finance the carry of accounts, the purchase of inventory, the funding of Capital Expenditures not prohibited by this Agreement, and other ordinary course business activities.




























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               SECTION 5.  CONDITIONS PRECEDENT

               5.1  Conditions to Initial Extensions of Credit.  The
                    ------------------------------------------
     agreement of each Lender to make the initial Revolving Credit Loans requested to be made by it and the agreement of the Issuing Bank to open the initial Letters of Credit are subject to the satisfaction, immediately prior to or concurrently with the making of such Revolving Credit Loan on the Closing Date or the opening of such Letters of Credit, as the case may be, of the following conditions precedent:

                    (a)  Credit Documents.  The Agent shall have received
                         ----------------
     in form and content satisfactory to the Required Lenders (i) this Agreement, duly executed and delivered by an Authorized Officer of the Borrower and by each of the other parties hereto, with a counterpart for each Lender and the Issuing Bank, (ii) for the account of each Lender, a Revolving Credit Note, conforming to the requirements hereof and duly executed and delivered by an Authorized Officer of the Borrower, (iii) the Borrower Security Agreement, the Borrower Pledge Agreement, the Deed of Trust and a related Assignment of Leases and Rents, such L/C Agreements as may be required by the Issuing Bank, and such Intellectual Property Assignments as may be required by the Required Lenders, each duly executed and delivered by an Authorized Officer of the Borrower, with a counterpart or a conformed copy for each Lender and the Issuing Bank, (iv) the Guaranty, duly executed and delivered by an Authorized Officer of each of the Guarantors, (v) the Guarantor Security Agreement, duly executed by an Authorized Officer of each of the Guarantors (other than UIC), (vi) such Intellectual Property Assignments as the Agent may require to be executed by any of Guarantors (other than UIC), each duly executed and delivered by an Authorized Officer of each of such Guarantors, (vii) the UIC Pledge Agreement and the UIC Subordination Agreement, each duly executed and delivered by an Authorized Officer of UIC and by each of the other parties thereto, (viii) the UIC-DEL Subordination Agreement, duly executed and delivered by an Authorized Officer of UIC-DEL and by each of the other parties thereto, and (ix) such financing statements, security agreements, assignments and other documents executed by such Persons as the Agent may reasonably require to further evidence or perfect the rights and interests granted or contemplated to be granted to or for the benefit of the Agent, the Lenders or the Issuing Bank pursuant to this Agreement and the other Credit Documents.

                    (b)  Private Placement Debt Documents; Certificates;
                         -----------------------------------------------
     Conditions.  The Agent shall have received a true and correct copy of
     ----------
     each of the Private Placement Debt Documents, including all schedules and exhibits thereto and side letters affecting the terms thereof or otherwise delivered in connection therewith.

























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                    (c)  Intercreditor Agreement.  The Agent shall have
                         -----------------------
     received, with a counterpart or a conformed copy for each Lender and the Issuing Bank, the Intercreditor Agreement duly executed and delivered by an Authorized Officer of each of the other parties thereto.

                    (d)  Consents.  The Agent shall have received, with
                         --------
     copies and executed certificates for each Lender and the Issuing Bank, true copies (in each case certified as to authenticity on such date by an Authorized Officer of the Borrower) of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by Contractual Obligations of the Borrower or any Guarantor in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the Notes, the other Credit Documents and the Intercreditor Agreement, and such consents, authorizations, and filings shall be satisfactory in form and substance to the Required Lenders and in full force and effect.

                    (e)  Related Agreements.  The Agent shall have
                         ------------------
     received, with a counterpart or a conformed copy for each Lender and the Issuing Bank, true and correct copies, certified as to authenticity by the Borrower, of such contracts, documents or instruments to which the Borrower or any Guarantor is a party as may be reasonably requested by the Agent or any Lender, including, without limitation, a copy of any debt instrument or security agreement to which the Borrower or any Guarantor is a party.

                    (f)  Title Insurance.  The Agent shall have received a
                         ---------------
     written commitment by a title insurance company to issue title insurance insuring the Deed of Trust, which commitment and which company shall be satisfactory to the Agent, the Issuing Bank and the Required Lenders.

                    (g)  Environmental Assessment.  The Agent shall have
                         ------------------------
     received an Environmental Assessment relating to the Real Property Collateral performed by a contractor satisfactory to the Agent, the Issuing Bank and the Required Lenders, which Environmental Assessment shall be satisfactory to the Agent, the Issuing Bank and the Required Lenders.

                    (h)  Appraisals.  The Agent shall have received, with a
                         ----------
     counterpart for each Lender and the Issuing Bank, an appraisal or appraisals of the Real Property Collateral and other fixed assets of the Borrower performed by an appraiser or appraisers satisfactory to the Agent, which appraisal or appraisals shall indicate that the Real Property Collateral (on a market value basis) and the other fixed assets of the Borrower (on a forced sale value basis) have an aggregate value of at least Twenty Million Dollars ($20,000,000.00), and which appraisals shall be satisfactory to the Agent.



















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                    (i)  Borrowing Certificate.  The Agent shall have
                         ---------------------
     received, with a counterpart for each Lender, a Borrowing Certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit G, with appropriate insertions and attachments, satisfactory in form and substance to the Agent and its counsel, duly executed by an Authorized Officer of the Borrower.

                    (j)  Borrowing Base Certificate.  The Agent shall have
                         --------------------------
     received, with a counterpart for each Lender, a Borrowing Base Certificate, dated the Closing Date, fully completed and duly executed by an Authorized Officer of the Borrower.

                    (k)  Borrower Proceedings.  The Agent shall have
                         --------------------
     received, with a counterpart for each Lender and the Issuing Bank, a copy of all corporate proceedings undertaken by the Borrower, in form and substance satisfactory to the Required Lenders, authorizing
     (i) the execution, delivery and performance of the Intercreditor Agreement, this Agreement, the Notes and the other Credit Documents to which it is a party, (ii) the borrowings contemplated hereunder and
     (iii) the granting by it of the security interests and other Liens granted by it pursuant to the Credit Documents, certified as to authenticity by an Authorized Officer of the Borrower, as of the Closing Date, which certificate shall state that the proceedings thereby certified are in full force and effect and have not been amended, modified, revoked or rescinded as of the date of such certificate.

                    (l)  Guarantor Proceedings.  The Agent shall have
                         ---------------------
     received, with a counterpart for each Lender and the Issuing Bank, a copy of all corporate proceedings undertaken by each of the Guarantors, in form and substance satisfactory to the Required Lenders authorizing (i) the execution, delivery and performance of each of the Credit Documents to which it is a party, and (ii) the granting by it of the security interests and other Liens granted by it pursuant to the Credit Documents, certified as to authenticity by an Authorized Officer of such Guarantor as of the Closing Date, which certificate shall state that the proceedings thereby certified are in full force and effect and have not been amended, modified, revoked or rescinded as of the date of such certificate.

                    (m)  Borrower and Guarantor Incumbency Certificate.
                         ---------------------------------------------
     The Agent shall have received, with a counterpart for each Lender and the Issuing Bank, a certificate of an Authorized Officer of each of the Borrower and each Guarantor, dated the Closing Date, as to the incumbency and signature of the Authorized Officers of the Borrower and the Guarantors executing any Credit Document, satisfactory in form and substance to the Required Lenders and their counsel, duly executed by an Authorized Officer of the Borrower and each of the Guarantors.






















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                    (n)  Borrower and Guarantor Organizational Documents.
                         -----------------------------------------------
     The Agent shall have received, with a counterpart for each Lender and the Issuing Bank, true and complete copies of the certificate of incorporation and bylaws of the Borrower and each of the Guarantors, certified as of the Closing Date as true and complete copies thereof by an Authorized Officer of the Borrower and each of the Guarantors.

                    (o)  Good Standing Certificates.  The Agent shall have
                         --------------------------
     received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower and each of the Guarantors in each state where the ownership, lease or operation of property or the conduct of the business of the Borrower or any of the Guarantors requires it to qualify and where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, assuming the Agent were liquidating all of the Collateral.

                    (p)  Financial Information.  The Agent shall have
                         ---------------------
     received, with a counterpart for each Lender and the Issuing Bank, a copy of each of the financial statements referred to in Subsection 4.1.

                    (q)  Litigation.  No suit, action, investigation,
                         ----------
     inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with any Credit Document, the Private Placement Debt Documents, the Intercreditor Agreement or any of the transactions contemplated hereby or thereby or
     (ii) which, in any such case, in the judgment of the Required Lenders, would have a Material Adverse Effect.

                    (r)  No Violation.  The consummation of the
                         ------------
     transactions contemplated hereby and by the Intercreditor Agreement shall not contravene, violate or conflict with, nor involve the Agent, any Lender or the Issuing Bank in a violation of, any Requirement of Law.

                    (s)  Consents, Licenses, Approval, Etc.  The Agent
                         ---------------------------------
     shall have received, with a counterpart for each Lender and the Issuing Bank, a certificate of an Authorized Officer of the Borrower either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the Guarantors, and the validity and enforceability against the Borrower and the Guarantors of, the Credit Documents, and such consents, licenses and approvals shall be






















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     in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

                    (t)  Delivery of Stock Certificates.  There shall have
                         ------------------------------
     been delivered to the Agent, together with stock powers relating thereto duly executed in blank, stock certificates evidencing the Borrower Subsidiary Pledged Stock and the UIC Subsidiary Pledged Stock.

                    (u)  Fees.  The Agent shall have received, for the
                         ----
     account of the Lenders, pro rata according to their Commitment
                             --- ----
     Percentages, a facility fee equal to Seventy-Five Thousand Dollars ($75,000.00).

                    (v)  Filings, Registrations and Recordings.  All
                         -------------------------------------
     filings, registrations and recordings necessary, in the judgment of the Agent, any Lender or the Issuing Bank, to perfect or make enforceable any security interest or other Lien granted to or for the benefit of the Agent, any Lender or the Issuing Bank pursuant to the Credit Documents shall have been properly filed, registered or recorded. The Agent shall have received evidence satisfactory to the Required Lenders of each such filing, registration or recordation and of the payment of any necessary fee, tax or expense relating thereto.

                    (w)  Lien Searches.  The Agent shall have received in
                         -------------
     writing the results of recent searches by a Person satisfactory to the Agent, of the Uniform Commercial Code filings which may have been filed with respect to personal property of the Borrower and each of the Guarantors, which searches shall indicate that there are no financing statements on file against the Borrower or any of the Guarantors except for financing statements publicizing Permitted Liens and financing statements for which duly executed termination statements in recordable form have been delivered to counsel to the Agent for filing.

                    (x)  Insurance.  The Agent shall have received evidence
                         ---------
     satisfactory to the Required Lenders that the Borrower and each of the Guarantors has obtained such insurance in such amounts, against such risks and issued by such companies as shall be satisfactory to the Required Lenders.

                    (y)  Legal Opinions.  The Agent shall have received,
                         --------------
     with a counterpart for each Lender, the executed legal opinion of in-house counsel to the Borrower and the Guarantors, in form and content satisfactory to the Required Lenders. Such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement,





















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     the other Credit Documents, the Private Placement Debt Documents and
     the Intercreditor Agreement as the Agent or any Lender may reasonably require.

                    (z)  Accounts Dilution.  The Agent shall have completed
                         -----------------
     a field examination relating to the accounts of the Borrower and its Subsidiaries, and the Agent shall have concluded on the basis of such examination that noncash items chargeable to such accounts do not exceed seven and one-half percent (7.5%) of the aggregate amount of such accounts.

                    (aa) Landlord Agreements.  The Agent shall have
                         -------------------
     received in form and content satisfactory to the Agent a written agreement of each owner of the business premises of the Borrower at 2801 Professional Parkway, Ocoee, Florida, the business premises of Symtron at 17-01 Pollitt Drive, Fair Lawn, New Jersey, and the business premises of Systems and Engineering at 11101 Gilroy Road, Hunt Valley, Maryland, in each case, consenting to, and subordinating liens against the Collateral of such owner to, the security interests in the Collateral granted to the Agent and enforcement of the Agent's rights in connection therewith.

                    (bb) Title Insurance Company Charges.  Not later than
                         -------------------------------
     immediately after the Lenders make their initial Revolving Credit Loans on the Closing Date, there shall have been paid by the Borrower in full all costs, title examination fees and title insurance premiums payable to the title insurance company insuring the Deed of Trust.

               5.2  Conditions to Each Loan and Each Letter of Credit.  The
                    -------------------------------------------------
      agreement of each Lender to make any Revolving Credit Loan requested to be made by it on any date (including, without limitation, its initial Revolving Credit Loan requested to be made by it) and the agreement of the Issuing Bank to open, renew or extend any Letter of Credit requested to be opened, renewed or extended on any date, is subject to the satisfaction of the following conditions precedent as of the date such Revolving Credit Loan or Letter of Credit is requested to be made, opened, renewed or extended:

                    (a)  Representations and Warranties.  Each of the
                         ------------------------------
     representations and warranties made by the Borrower and the Guarantors in or pursuant to the Credit Documents, except for those made as of a named date only and except as otherwise agreed from time to time in accordance with the provisions of this Agreement, shall be true and complete in all material respects on and as of such date as if made on and as of such date.

























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                    (b)  No Default.  No Default or Event of Default shall
                         ----------
     be continuing on such date or after giving effect to the Revolving Credit Loans or the Letters of Credit requested to be made, opened, renewed or extended, as the case may be, on such date.

                    (c)  No Material Litigation.  No Material Litigation
                         ----------------------
     shall be pending or overtly threatened against the Borrower or any of the Guarantors.

                    (d)  No Material Adverse Change.  There shall not have
                         --------------------------
     occurred any event since the date of the financial statements referred to in Subsection 4.1 which had a Material Adverse Effect.

                    (e)  Additional Documents.  The Agent shall have
                         --------------------
     received each additional document, instrument, legal opinion or item of information reasonably requested by the Agent, any Lender or the Issuing Bank.

                    (f)  Additional Matters.  All corporate and other
                         ------------------
     proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Credit Documents, the Private Placement Debt Documents and the Intercreditor Agreement shall be satisfactory in form and substance to the Agent, in its discretion reasonably exercised, and the Agent shall have received such other documents, legal opinions and other opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as the Agent or any Lender shall reasonably request. Each borrowing by the Borrower hereunder and issuance, renewal or extension of each Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of such borrowing, issuance, renewal or extension, as the case may be, that the conditions contained in this Subsection 5.2 have been satisfied.


               SECTION 6.  AFFIRMATIVE COVENANTS

               The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or L/C Reimbursement Obligation remains outstanding and unpaid, any Letter of Credit remains outstanding or any amount is owing to any Lender, the Agent or the Issuing Bank hereunder or under any other of the Credit Documents, the Borrower shall:

               6.1  Financial Information.  Furnish to the Agent, each
                    ---------------------
     Lender and the Issuing Bank in writing:























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                    (a)  on each Business Day, a Borrowing Base Certificate
     as of the close of business on the preceding Business Day;

                    (b) not later than twenty (20) days after the end of each monthly accounting period of the Borrower and in form and content satisfactory to the Required Lenders, in their discretion reasonably exercised (i) a Certified schedule and aging of accounts payable of the Borrower, its Subsidiaries (other than Transit) and each other of the Guarantors (other than UIC) as at the end of such monthly accounting period, (ii) a Certified schedule and aging of accounts of the Borrower, its Subsidiaries (other than Transit) and each other of the Guarantors (other than UIC) as at the end of such monthly accounting period, (iii) an aged backlog report of the Borrower, its Subsidiaries (other than Transit) and each other of the Guarantors (other than UIC), (iv) a listing of open contracts of the Borrower, its Subsidiaries (other than Transit) and each other of the Guarantors (other than UIC), with a status report as to each, and (v) a reconciliation of the accounts of the Borrower, its Subsidiaries (other than Transit) and each other of the Guarantors (other than UIC);

                    (c) not later than forty-five (45) days after the end of each of the first three (3) quarterly accounting periods of the Borrower in each fiscal year of the Borrower and in form and content satisfactory to the Required Lenders, in their discretion reasonably exercised, a consolidated and consolidating statement of income and retained earnings of the Borrower and its Subsidiaries (other than Transit) and Symtron for such quarterly accounting period and for the current fiscal year of the Borrower through the end of such quarterly accounting period, and a consolidated and consolidating statement of cash flows of the Borrower and its Subsidiaries (other than Transit) and Symtron for such quarterly accounting period and for the current fiscal year of the Borrower through the end of such quarterly accounting period, and a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries (other than Transit) and Symtron as at the end of such quarterly accounting period, all prepared in accordance with GAAP consistently applied and accompanied by (i) an Officer Reliance Certificate with respect to such financial statements, (ii) an Officer Default Certificate as at the end of such quarterly accounting period, and (iii) an Officer Financial Covenant Certificate as at the end of such quarterly accounting period;

                    (d) not later forty-five (45) days after the end of each of the first three (3) quarterly accounting periods in each fiscal year of UIC and in form and content satisfactory to the Required Lenders in their discretion reasonably exercised, a consolidated statement of income and retained earnings of UIC and its Subsidiaries for such quarterly accounting period and for the current fiscal year of UIC through the end of such quarterly accounting period, and a consolidated statement of cash flows of UIC and its Subsidiaries for such quarterly accounting period and for the current fiscal year of UIC through the end of such quarterly accounting period, and a consolidated balance sheet of UIC and its Subsidiaries as at the end of such quarterly accounting period, all prepared in accordance with GAAP consistently applied;

                    (e) not later than fifteen (15) days after the end of each quarterly accounting period of the Borrower and in form and content satisfactory to the Agent in its discretion reasonably exercised, a report concerning the status of pending litigation and proceedings involving the Borrower or any Eligible Affiliate;

                    (f) not later than ninety (90) days after the end of each fiscal year of the Borrower, a consolidated statement of income and retained earnings of the Borrower and its Subsidiaries (other than Transit) for such fiscal year, and a consolidated statement of cash flows of the Borrower and its Subsidiaries (other than Transit) for such fiscal year, and a consolidated balance sheet of the Borrower and its Subsidiaries (other than Transit) as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of the Borrower, all prepared in accordance with GAAP consistently applied and examined and audited by independent certified public accountants satisfactory to the Required Lenders in their discretion reasonably exercised, and accompanied by
     (i) a clean unqualified report of such independent certified public accountants with respect to such financial statements, (ii) copies of each management report, management letter or the like issued by such independent certified public accountants in connection with such financial statements (unless the same have not previously been delivered to the Borrower or UIC, in which event the same shall be furnished not later than fourteen (14) days after receipt by the Borrower or UIC), (iii) an Accountant Default Certificate, (iv) an Officer Financial Covenant Certificate as at the end of such fiscal year, and (v) an Officer Default Certificate as at the end of such fiscal year;

                    (g) not later than ninety (90) days after the end of each fiscal year of UIC, a consolidated statement of income and retained earnings of UIC and its Subsidiaries for such fiscal year, and a consolidated statement of cash flows of UIC and its Subsidiaries for such fiscal year, and a consolidated balance sheet of UIC and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of UIC, all prepared in accordance with GAAP consistently applied and examined and audited by independent certified public accountants satisfactory to the Required Lenders in their discretion reasonably exercised, and accompanied by (i) a clean unqualified report of such independent certified public accountants with respect to such financial statements, and (ii) copies of each management report, management letter or the like issued by such independent certified public accountants in connection with such financial statements (unless the same have not previously been delivered to the Borrower or UIC, in which event the same shall be furnished not later than fourteen (14) days after receipt by the Borrower or UIC);

                    (h) not later than forty-five (45) days after the end of each fiscal year of the Borrower and in form and content satisfactory to the Required Lenders in their discretion reasonably exercised, projections by the Borrower, on a quarter-by-quarter basis, of the financial condition and results of operations of the Borrower and its Subsidiaries (other than Transit) for the succeeding fiscal year of the Borrower, accompanied by a certificate of an Authorized Officer of the Borrower to the effect that such projections have been prepared in good faith on the basis of sound financial planning practice and reasonable assumptions;

                    (i) promptly after transmission thereof, copies of all registration statements and all regular, special or periodic reports which UIC, any of its Subsidiaries, the Borrower or any of its Subsidiaries files with the United States Securities and Exchange Commission (or any successor thereto) or with any stock exchange, and copies of all press releases and other statements issued by UIC, any of its Subsidiaries, the Borrower or any of its Subsidiaries to the public;

                    (j) promptly after request by the Agent, any Lender or the Issuing Bank, copies of any or all purchase orders, invoices, evidences of shipment, delivery or other contract performances of the Borrower or any of the Guarantors, and other documents relating to any contracts, accounts or inventory of the Borrower or any of the Guarantors; and

                    (k) promptly, such additional financial and other information as the Agent, any Lender or the Issuing Bank may from time to time reasonably request.

               6.2  Payment of Obligations.  Pay, discharge or otherwise
                    ----------------------
     satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations to the Private Placement Debt Holders under or in connection with the Private Placement Debt Documents, all of its obligations to Signet Bank/Maryland under or in connection with the Indemnified Letters of Credit and all reimbursement and other agreements relating thereto, and all of its obligations of whatever nature; and cause each of its Subsidiaries and each Guarantor to pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations of whatever nature; provided that nothing contained in
                                         --------
     this Subsection shall be construed to require the Borrower, any of its Subsidiaries or any Guarantor to refrain from contesting the validity, enforceability, amount, maturity or delinquency of any alleged obligations.

               6.3  Conduct of Business and Maintenance of Existence.
                    ------------------------------------------------
     Continue to, and cause each of its Subsidiaries to continue to, engage in business of the same general type as now conducted by it; and preserve, renew and keep in full force and effect, and cause each of its Subsidiaries to preserve, renew and keep in full force and effect, its corporate existence; take, and cause each of its Subsidiaries to take, all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with, and cause each of its Subsidiaries to comply with, all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

               6.4  Maintenance of Property; Insurance.  (a)  Keep, and
                    ----------------------------------
     cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition; and
     (b) maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies such insurance in at least such amounts and against at least such risks (but including in any event property casualty, liability, product liability and business interruption) as would be reasonably prudent, all such insurance to be acceptable to the Required Lenders, in their discretion reasonably exercised; and furnish to the Agent, each Lender and the Issuing Bank, upon written request, full information as to the insurance carried.

               6.5  Inspection of Property; Books and Records; Discussions.
                    ------------------------------------------------------
     Keep, and cause each of its Subsidiaries to keep, proper books of records and account in which true and complete entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; permit representatives of the Agent, any Lender and the Issuing Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and any of its Subsidiaries with any of the Authorized Officers of the Borrower and with its independent certified public accountants; the Borrower hereby acknowledging the intention of the Lenders to, and the Borrower hereby authorizing and agreeing that the Lenders may (a) at the Borrower's expense, conduct field examinations of the contracts, accounts, cost accountings and other matters relating to the Borrower and its Subsidiaries (other than Transit) as often as the Lenders desire to do so, the Lenders hereby agreeing in connection with any such examination to execute and deliver to the Borrower, if requested by the Borrower and reasonably determined by the Borrower to be necessary to protect proprietary information, an agreement not to disclose such information, subject to requirements of law and legal process and other customary exceptions, and (b) verify accounts of the Borrower and its Subsidiaries (other than Transit) by such means as the Lenders may determine, including, without limitation, written and oral communications with account debtors and other obligors of the Borrower and its Subsidiaries.

               6.6  Notices.  Promptly give notice to the Agent, each
                    -------
     Lender and the Issuing Bank:

                    (a) of the occurrence of any Default or Event of Default;

                    (b) of any (i) material default or material event of default under or as defined in any Contractual Obligation of the Borrower, any of its Subsidiaries or any of the Guarantors, or
     (ii) Material Litigation pending or overtly threatened against the Borrower, any of its Subsidiaries or any of the Guarantors;

                    (c) of any litigation or proceeding affecting the Borrower, any of its Subsidiaries or any of the Guarantors involving an uninsured amount of Five Hundred Thousand Dollars ($500,000.00) or more or in which injunctive or similar relief is sought;

                    (d)  of the following events and not later than fifteen
     (15) days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                    (e) of the occurrence of any event which could reasonably be expected to have a Material Adverse Effect.

     Each notice pursuant to this Subsection shall be accompanied by a statement of an Authorized Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. For all purposes of clause (d) of this Subsection, to the extent provided in ERISA, the Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.

               6.7  Government Regulations.  Comply with all applicable
                    ----------------------
     Requirements of Law relating to the conduct of its business, including, without limitation, regulations relating to defense procurement, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

               6.8  Environmental.  Except as set forth in Schedule 4.13,
                    -------------
     cause all operations now or hereafter conducted on any Obligor Use Property to be conducted in compliance in all material respects with all applicable Environmental Laws and so that no non-compliance could reasonably be expected to have a Material Adverse Effect or result in the imposition of a Lien upon any of the property, assets or revenues of the Borrower, any of its Subsidiaries or any Other Obligor or exposure of the Borrower, any of its Subsidiaries or any Other Obligor to potential liability, whether for the cost of cure or remediation or otherwise, in excess of One Hundred Thousand Dollars ($100,000.00); promptly deliver to the Agent copies of all reports prepared by any Governmental Authority, any environmental auditor or engineer, or any other Person, relating to or in connection with compliance by the Borrower, any of its Subsidiaries or any of the Guarantors with any Environmental Laws, unless the Borrower cannot obtain such reports or copies thereof; notify the Agent, each Lender and the Issuing Bank in writing within thirty (30) days after the Borrower, any of its Subsidiaries or any of the Guarantors shall have received any Environmental Claim which could reasonably be expected to have a Material Adverse Effect or result in the imposition of a Lien upon any of the property, assets or revenues of the Borrowers, any of its Subsidiaries or any Other Obligor or exposure of the Borrower, any of its Subsidiaries or any Other Obligor to potential liability, whether for the cost of cure or remediation or otherwise, in excess of One Hundred Thousand Dollars ($100,000.00); in the event that, to the knowledge of the Borrower, any of its Subsidiaries or any of the Guarantors, any Hazardous Substance Contamination shall occur, or the Borrower shall become aware of any non-compliance in any respect with any Environmental Law by the Borrower, any of its Subsidiaries or any of the Guarantors, any Obligor Use Property or any operations previously, now or hereafter conducted on any Obligor Use Property, and, in either case, the same could reasonably be expected to have a Material Adverse Effect or result in the imposition of a Lien upon any of the property, assets or revenues of the Borrower, any of its Subsidiaries or any Other Obligor or exposure of the Borrower, any of its Subsidiaries or any Other Obligor to potential liability, whether for the cost of cure or remediation or otherwise, in excess of One Hundred Thousand Dollars ($100,000.00) (i) notify the Agent thereof in writing within ten (10) Business Days, (ii) if requested by the Required Lenders, engage, at the Borrower's expense, and deliver to the Agent as promptly as feasible, with sufficient copies for each Lender and the Issuing Bank, an Environmental Assessment with respect thereto containing or accompanied by a plan and budget in form and content satisfactory to the Required Lenders for the remediation or cure thereof, (iii) as promptly as feasible, commence and diligently pursue to completion, or cause to be promptly commenced and diligently pursued to completion, all actions which are necessary to comply with Environmental Laws or to remediate or cure the same, all contractors to perform any work in connection therewith to be satisfactory to the Required Lenders, in their discretion reasonably exercised, and (iv) if requested by the Required Lenders, deliver to the Agent, within fifteen (15) days after request therefor by the Required Lenders, a bond, letter of credit or similar financial assurance reasonably satisfactory to the Required Lenders evidencing that the funds necessary are available to pay the cost of any cure or remediation; and indemnify, protect and defend each of the Agent, the Lenders and the Issuing Bank, and their officers, directors, employees, attorneys and agents, and save harmless the Agent, the Lenders and the Issuing Bank, and their officers, directors, employees, attorneys and agents, from and against any and all claims, demands, damages, losses, liabilities, obligations, penalties, litigation, defenses, judgments, decrees, orders, directives, suits, actions, proceedings, costs and expenses (including, without limitation, reasonable counsel fees and expenses and reasonable experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, paid or incurred by or asserted or awarded against any of them relating to, resulting from or arising out of (i) the presence, manufacture, generation, production, processing, use, handling, treatment, storage, disposal, transportation or distribution on or about any Obligor Use Property of any Hazardous Substance, (ii) any Hazardous Substance Contamination,
     (iii) any non-compliance with any applicable Environmental Law by the Borrower, any of its Subsidiaries or any of the Guarantors, any Obligor Use Property or any operations previously, now or hereafter conducted on any Obligor Use Property, or (iv) any costs associated with any remedial or curative action relating to any Hazardous Substances, any Hazardous Substance Contamination or any violation of any applicable Environmental Laws; provided that nothing contained in
                                        --------
     this Subsection shall be deemed to preclude the Borrower, any of its Subsidiaries or any of the Guarantors from joining as a potentially responsible party any group convened for the remediation or cure of any site and proposing that the Borrower's obligations under this Subsection be alternatively satisfied by prudent action taken in concert with such group; and provided further that nothing contained
                                  -------- -------
     in this Subsection shall obligate the Borrower to indemnify, protect or defend any of the Agent, the Lenders or the Issuing Bank, or any of their officers, directors, employees, attorneys or agents, or to save harmless any of the Agent, the Lenders or the Issuing Bank, or any of their officers, directors, employees, attorneys or agents, from or against any claims, demands, damages, losses, liabilities, obligations, penalties, litigation, defenses, judgments, decrees, orders, directives, suits, actions, proceedings, costs or expenses resulting from or arising out of any act of the Person, or any officer, director, employee, attorney or agent of the Person, otherwise entitled to be indemnified. The indemnification obligations of the Borrower under this Subsection shall survive the termination of this Agreement and payment of the outstanding Notes for a period of two (2) years.

               6.9  Subsidiary Documents.  In the case of each Subsidiary
                    --------------------
     of the Borrower formed or acquired after the date of this Agreement:
     (a) cause such Subsidiary to duly execute and deliver to the Agent, appropriately completed in each case (i) a Subsidiary Guaranty and
     (ii) a Subsidiary Security Agreement; (b) duly execute and deliver to the Agent, and cause such Subsidiary to duly execute and deliver to the Agent, such financing statements as may be required by the Required Lenders; (c) duly execute and deliver to the Agent, and cause other Persons to duly execute and deliver to the Agent, such additional Credit Documents as the Required Lenders may require in good faith in order to assure to the Agent, the Lenders and the Issuing Bank their rights and interests under this Agreement and the other Credit Documents; (d) deliver to the Agent evidence satisfactory to the Required Lenders that all agreements, instruments and documents executed and delivered to the Agent pursuant to this Subsection have been duly authorized, executed and delivered; and (e) do, make, execute, deliver, and cause such Subsidiary to do, make, execute and deliver, all such additional and further acts, things, deeds, assurances, instruments and documents as the Required Lenders may request in good faith to vest and assure to the Agent, the Lenders and the Issuing Bank their rights and interests under this Agreement.

               6.10 Facility Fee.  On the first anniversary of the date of
                    ------------
     this Agreement or the Termination Date, whichever is earlier, pay to the Agent, for the ratable benefit of the Lenders as of the date hereof according to their Commitment Percentages, a facility fee equal to Fifty Thousand Dollars ($50,000.00).

               6.11 Real Property Surveys.  Within sixty (60) days after
                    ---------------------
     the date of this Agreement, deliver to the Agent, in form and content satisfactory to the Agent, surveys of the Real Property Collateral, with surveyors' certificates, sufficient to induce the title insurance company insuring the Deed of Trust to remove any survey exceptions from the title insurance policy without adding any additional exceptions based upon such surveys.

               6.12 Transit Investment.   Commencing March 15, 1995, cause
                    ------------------
     the UIC-DEL Standby Subordinated Debt Balance arising on account of loans or advances made to the Borrower by UIC-DEL, exclusive of the Indebtedness evidenced by the Creditor Note (as defined in the UIC-DEL Subordination Agreement), at all times to equal, at least, the aggregate amount of the Transit Investments made by the Borrower, its Subsidiaries, Symtron and Other Obligors.

               SECTION 7.  NEGATIVE COVENANTS

               The Borrower hereby covenants and agrees that, so long as the Commitments remain in effect, any Note or L/C Reimbursement Obligation remains outstanding and unpaid, any Letter of Credit remains outstanding or any amount is owing to any Lender, the Agent or the Issuing Bank hereunder or under any other of the Credit Documents, the Borrower shall not, directly or indirectly:

               7.1  Financial Condition Covenants.
                    -----------------------------
                    (a)  Maintenance of Capital Base.  Permit Capital Base
                         ---------------------------
     to be less than the amounts indicated below at any time during the periods indicated below:

                    Period                     Capital Base Amount
                    ------                     -------------------
                    12/31/94 through 3/30/95   $66,000,000.01

                    3/31/95* through 6/29/95   $66,500,000.01

                    6/30/95* through 9/29/95   $67,000,000.01

                    9/30/95* through 12/30/95  $67,500,000.01

                    12/31/95 through 3/30/96   $68,400,000.01

                    3/31/96* through 6/29/96   $68,900,000.01

                    6/30/96* through 9/29/96   $69,400,000.01

                    9/30/96* through 12/30/96  $69,900,000.01

                    12/31/96 and thereafter    $70,800,000.01

                    *In the case of the $500,000.00 increases in the required amount of Capital Base becoming effective on 3/31/95, 6/30/95, 9/30/95, 3/31/96, 6/30/96 and 9/30/96, notwithstanding any other provision of this Agreement, it shall not constitute an Event of Default until and unless the Borrower shall fail to achieve any of such $500,000.00 increases by the end of the succeeding quarterly accounting period of the Borrower. For example, if the Borrower maintains Capital Base at least equal to $66,000,000.01 but less than $66,500,000.01 during the period 3/31/95 through 6/29/95, no
     Event of Default on account thereof shall occur until and unless the Borrower does not achieve Capital Base at least equal to $66,500,000.01 on 6/30/95.

                    (b)  Leverage Ratio.  Permit Leverage Ratio to be
                         --------------
     greater than 1.25 to 1.00 as at any time from the date of this Agreement through August 31, 1995; or permit Leverage Ratio to be greater than 1.15 to 1.00 as at any time after August 31, 1995.

                    (c)  Cash Flow Coverage Ratio.  As at the end of the
                         ------------------------
     quarterly accounting periods of the Borrower ending on the dates indicated below, permit Cash Flow Coverage Ratio for the four (4) consecutive quarterly accounting periods of the Borrower then ending to be less than the ratio indicated:

                    Quarter End                Ratio
                    -----------                -----
                    12/31/94                   2.00 to 1.00

                    3/31/95                    2.00 to 1.00

                    6/30/95                    1.80 to 1.00

                    9/30/95 and each quarter   .90 to 1.00*
                    end thereafter

                    *This ratio shall be increased to 1.80 to 1.00 upon payment in full of the Private Placement Debt.

                    (d)  Capital Expenditures.  Permit Capital Expenditures
                         --------------------
     in any fiscal year of the Borrower to exceed Three Million Dollars ($3,000,000.00).

               7.2  Limitation on Indebtedness.  Create, incur, assume or
                    --------------------------
     suffer to exist any Indebtedness, or suffer or permit any of its Subsidiaries or Symtron to create, incur, assume or suffer to exist any Indebtedness, except:

                    (a) Indebtedness of the Borrower, any of its Subsidiaries or Symtron under this Agreement and the other Credit Documents;

                    (b) Indebtedness of the Borrower, any of its Subsidiaries or Symtron in connection with trade accounts payable, payroll related costs, taxes, insurance premiums and other liabilities incurred in the ordinary course of business;

                    (c) Post-retirement benefits required by FAS 106 and FAS 212 of the Financial Accounting Standards Board;

                    (d) Indebtedness of the Borrower and its Subsidiaries and Symtron for advances made to them by their customers in the ordinary course of business in connection with contracts between the Borrower, any of its Subsidiaries or Symtron and any of their customers;

                    (e) Indebtedness of the Borrower, any of its Subsidiaries or Symtron for overpayments made to them by their customers in connection with contracts between them and their customers;

                    (f) Indebtedness payable under the existing contracts pursuant to which UIC acquired the capital stock of Symtron and the Borrower acquired the assets of Technologies;

                    (g) Indebtedness of the Borrower to the Private Placement Debt Holders under the Private Placement Debt Documents, as in effect on the date hereof;

                    (h) Contingent Indebtedness to Signet Bank/Maryland on account of reimbursement obligations and related obligations in connection with the Indemnified Letters of Credit;

                    (i)  UIC Subordinated Debt and UIC-DEL Subordinated
     Debt;

                    (j) Indebtedness subordinated to the Obligations on terms and conditions satisfactory to the Agent, the Required Lenders and the Issuing Bank;

                    (k) Indebtedness specifically consented to in writing by the Agent;

                    (l)  Indebtedness permitted under Subsection 7.8(c);

                    (m) Indebtedness of Transit to any Person other than the Borrower or any Other Obligor, or Indebtedness of Transit to the Borrower or any Other Obligor created and existing without violation of this Agreement or any of the other Credit Documents;

                    (n) Indebtedness of the Borrower, any of its Subsidiaries or Symtron on account of any judgment, decree or award entered against it, the existence of which does not constitute an Event of Default under Subsection 8.1(o);

                    (o) Existing Indebtedness of Symtron to UIC not exceeding, in the aggregate, Five Hundred Thousand Dollars
     ($500,000.00); and

                    (p) Indebtedness of the Borrower, any of its Subsidiaries or Symtron secured by Permitted Equipment PMSIs and other Indebtedness of the Borrower, any of its Subsidiaries or Symtron not described in clauses (a) through and including (o) above in an aggregate amount not to exceed Five Hundred Thousand Dollars
     ($500,000.00).

               7.3  Limitation on Liens.  Create, incur, assume or suffer
                    -------------------
     to exist, or suffer or permit any of its Subsidiaries or Symtron to create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (each a "Permitted Lien" and, collectively, "Permitted Liens"):

                    (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that
                                                         --------
     adequate reserves with respect thereto are maintained on the books of the Borrower or such Subsidiary or Symtron, as the case may be, in conformity with GAAP and that no notice of lien with respect thereto is filed in any recording office;

                    (b)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's, landlords', or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish any interest of the Agent or the Lenders;

                    (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements and otherwise made in the ordinary course of business;

                    (d) deposits to secure the performance of bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                    (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

                    (f) Liens in favor of the Agent created pursuant to the Credit Documents;

                    (g) Permitted Equipment PMSIs permitted under Subsection 7.2(p);

                    (h) Liens in favor of prime contractors and customers of the Borrower, its Subsidiaries and Symtron, including Governmental Authorities, arising by operation of law (including the FAR and DFAR) as a result of the receipt under a contract of progress-billings in the ordinary course of business and encumbering inventory, work-in-process or other assets identified or chargeable to such contract;

                    (i) intellectual property license arrangements entered into without violation of any of the provisions of this Agreement or any of the other Credit Documents;

                    (j) Liens in favor of or for the benefit of the Issuing Bank in or upon cash, cash equivalents or other liquid assets pledged to the Issuing Bank in connection with, or in or upon bills of lading or other shipping or transportation documents, warehouse receipts or other documents and writings relating to, and insurance and other similar rights arising in connection with, the L/C Agreements or the issuance and payment of drawings under Letters of Credit;

                    (k) Liens in favor of or for the benefit of the Agent or First Fidelity in or upon cash, cash equivalents, marketable securities or other liquid assets and other rights relating to or in connection with overnight investments or other investments made or managed by First Fidelity for or on behalf of the Borrower, any of its Subsidiaries or Symtron;

                    (l) Liens, if any, described in Schedule 7.3 and constituting Permitted Equipment PMSIs permitted under Subsection 7.2(g); or

                    (m) Liens securing Indebtedness of Transit permitted under Subsection 7.2.

               7.4  Limitation on Contingent Obligations.  Create, incur,
                    ------------------------------------
     assume or suffer to exist, or suffer or permit any of its Subsidiaries or Symtron to create, incur, assume or suffer to exist, any Contingent Obligation except:

                    (a) Contingent Obligations arising in connection with Letters of Credit or otherwise arising under or in connection with the Credit Documents;

                    (b)  Contingent Obligations in the nature of
     performance bonds and performance guaranties arising in the ordinary course of business, including guaranties by the Borrower, any of its Subsidiaries or Symtron of any lease obligations of the Borrower, any of its Subsidiaries or Symtron;

                    (c) Contingent Obligations of the Borrower not exceeding at any time Seven Hundred Seventy-Five Thousand Dollars ($775,000.00) in connection with a guaranty by the Borrower of obligations of Pioneer to The Bank of Baltimore;

                    (d) Contingent Obligations of the Borrower under that certain Guaranty of AAI Corporation dated May 25, 1993, executed and delivered by the Borrower for the benefit of Federal Laboratories, Inc., a Delaware corporation;

                    (e) Contingent Obligations incurred or assumed by Transit;

                    (f) Contingent Obligations to Signet Bank/Maryland on account of reimbursement obligations and related obligations in connection with the Indemnified Letters of Credit; and

                    (g) Contingent Obligations to Transit incurred or assumed by the Borrower pursuant to the Electric Transit, Inc., Stock Subscription and Stockholders' Agreement dated as of February 18, 1994.

               7.5  Limitations on Fundamental Changes.  Enter into, or
                    ----------------------------------
     suffer or permit any of its Subsidiaries or Symtron to enter into, any merger, consolidation, amalgamation or share exchange, or suffer or permit any business, assets, operations or books and records of the Borrower or any of its Subsidiaries or Symtron to be merged, consolidated or commingled with any business, assets, operations or books and records of any other Person, or make any material change in the present method of conducting business; provided that
                                                --------
























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


     nothing contained in this Subsection shall be deemed to prohibit the transfer by the Borrower and Systems to Symtron of the firefighter trainer systems business and related contracts, intellectual property and other assets.

               7.6  Limitation on Acquisitions.  Purchase or otherwise
                    --------------------------
     acquire, or suffer or permit any of its Subsidiaries or Symtron to purchase or otherwise acquire, all or substantially all of the assets of any other Person, or any assets of any other Person in a transaction which is subject to the Bulk Transfers Title of the Uniform Commercial Code of any jurisdiction.

               7.7  Limitation on Sale of Assets.  Convey, sell, assign,
                    ----------------------------
     transfer, lease or otherwise dispose of, or suffer or permit any of its Subsidiaries or Symtron to convey, sell, assign, transfer, lease or otherwise dispose of, any of its property, business or assets, whether now owned or hereafter acquired except:

                    (a) obsolete or worn-out equipment or other property or assets disposed of in the ordinary course of business in exchange for, at least, the fair market value thereof, and equipment or other property or assets no longer necessary in the conduct of its business disposed of in exchange for, at least, the fair market value thereof, provided that this clause (a) shall not constitute such a consent or
     --------
     authorization to any such disposition as would authorize the disposition free of any Lien of the Agent and all such dispositions shall be made subject to all Liens of the Agent except as otherwise agreed by the Agent in writing;

                    (b) the sale or lease of inventory in the ordinary course of business;

                    (c) the sale of the Industry Lane Real Property Proposed To Be Sold, provided that net cash proceeds of such sale in
                          --------
     an amount not less than Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000.00) are paid to the Agent in immediately available funds for application on account of the Obligations and/or the Private Placement Debt in accordance with the provisions of the Intercreditor Agreement;

                    (d) the sale of the York Road Real Property Proposed To Be Sold, provided that net cash proceeds of such sale in an amount
                 --------
     not less than One Million Three Hundred Thousand Dollars ($1,300,000.00) are paid to the Agent in immediately available funds for application on account of the Obligations and/or the Private Placement Debt in accordance with the provisions of the Intercreditor Agreement;























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                    (e)  the transfer by the Borrower and Systems to
     Symtron of the firefighter trainer systems business and related contracts, intellectual property and other assets;

                    (f) the transfer by the Borrower to IMAX Corporation or Ridefilm Corporation, or any of their successors or assigns, of assets of the Borrower's Entertainment Business in connection with the sale of the Borrower's Entertainment Business; or

                    (g) the transfer to Reflectone, Inc., or its successors or assign, of existing assets or liabilities of Microflite.

               7.8  Limitation on Restricted Payments.  Make or commit to
                    ---------------------------------
     make, or suffer or permit any of its Subsidiaries or Symtron to make or commit to make, any Restricted Payments except:

                    (a) if no Default or Event of Default has occurred and is continuing or will result from such Restricted Payment, and if no violation of the UIC Subordination Agreement or the UIC-DEL Subordination Agreement will result from such Restricted Payment,
     (i) payments of interest on account of the UIC Subordinated Debt and the UIC-DEL Subordinated Debt, (ii) payments of principal on account of the UIC-DEL Subordinated Debt, other than the UIC-DEL Standby Subordinated Debt, and (iii) payments of principal on account of the UIC Subordinated Debt, provided that all such Restricted Payments are
                            --------
     used by UIC or UIC-DEL, as the case may be, to pay dividends, to purchase common stock of UIC to be held by UIC as treasury stock (in the case of such Restricted Payments made to UIC), to make loans to UIC (in the case of such Restricted Payments made to UIC-DEL), to make loans to the Borrower, to pay taxes, Indebtedness to third parties incurred in the ordinary course of business, judgments and awards with respect to Indebtedness or other obligations incurred in the ordinary course of business, compensation to directors, officers, employees and independent contractors in the ordinary course of business, expenses incurred by Subsidiaries of UIC in the ordinary course of business or other expenses incurred in the ordinary course of business acceptable to the Required Lenders, in their discretion reasonably exercised, and, to the extent of an amount not exceeding One Million Five Hundred Thousand Dollars ($1,500,000.00), to make loans or capital contributions to Subsidiaries of UIC (other than the Borrower), to fund acquisitions of assets or Investments or to fund Capital Expenditures not prohibited by this Agreement;

                    (b) payments or other transfers to the Borrower by any Affiliate of the Borrower;




























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                    (c)  loans or capital contributions by the Borrower to
     any Eligible Affiliate, the proceeds of which loans or capital contributions shall be used by such Eligible Affiliate to finance the carry of accounts, the purchase of inventory, the funding of Capital Expenditures not prohibited by this Agreement and other ordinary course of business activities;

                    (d) payment of compensation and reimbursement of expenses to employees of the Borrower or any Eligible Affiliate in the ordinary course of business;

                    (e) payments in consideration of purchases of equipment or other property or assets disposed of pursuant to and in accordance with Subsection 7.7(a);

                    (f) payments in consideration of purchases of inventory in the ordinary course of business in accordance with Subsection 7.9;

                    (g) payments in consideration of purchases of products or services in accordance with Subsection 7.9;

                    (h) payments in consideration of the lease or sublease of any property at fair market rates in accordance with Subsection 7.9;

                    (i) payments to UIC in reimbursement of expenses of the Borrower, any of its Subsidiaries or Symtron paid by UIC on its behalf;

                    (j) payments of fees to UIC by the Borrower, any of its Subsidiaries, Symtron and UIC-DEL not exceeding in any fiscal year of the Borrower, any of its Subsidiaries, Symtron or UIC-DEL, as the case may be, one percent (1%) of its gross sales for such fiscal year;

                    (k) payments under the existing contract pursuant to which the capital stock of Symtron was acquired by UIC;

                    (l) payments or other transfers by Transit to any Affiliate of Transit; and

                    (m) payments by Symtron to UIC in satisfaction of the existing Indebtedness of Symtron to UIC not exceeding, in the aggregate, Five Hundred Thousand Dollars ($500,000.00) referred to in Subsection 7.2(m).

               7.9  Limitation on Transactions with Affiliates.  Enter
                    ------------------------------------------
     into, or suffer or permit any of its Subsidiaries (other than Transit) or Symtron to enter into, any transaction with any Affiliate except for transactions with Affiliates entered into in the ordinary course of business on terms no less favorable than would apply in a comparable arm's-length transaction with a Person that is not an Affiliate.

               7.10 Limitation on Subsidiaries.  Form or acquire, or suffer
                    --------------------------
     or permit any of its Subsidiaries (other than Transit) or Symtron to form or acquire, any Subsidiary.

               7.11 Limitation on Investments, Loans and Advances.  Give
                    ---------------------------------------------
     any value for any Investment or make any advance, loan or extension of credit to any Person, or suffer or permit any of its Subsidiaries or Symtron to give any value for any Investment or make any advance, loan or extension of credit to any Person, except:

                    (a) extensions of trade credit in the ordinary course of business and advances to suppliers and vendors in the ordinary course of business;

                    (b)  Investments in Cash Equivalents;

                    (c) loans to officers or employees of the Borrower, any of its Subsidiaries (other than Transit) or Symtron not exceeding, in the case of any single officer or employee, an aggregate amount of One Hundred Thousand Dollars ($100,000.00) at any time outstanding and not exceeding, in the case of all such loans to all such officers and employees, an aggregate amount of Five Hundred Thousand Dollars ($500,000.00) at any time outstanding;

                    (d) existing loans (not including any additional advances) by the Borrower to Pioneer not exceeding Three Hundred Sixty-One Thousand Dollars ($361,000.00);

                    (e)  any Transit Investment, provided that (i) the
                                                 --------
     aggregate amount of all Transit Investments made by the Borrower, its Subsidiaries, Symtron and Other Obligors shall not at any time exceed Four Million Dollars ($4,000,000.00), (ii) the aggregate amount of all Transit Investments made by the Borrower, its Subsidiaries, Symtron and Other Obligors shall not at any time on or after March 15, 1995, exceed the UIC-DEL Standby Subordinated Debt Balance arising on account of loans or advances made to the Borrower by UIC-DEL, exclusive of the Indebtedness evidenced by the Creditor Note (as defined in the UIC-DEL Subordination Agreement), and (iii) the Agent shall have been granted a perfected first priority security interest in all Indebtedness and other obligations of

     Transit or any other Person to the Borrower, any of its Subsidiaries or any of the Guarantors (other than UIC) in connection with any such Transit Investment; and

                    (f) other Investments specifically permitted by other provisions of this Agreement.

               7.12 Limitation on Optional Payments and Modifications.  (a)
                    -------------------------------------------------
     Make, or suffer or permit any of its Subsidiaries (other than Transit) or Symtron to make, any optional payment or prepayment on or redemption of any Indebtedness (other than Indebtedness pursuant to this Agreement), (b) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of any Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), or (c) amend any of the terms or provisions of any of the Private Placement Debt Documents, any of the Indemnified Letters of Credit or any documents or instruments evidencing, guaranteeing, securing or otherwise relating to the UIC Subordinated Debt or the UIC-DEL Subordinated Debt.

               7.13 Limitation on Sale and Leaseback.  Enter into, or
                    --------------------------------
     suffer or permit any of its Subsidiaries (other than Transit) or Symtron to enter into, any arrangement with any Person providing for the leasing by the Borrower or such Subsidiary or Symtron of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary or Symtron to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary or Symtron.

               7.14 Fiscal Year.  Permit the fiscal year of the Borrower to
                    -----------
     end on a day other than December 31.

               7.15 Places of Business.  Change, or suffer or permit to be
                    ------------------
     changed, the location of the Borrower Chief Executive Office or the chief executive office of any Subsidiary of the Borrower, Symtron or any Guarantor, or the location of any of their books and records, to any location outside the United States of America or, unless the Agent shall have received ninety (90) days prior written notice of the change, to any location within the United States of America; or have or maintain, other than the Borrower Business Premises, any business, office or storage location, or suffer or permit any Subsidiary of the Borrower (other than Transit) or Symtron to have or maintain any new business, office or storage location, unless the Agent shall have received ninety (90) days prior written notice of the new location.
























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               7.16 Change of Name.  Change, or suffer or permit to be
                    --------------
     changed, the name of the Borrower or any of its Subsidiaries (other than Transit) or Symtron, or use any trade name, or permit any of its Subsidiaries (other than Transit) or Symtron to use any trade name, other than its true corporate name, unless the Agent shall have received ninety (90) days prior written notice of such change or use.

               7.17 Compliance with ERISA.  (a)  Terminate or permit to be
                    ---------------------
     terminated any Plan so as to result in any material liability to the PBGC, (b) engage in, or suffer or permit any Other Obligor to engage in, any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan which would result in a material liability of the Borrower or any Other Obligor for an excise tax or civil penalty in connection therewith, (c) incur or suffer to exist, or suffer or permit any Other Obligor to incur or suffer to exist, any material "accumulated funding deficiency" (as defined in section 302 of ERISA), whether or not waived, involving any Plan which would materially increase the amounts required to be contributed to such Plan by the Borrower or any Other Obligor, or (d) allow or suffer to exist any event or condition which presents a material risk of the Borrower or any Other Obligor incurring a material liability to the PBGC by reason of termination of any Plan. The Agent, the Lenders and the Issuing Bank acknowledge that the Borrower has informed them that the Borrower is planning a change in a Plan which will include freezing earned benefits under the Plan as now in effect and the introduction of a cash balance plan supplemented by direct contributions by the Borrower, matching 401(k) contributions by the Borrower and a profit sharing feature, and the Borrower acknowledges that it has informed the Agent, the Lenders and the Issuing Bank that such change will be effected in accordance with all requirements of ERISA and other Requirements of Law.

               7.18 Environmental.  Except as set forth in Schedule 4.13,
                    -------------
     permit any Hazardous Substance to be present, manufactured, generated, produced, processed, used, handled, treated, stored or disposed of on any Obligor Use Property in violation of any applicable Environmental Law which could reasonably be expected to have a Material Adverse Effect or result in the imposition of a Lien upon any of the property, assets or revenues of the Borrower, any of its Subsidiaries or any Other Obligor or exposure of the Borrower, any of its Subsidiaries or any Other Obligor to potential liability, whether for the cost of cure or remediation or otherwise, in excess of One Hundred Thousand Dollars ($100,000.00); permit to occur any Hazardous Substance Contamination which could reasonably be expected to have a Material Adverse Effect or result in the imposition of a Lien upon any of the property, assets or revenues of the Borrower, any of its Subsidiaries or any Other Obligor or exposure of the Borrower, any of its Subsidiaries or any Other Obligor to potential liability, whether for the cost of cure or remediation or otherwise, in excess of One Hundred Thousand Dollars ($100,000.00); or, except for underground storage tanks identified in Schedule 4.13, permit any underground storage tanks to be located on any Obligor Use Property.

               7.19 Limitation on Negative Pledge Clauses.  Enter into, or
                    -------------------------------------
     suffer or permit any of its Subsidiaries (other than Transit) or Symtron to enter into, any agreement, other than pursuant to this Agreement or the other Credit Documents, any industrial revenue bonds, purchase money mortgages, Financing Leases or Permitted Equipment PMSIs permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), with any Person which prohibits or limits the ability of the Borrower or such Subsidiary (other than Transit) or Symtron to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

               7.20 Limitation on Inconsistent Agreements.  Enter into, or
                    -------------------------------------
     suffer or permit any of its Subsidiaries (other than Transit) or any Other Obligor to enter into, any agreement which is inconsistent with any obligations of the Borrower, any of its Subsidiaries or any Other Obligor under this Agreement or any of the other Credit Documents.


               SECTION 8.  EVENTS OF DEFAULT

               8.1  Events of Default.
                    -----------------
                    Upon and at any time after the occurrence of any of the following events:

                    (a) The Borrower or any Other Obligor shall fail to pay any amount due to the Agent, any Lender or the Issuing Bank, including, without limitation, principal and interest on the Notes, L/C Reimbursement Obligations, fees or expenses; or

                    (b) Any representation or warranty made or deemed made by the Borrower or any Other Obligor herein or in the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                    (c) The Borrower shall default in the observance or performance of any agreement contained in Section 7, or the Borrower or any Other Obligor shall default in the observance or performance of any negative covenant of the Borrower or such Other

     Obligor contained in any of the other Credit Documents, or the Borrower shall default in the observance or performance of any of the agreements of the Borrower contained in Subsection 6.1 or Subsection 6.4(b); or

                    (d) The Borrower or any Other Obligor shall default in the observance or performance of any other agreement contained in this Agreement or any of the other Credit Documents (other than as provided in (a) through (c) above) and such default shall continue unremedied for a period of fifteen (15) days; or

                    (e) (i) This Agreement or any of the other Credit Documents shall be, or shall be held by a court of competent jurisdiction to be, invalid or unenforceable in any respect deemed material by the Required Lenders or, in the case of any provision of
     Section 3 of this Agreement or any provision of any L/C Agreement, by the Issuing Bank, (ii) the Intercreditor Agreement shall be, or shall be held by a court of competent jurisdiction to be, invalid or unenforceable in any respect deemed material by the Required Lenders or the Issuing Bank, or (iii) the security interests and other Liens created in favor of or for the benefit of the Agent, the Lenders or the Issuing Bank shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                    (f) The Borrower or any Other Obligor shall revoke or terminate, or attempt to revoke or terminate, or notify the Agent, any Lender or the Issuing Bank of revocation or termination of, any continuing obligations or agreements of the Borrower or such Other Obligor relating in any way to this Agreement or any of the other Credit Documents; or

                    (g) The Borrower or any Other Obligor shall (i) default in any payment of any Indebtedness (other than Indebtedness referred to in paragraph (a) above) or in the payment of any Contingent Obligation exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, beyond any period of grace but whether or not any required notice has been given; or (ii) default in the observance or performance of any other agreement or condition otherwise relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or otherwise relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; provided
                                                               --------
     that nothing contained in this clause (g) shall be construed to require the Borrower or any Other Obligor to refrain from contesting the























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


     validity, enforceability, amount or maturity of any alleged
     Indebtedness or Contingent Obligation or any agreement or condition relating thereto, or the existence of any default with respect thereto; or

                    (h) (i) The Borrower or any Other Obligor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Other Obligor shall make a general assignment for the benefit of its creditors, whether or not any court assumes jurisdiction thereof; or (ii) there shall be commenced against the Borrower or any Other Obligor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any Other Obligor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal, within sixty (60) days from the entry thereof; or (iv) the Borrower or any Other Obligor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any Other Obligor shall be insolvent (as defined in Section 101(32) of the United States Bankruptcy Code, or any successor legislation), or generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                    (i) Dissolution or liquidation of, or the entry of any unstayed judgment, order, award or decree for the dissolution or liquidation of, the Borrower or any Other Obligor; or

                    (j) Injunction or restraint of the Borrower or any Other Obligor in any manner from conducting its business in whole or in part deemed material by the Required Lenders in good faith; or

                    (k) Any assets of the Borrower, any Subsidiary of the Borrower or any Other Obligor which are determined by the Required Lenders in good faith to be material shall be attached, levied upon, seized or repossessed; or

                    (l) There shall occur any event or condition which the Required Lenders reasonably determine has a material adverse effect on the business or prospects of the Borrower, whether or not such event or condition otherwise constitutes an Event of Default, provided that
                                                             --------
     the failure of Transit to be awarded a contract by the Miami Valley Transit Authority for the supply of electric trolley buses shall not be deemed to have a material adverse effect on the business or prospects of the Borrower; or

                    (m) The occurrence of any event which, in the judgment of the Required Lenders exercised reasonably, materially impairs the financial condition of the Borrower or any Other Obligor; or

                    (n) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan which would materially increase the amounts required to be contributed to such Plan by the Borrower or any Other Obligor, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the judgment of the Required Lenders exercised in good faith, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the judgment of the Required Lenders exercised in good faith is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Borrower or any Other Obligor to any tax, penalty or other liabilities in the aggregate material, in the judgment of the Required Lenders exercised in good faith, in relation to the business, operations, property or financial or other condition of the Borrower, provided that the termination of the Symtron Systems, Inc. Employee
     --------
     Savings and Retirement Plan shall constitute an Event of Default only if such termination could reasonably be expected, in the judgment of the Required Lenders exercised in good faith, to subject the Borrower, Symtron or any Other Obligor to any liability in excess of Two Hundred Fifty Thousand Dollars ($250,000.00); or

                    (o) One or more judgments or decrees shall be entered against the Borrower or any Other Obligor involving in the aggregate a liability (not paid or fully covered by insurance) of Two Hundred Fifty Thousand Dollars ($250,000.00) or more and all such judgments or decrees shall not have been vacated, discharged, paid, stayed or dismissed within thirty (30) days from the entry thereof or, if stayed, shall not have been vacated, discharged, paid or dismissed within thirty (30) days after termination of such stay; or

                    (p) UIC shall not legally and beneficially own all of the issued and outstanding capital stock of the Borrower and UIC-DEL, or UIC or the Borrower shall not legally and beneficially own all of the issued and outstanding capital stock of Symtron, in each case, with the discretionary power and right to exercise all rights and privileges, including voting rights, with respect to such capital stock and, more particularly, to elect all of the members of the Board of Directors of each thereof and to approve any action of each thereof, including extraordinary actions, required to be approved by stockholders thereof; or

                    (q) AAI shall not legally and beneficially own all of the issued and outstanding capital stock of each of Systems, Technologies, Engineering, Carshell, International, Microflite, Medical and Seti, with the discretionary power and right to exercise all rights and privileges, including voting rights, with respect thereto and, more particularly, to elect all of the members of the Board of Directors of each thereof and to approve any action of each thereof, including extraordinary actions, required to be approved by stockholders of each thereof; or

                    (r) AAI shall not legally and beneficially own at least fifty-three percent (53%) of the issued and outstanding capital stock of Transit, with the discretionary power and right to exercise all rights and privileges, including voting rights, with respect thereto and, more particularly, to elect sixty percent (60%) of the members of the Board of Directors of Transit; or

                    (s) Richard R. Erkeneff shall for any reason cease to be, or to perform the functions of, the President and chief executive officer of the Borrower, or Paul J. Michaud shall cease to be, or to perform the functions of, the chief financial officer of the Borrower, unless (i) a replacement President and chief executive officer satisfactory to the Required Lenders or a replacement chief financial officer satisfactory to the Required Lenders, as the case may be, shall have been employed by the Borrower within ninety (90) days thereafter, or (ii) a management plan satisfactory to the Required Lenders shall have been presented to the Agent within ninety (90) days thereafter; or

                    (t) Any of the Private Placement Debt Holders or any of their successors, or any assignee of any of the Private Placement Debt Holders permitted under Section 6 of the Intercreditor Agreement shall sell or assign any interest in any of the Private

     Placement Debt otherwise than in accordance with Section 6 of the Intercreditor Agreement; or

                    (u) The Borrower, any of its Subsidiaries (other than Transit) or any Other Obligor shall be convicted of an offense punishable under any domestic or foreign criminal statute or law as a felony or by imprisonment or fine in excess of One Hundred Thousand Dollars ($100,000.00); or

                    (v)  There shall occur a Change of Control; or

                    (w) There shall occur any "Event of Default," as defined in any of the other Credit Documents; or

                    (x) There shall occur any "Event of Default," as defined in any of the Private Placement Debt Documents, which has not been waived in writing by the Private Placement Debt Holders; or

                    (y) A "Collateral Distribution Period," as defined in the Intercreditor Agreement, shall commence; or

                    (z) UIC shall sell or assign any interest in any of the UIC Subordinated Debt, or UIC-DEL shall sell or assign any interest in any of the UIC-DEL Subordinated Debt; or

                    (aa) Any proceeding shall be commenced to suspend or debar the Borrower, any of its Subsidiaries or any Other Obligor from contracting with any Governmental Authority of the United States of America and such proceeding shall remain undismissed for a period of ninety (90) days; or

                    (bb) The Borrower, any of its Subsidiaries or any Other Obligor shall be suspended or debarred from contracting with any Governmental Authority of the United States of America, either as a result of a final decision of a Governmental Authority of the United States of America concerning suspension or debarment or as a result of the pendency of any suspension or debarment proceeding;

     then, (A) if such event is an Event of Default specified in paragraph (i) or in clause (i) or (ii) of paragraph (h) above automatically the Commitments shall immediately terminate and the Revolving Credit Loans (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Credit Documents shall immediately become due and payable, and (B) if such event is any other Event of Default and is continuing, either or both of the following actions may be taken:
     (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Credit Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

               8.2  Confession of Judgment.  The Borrower hereby authorizes
                    ----------------------
     any clerk of court or any attorney-at-law to appear for the Borrower before any court, having jurisdiction, within the United States or elsewhere, and, after one or more complaints filed, confess judgment against the Borrower as of any time after any of the Obligations are due (whether by demand, stated maturity, acceleration or otherwise) for the unpaid balance of the Obligations, including principal, interest, fees, court costs and expenses, together with attorneys' fees equal to fifteen percent (15%) of the amount of such Obligations, for collection and release of all errors, and without stay of execution, and inquisition and extension upon any levy on real estate is hereby waived and condemnation agreed to, and the exemption of personal property from levy and sale is also hereby expressly waived, and no benefit of exemption shall be claimed under any exemption law now in force or which may be hereafter adopted. The foregoing authority and power to confess judgment shall not be exhausted by one or more exercises of it or by any imperfect exercise of it, shall not be extinguished by any judgment entered because of it and may be exercised before, during or after sale, liquidation or other disposition by the Agent or any other Person of any property directly or indirectly securing any of the Obligations or exercise or enforcement by the Agent, any Lender, the Issuing Bank or any other Person of any other right or remedy with respect to the Obligations. The Borrower agrees that any agreements of the Borrower contained in this Agreement or any of the other Credit Documents to pay any costs or expenses, including attorneys' fees and expenses, paid or incurred by the Agent, any Lender or the Issuing Bank shall not be merged into, or otherwise impaired by, any such judgment by confession, but none of the Agent, the Lenders and the Issuing Bank shall be entitled to recover on account of such costs or expenses any amount in excess of the greater of (a) such costs or expenses included in any judgment by confession, or (b) such costs or expenses actually paid or incurred by the Agent, the Lenders and the Issuing Bank.

               SECTION 9.  THE AGENT

               9.1  Appointment.  Each Lender and the Issuing Bank each
                    -----------
     hereby irrevocably designates and appoints First Fidelity as its Agent under this Agreement and the other Credit Documents, and each such Lender and the Issuing Bank each irrevocably authorizes First Fidelity, as its Agent, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender or the Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Credit Documents or otherwise exist against the Agent.

               9.2  Delegation of Duties.  The Agent may execute any of its
                    --------------------
     duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               9.3  Exculpatory Provisions.  Neither the Agent nor any of
                    ----------------------
     its officers, directors, employees, agents, attorneys, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement, the other Credit Documents or the Intercreditor Agreement (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders or the Issuing Bank for any recitals, statements, representations or warranties made by the Borrower or any Other Obligor or any officer thereof contained in this Agreement, the other Credit Documents or the Intercreditor Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement, the other Credit Documents or the Intercreditor Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Credit Documents or the Intercreditor Agreement or for any failure of the Borrower or any Other Obligor to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender or the Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any other Credit Document or the

     Intercreditor Agreement, or to inspect the properties, books or records of the Borrower or any Other Obligor.

               9.4  Reliance by Agent.  The Agent shall be entitled to
                    -----------------
     rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any Other Obligor), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement, the other Credit Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of such Persons as it deems appropriate or it shall first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Credit Documents and the Intercreditor Agreement in accordance with a request of any Lender, the Required Lenders, all the Lenders or the Issuing Bank, as required by the terms of this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders, all future holders of the Notes and the Issuing Bank.

               9.5  Notice of Default.  The Agent shall not be deemed to
                    -----------------
     have knowledge or notice of the occurrence of any Default or Event of Default (other than a Default or Event of Default under
     Subsection 10(a) resulting from a failure of the Borrower to pay when due any amount payable to the Agent, whether for its own account or for the account of one or more of the Lenders) unless the Agent has received notice from a Lender, the Issuing Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders and the Issuing Bank. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that
                                                           --------
     unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

               9.6  Non-Reliance on Agent and Other Lenders.  Each of the
                    ---------------------------------------
     Lenders and the Issuing Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or any Other Obligor, shall be deemed to constitute any representation or warranty by the Agent to any of the Lenders or the Issuing Bank. Each of the Lenders and the Issuing Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other of the Lenders or the Issuing Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Other Obligors and made its own decision to make its Revolving Credit Loans, to issue Letters of Credit and to purchase participations in Letters of Credit and enter into this Agreement. Each of the Lenders and the Issuing Bank also represents that it will, independently and without reliance upon the Agent or any other of the Lenders and the Issuing Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Other Obligors. Except for notices, reports and other documents expressly required to be furnished to the Lenders or the Issuing Bank by the Agent hereunder or by the other Credit Documents, the Agent shall not have any duty or responsibility to provide any of the Lenders or the Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of the Other Obligors which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or Affiliates.

               9.7  Indemnification.  The Lenders agree to indemnify the
                    ---------------
     Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do
     so), ratably according to their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the other Credit Documents, the Intercreditor Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be
                                           --------
     liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this Subsection shall survive the payment of the Notes and all other amounts payable hereunder.

               9.8  Agent in Its Individual Capacity.  The Agent and its
                    --------------------------------
     Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the Other Obligors as though the Agent were not the Agent hereunder. With respect to its Revolving Credit Loans made or renewed by it, any Note issued to it and its participations relating to Letters of Credit, the Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

               9.9  Successor Agent.  The Agent may resign as Agent by
                    ---------------
     giving the Lenders, the Issuing Bank and the Borrower at least thirty
     (30) days prior written notice. If the Agent shall resign as Agent under this Agreement, then the Required Lenders shall appoint a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement:

               9.10 Authority to Execute Intercreditor Agreement.  Each
                    --------------------------------------------
     Lender and the Issuing Bank expressly authorizes the Agent to execute the Intercreditor Agreement as its Agent.


               SECTION 10.  MISCELLANEOUS

               10.1 Amendments and Waivers.  Neither this Agreement, any
                    ----------------------
     Note or any other Credit Document, nor any terms hereof or thereof may be amended, modified, extended, renewed, supplemented, replaced or waived except in accordance with the provisions of this Subsection. With the written consent of the Required Lenders and, with respect to any amendment, modification, extension, renewal, supplement, replacement or waiver of any of the provisions of Section 3, with the consent of the Issuing Bank, the Agent and the Borrower may, or, in the case of L/C Agreements, the Issuing Bank and the Borrower may, from time to time enter into written amendments, modifications, extensions, renewals, supplements, replacements or waivers for the purpose of amending, modifying, extending, renewing, supplementing, replacing or waiving any provisions of this Agreement or the other Credit Documents or changing in any manner the rights of the parties hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, that no such waiver and no such amendment,
                       --------
     modification, extension, renewal, supplement or replacement shall
     (a) extend the maturity of any payment due hereunder or under any of the other Credit Documents, (b) reduce the rate of interest on any obligations payable by the Borrower under this Agreement and the other Credit Documents, (c) reduce any amount payable by the Borrower hereunder or under any of the other Credit Documents, (d) change the amount of any Lender's Commitment or Commitment Percentage, (e) amend, modify or waive any provision of this Subsection, (f) reduce the percentage specified in the definition of Required Lenders,
     (g) consent to the assignment or transfer by the Borrower of any of its rights or obligations under this Agreement or any of the other Credit Documents, (h) extend the expiry date of any Letter of Credit to a date which is later than the last Business Day prior to the Termination Date, (i) release any Collateral having an aggregate value exceeding Five Hundred Thousand Dollars ($500,000.00), or (j) amend or modify the definitions contained in this Agreement of "Aggregate Borrowing Base," "Accounts Credit Percentage" or "L/C Maximum Exposure," in each case without the written consent of all the Lenders and, in the case of any amendment, modification, extension, renewal, supplement, replacement or waiver affecting the provisions of
     Section 3 or any L/C Agreements, without the written consent of the then Issuing Bank and, in the case of any amendment, modification, extension, renewal, supplement, replacement or waiver affecting the provisions of Section 9, without the written consent of the then Agent. Any such waiver and any such amendment, modification, extension, renewal, supplement or replacement shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereupon. With the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, enter into any amendments of the Intercreditor Agreement or issue or grant consents or waivers relating thereto.

               10.2 More Restrictive Provisions.  In the event that, after
                    ---------------------------
     the date of this Agreement, the Borrower enters into or becomes bound by any credit agreement or other loan agreement, document or instrument, or any amendment, modification, supplement or restatement thereof, which requires the Borrower to comply with any financial covenants which are in addition to or more restrictive (the "Additional/More Restrictive Provisions") than the covenants contained in Subsection 7.1 of this Agreement, this Agreement shall be and shall be deemed to be automatically and immediately amended to include such Additional/More Restrictive Provisions. In the event that such credit agreement or other loan agreement or document which contains the Additional/More Restrictive Provisions, or the Additional/More Restrictive Provisions, are terminated and of no further force or effect, then any amendment of this Agreement effected as a result of the provisions of this Subsection shall be of no further force or effect and this Agreement shall be and shall be deemed to be automatically and immediately amended to conform to the terms of this Agreement prior to such amendment of this Agreement effected pursuant to this Subsection as a result of such Additional/More Restrictive Provisions. In the event that, after an amendment of this Agreement effected pursuant to this Subsection as a result of Additional/More Restrictive Provisions, such Additional/More Restrictive Provisions shall be amended or modified and the result of such amendment or modification is to cause some or all of such Additional/More Restrictive Provisions to be more restrictive or less restrictive, but in any event more restrictive than the financial covenants contained in Subsection 7.1 of this Agreement prior to such amendment of this Agreement, then this Agreement shall be and shall be deemed to be automatically and immediately amended to conform to such Additional/More Restrictive Provisions, as so amended or modified. Upon request of the Required Lenders at any time or from time to time, the Borrower shall execute and deliver to the Agent, with sufficient copies for each of the Lenders and the Issuing Bank, such amendments of this Agreement, and such other agreements, instruments and documents, as may be requested by the Required Lenders to further memorialize amendments of this Agreement pursuant to this Subsection.

               10.3 Notices.  All notices, requests and demands to or upon
                    -------
     the respective parties hereto to be effective shall be in writing (including by telecopy transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, if earlier, three (3) days after being deposited in the mail, postage prepaid, or, in the case of notice by telecopy transmission, when transmitted, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

               The Borrower:      York Road and Industry Lane
                                  Hunt Valley, Maryland 21030
                                  Telecopy:  410/683-6488

               The Agent:         First Fidelity Bank, National Association
                                  123 South Broad Street
                                  Philadelphia, Pennsylvania 19109
                                  Attention:  Michael W. Coiley
                                  Telecopy:  215/985-6079

               The Issuing Bank:  First Fidelity Bank, National Association
                                  123 South Broad Street
                                  Philadelphia, Pennsylvania 19109
                                  Attention:  Michael W. Coiley
                                  Telecopy:  215/985-6079

     provided that any notice, request or demand to or upon the Agent or
     --------
     the Lenders pursuant to Subsections 2.3, 2.5, 2.7 and 2.9, or to or upon the Issuing Bank pursuant to Subsections 3.2 and 3.8, shall not be effective until received.

               10.4 No Waiver; Cumulative Remedies.  No failure to exercise
                    ------------------------------
     and no delay in exercising, on the part of the Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege hereunder or under the Credit Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Credit Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

               10.5 Survival of Representations and Warranties.  All
                    ------------------------------------------
      representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Letters of Credit and the Notes.

               10.6 Payment of Expenses and Taxes.  The Borrower agrees
                    -----------------------------
     (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of', and any amendment, modification, extension, renewal, supplement or replacement of, this Agreement, the other Credit Documents, the Intercreditor Agreement and any other documents prepared in connection herewith or therewith, and the preservation of any rights or interests thereunder, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender, the Issuing Bank and the Agent for all their costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Credit Documents, the Intercreditor Agreement and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent, the Lenders and the Issuing Bank, (c) to pay, indemnify, and hold each Lender, the Issuing Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, modification, extension, renewal, supplement or replacement of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Agent and the Issuing Bank harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided,
                                                              --------
     that the Borrower shall have no obligation hereunder to the Agent, any Lender or the Issuing Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent, any such Lender or the Issuing Bank, (ii) legal proceedings commenced against the Agent, any such Lender or the Issuing Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Agent, any such Lender or the Issuing Bank by any other Lender, the Agent, the Issuing Bank or by any Transferee (as defined in Subsection 10.12). The agreements in this Subsection shall survive the termination of this Agreement and payment of the outstanding Notes for a period of two (2) years.

               10.7 Further Assurances.  The Borrower agrees promptly to
                    ------------------
     do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as the Agent, the Issuing Bank or any Lender may reasonably request to vest in and assure to the Agent, the Issuing Bank or any Lender its rights under this Agreement or any of the other Credit Documents.

               10.8 Unenforceability.  If any term, provision or condition,
                    ----------------
     or any part thereof, of this Agreement or any of the other Credit Documents shall for any reason be found or held invalid or unenforceable by any court or Governmental Authority, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition, nor any other term, provision or condition, and this Agreement and the other Credit Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained herein or therein; provided, however, that if any rate of interest provided under this Agreement or any of the other Credit Documents does or shall exceed the maximum interest rate permitted by law, then such rate of interest shall immediately be deemed to be reduced to such maximum rate and all previous payments of interest in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

               10.9 Indemnification Concerning Fees.  The Borrower agrees
                    -------------------------------
     to indemnify, protect and defend the Agent, the Issuing Bank and each Lender, and save the Agent, the Issuing Bank and each Lender harmless, from and against any and all claims, demands, damages, losses, liabilities, obligations, penalties, litigation, defenses, judgments, suits, actions, proceedings, costs and expenses (including, without limitation, counsel fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, paid or incurred by or asserted or awarded against the Agent, the Issuing Bank or any of the Lenders relating to, resulting from or arising out of any broker's or finder's fee or commission which the Agent, the Issuing Bank or such Lender, as the case may be, did not directly contract or agree to pay.

               10.10     Waiver of Trial by Jury.  Each of the Borrower,
                         -----------------------
     the Agent, each Lender and the Issuing Bank agrees that any action, suit or proceeding involving any claim, counterclaim or cross-claim arising out of or in any way relating, directly or indirectly, to this Agreement or any of the other Credit Documents, or any liabilities, rights or interests of the Borrower, the Agent, the Issuing Bank, any Lender or any other Person arising out of or in any way relating, directly or indirectly, to any of the foregoing, shall be tried by a court and not by a jury. Each of the Borrower, the Agent, the Issuing Bank and each Lender hereby waives any right to trial by jury in any such action, suit or proceeding, with the understanding and agreement that this waiver constitutes a waiver of trial by jury of all claims, counterclaims and cross-claims against all parties to such actions, suits or proceedings, including claims, counterclaims and cross-claims against parties who are not parties to this Agreement or the other Credit Documents. This waiver is knowingly, willingly and voluntarily made by each of the parties hereto, and each of the parties hereto acknowledges and agrees that this waiver of trial by jury is a material aspect of the agreements among them and that no representations of fact or opinion have been made by any Person to induce this waiver of trial by jury or to modify, limit or nullify its effect.

               10.11     Additional Waivers.  The Borrower hereby waives,
                         ------------------
     to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement or any of the other Credit Documents by any other party hereto; (b) all claims, causes of action and rights of the Borrower against the Agent, the Issuing Bank or any Lender on account of actions taken or not taken by any of them in the exercise of any of their rights or remedies under this Agreement or any of the other Credit Documents, or under law, provided that the same did not arise from their gross negligence or willful misconduct; and (c) all claims and causes of action of the Borrower against the Agent, the Issuing Bank or any Lender for punitive, exemplary, consequential, special or other indirect or non-compensatory damages.

               10.12     Successors and Assigns; Participations; Purchasing
                         --------------------------------------------------
     Lenders.  (a)  This Agreement shall be binding upon and inure to the
     -------
     benefit of the Borrower, the Lenders, the Agent, the Issuing Bank, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and, in the case of any of its rights or obligations under L/C Agreements or otherwise relating to Letters of Credit, without the prior written consent of the Issuing Bank.

                    (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more entities ("Participants") participating interests in any Revolving Credit Loans owing to such Lender, any Notes held by such Lender, any Commitments of such Lender or any other interests of such Lender hereunder. In the event of any such sale by a Lender to a Participant of a participating interest in such Lender's obligations under this Agreement, such Lender shall remain the holder of any such Notes for all purposes under this Agreement and the other Credit Documents, and the Borrower, the Agent and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. The Borrower agrees that if amounts outstanding under this Agreement or the Notes are due or unpaid, or shall have been declared or shall have become due and payable as a result of the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Notes to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Notes, provided that such right of setoff shall be subject to the
                --------
     obligation of such Participant to share with the Lenders and the Issuing Bank, and the Lenders and the Issuing Bank agree to share with such Participant, as provided in Subsection 10.13. The Borrower also agrees that each Participant shall be entitled to the benefits of Subsections 2.16, 2.17, and 2.18 with respect to its participation in the Commitments and the Eurodollar Loans outstanding from time to time; provided that no Participant shall be entitled to receive any
           --------
     greater amount pursuant to such Subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                    (c) Any Lender may, in the ordinary course of its commercial banking business, in accordance with applicable law, at any time sell to any Affiliate of such Lender or to any other Lender , and, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), to one or more additional financial institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the other Credit Documents pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit H, executed by such Purchasing Lender, such transferor Lender and the Agent (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower). Upon (i) such execution of such Commitment Transfer Supplement, (ii) delivery of an executed copy thereof to the Borrower and (iii) payment by such Purchasing Lender, such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto with the Commitment Percentage of the Commitments set forth in such Commitment Transfer Supplement. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. Upon the consummation of any transfer to a Purchasing Lender, pursuant to this paragraph (c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Lender, in each case in principal amounts reflecting their Commitment Percentages or, as appropriate, reflecting their outstanding Revolving Credit Loans as adjusted pursuant to such Commitment Transfer Supplement.

                    (d)  In the case of each sale by a Lender pursuant to
     Section 10.12(b) or 10.12(c), the selling Lender shall pay to the Agent an administration fee equal to Two Thousand Five Hundred Dollars ($2,500.00).

                    (e) The Borrower authorizes the Agent and each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in the Agent's or such Lender's possession concerning the Borrower or the Other Obligors which has been delivered to the Agent or such Lender pursuant to this Agreement or the other Credit Documents or which has been delivered to the Agent or such Lender by the Borrower or the Other Obligors in connection with credit evaluation of the Borrower prior to entering into this Agreement.

                    (f) If, pursuant to this Subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States of America or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Revolving Credit Loans, (ii) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 completed in accordance with clauses (i) and (ii) of Subsection 2.16(b) (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), (iii) to furnish to the transferor Lender, the Agent and the Borrower an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iv) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form 4224 or Form 1001, or a new Form W-8 or W-9, upon the obsolescence of any previously delivered form, and comparable statements in accordance with applicable laws and regulations, and amendments, duly executed and completed by such Transferee, and to comply from time to time with all applicable laws and regulations with regard to such withholding tax exemption.

                    (g) The Borrower acknowledges that First Fidelity, or its holding company, is acquiring The Bank of Baltimore and that, upon any merger of First Fidelity and The Bank of Baltimore, one hundred percent (100%) of the Commitments held by First Fidelity and The Bank of Baltimore, as Lenders hereunder, as of the date of this Agreement will, together with all rights and interests relating thereto, thereafter be held by the survivor of such merger.

               10.13     Adjustments; Periodic Charging of Accounts;
                         -------------------------------------------
     Setoff.  (a)  If any Lender (a "benefitted Lender") shall at any time
     ------
     receive any payment of all or part of the obligations owing to it under this Agreement or any of the other Credit Documents, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in clause (h) of Section 8, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender with respect to corresponding obligations owing to such other Lender under this Agreement or any of the other Credit Documents, or interest thereon, such benefitted Lender shall purchase for cash from the other Lender such portion of the obligations owing to such other Lender under this Agreement or the other Credit

     Documents, or shall provide such other Lender with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with such other Lender; provided that if all or any portion of such excess payment or benefits
     --------
     is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, with interest on the same ratable basis if the benefitted Lender is required to pay interest on the amount recovered from the benefitted Lender. The Borrower agrees that each Lender so purchasing a portion of such obligations owing to another Lender may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                    (b) The Borrower specifically authorizes the Agent to, but the Agent shall not be required to, charge and deduct from any Cash Collateral Account or from any checking account, collection account, disbursement account, concentration account or any other deposit account of the Borrower at First Fidelity, when and as the same become due, any payments on account of Revolving Credit Loans or L/C Reimbursement Obligations, including principal and interest, or on account of indemnification liabilities, fees, commissions, costs or expenses. In addition, the Agent, each Lender and the Issuing Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the other Credit Documents (whether by demand, stated maturity, acceleration or otherwise) to setoff and appropriate and apply against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, Indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent, such Lender or the Issuing Bank to or for the credit or the account of the Borrower.
     Each of the Agent, each Lender and the Issuing Bank agrees promptly to notify each other party to this Agreement after any such setoff and application made by it, provided that the failure to give such notice
                             --------
     shall not affect the validity of such setoff and application.

               10.14     Additional Lenders and Additional Credit.  The
                         ----------------------------------------
     Agent agrees to use reasonable efforts to identify an additional financial institution or financial institutions which will, pursuant to such amendments of this Agreement and other Credit Documents as are satisfactory to the Agent and the Required Lenders, become a Lender or Lenders under this Agreement and issue, upon the terms and conditions hereof, additional Revolving Credit Commitments aggregating Ten Million Dollars ($10,000,000.00) so that the aggregate Revolving Credit Commitments will then be Thirty Million Dollars ($30,000,000.00). In such event (a) it is contemplated by the parties hereto that the L/C Maximum Exposure, the Commercial L/C Maximum Exposure and the Standby L/C Maximum Exposure will each be increased to Fifteen Million Dollars ($15,000,000.00), and (b) the Borrower shall pay to the Agent a facility fee equal to three-quarters of one percent (.75%) of the aggregate amount of such additional Revolving Credit Commitments. In no event shall the Agent have any liability to any Person, and in no event shall any obligations of any Person be diminished or reduced, on account of any failure of the Agent to so identify any such financial institution or financial institutions.

               10.15     Counterparts.  This Agreement may be executed by
                         ------------
     one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               10.16     GOVERNING LAW.  THIS AGREEMENT, THE NOTES AND THE
                         -------------
     OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND, EXCLUSIVE OF PRINCIPLES OF CONFLICTS OF LAWS. IN ADDITION,
     SECTION 3 OF THIS AGREEMENT, L/C AGREEMENTS AND LETTERS OF CREDIT, AND ALL TRANSACTIONS THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE IN EFFECT FROM TIME TO TIME, TO THE EXTENT NOT INCONSISTENT WITH SUCH INTERNAL LAWS OF THE STATE OF MARYLAND.

               10.17     Submission To Jurisdiction.  The Borrower hereby
                         --------------------------
     irrevocably and unconditionally:

                    (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any state or federal court in the State of Maryland and appellate courts from any thereof, and, in the case of any legal action or proceeding relating to any Letter of Credit or any L/C Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any state or federal court in the Commonwealth of Pennsylvania, and appellate courts from any thereof, in addition to such other courts in which jurisdiction may be appropriate;

                    (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Subsection 10.3 or at such other address of which the Agent shall have been notified pursuant thereto; and

                    (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               10.18     Payments in Foreign Currency.  Subject to the
                         ----------------------------
     applicable provisions of Subsection 3.8, if any payment on account of any Indebtedness or any other obligation or liability of the Borrower under this Agreement or any of the other Credit Documents shall be made to or for the account of the Agent, the Issuing Bank or any Lender, or received by or for the account of the Agent, the Issuing Bank or any Lender, in a currency other than Dollars, whether pursuant to a judgment or order of any Governmental Authority or otherwise, such payment shall constitute a discharge of such Indebtedness or such other obligation or liability of the Borrower only to the extent of the amount of Dollars which the Agent, the Issuing Bank or such Lender, as the case may be, is able to purchase on the spot market, through the office of the Agent indicated in Subsection 10.3, the office of the Issuing Bank indicated in Subsection 10.3 or the Domestic Lending Office of such Lender, as the case may be, at the opening of business on the date of receipt of such payment, in accordance with the usual foreign exchange practices of the Agent, the Issuing Bank or such Lender, as the case may be, with the amount of such currency so received. If the amount of Dollars which the Agent, the Issuing Bank or such Lender is so able to purchase is less than the amount of Dollars originally payable to the Agent, the Issuing Bank or such Lender, the Borrower shall indemnify and save harmless the Agent, the Issuing Bank or such Lender, as the case may be, from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation of the Borrower but separate and independent from the other obligations of the Borrower under this Agreement and the other Credit Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted to the Borrower by the Agent, the Issuing Bank or any Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of such Indebtedness or any such other obligation or liability of the Borrower so paid in a currency other than Dollars. The agreements in this Subsection shall survive the termination of this Agreement and payment of the outstanding Notes for a period of two (2) years.

               10.19     Acknowledgment Concerning Intercreditor Agreement.
                         -------------------------------------------------
     The Borrower hereby acknowledges and consents to all of the provisions of the Intercreditor Agreement, including the provisions relating to the amendment, modification or waiver thereof. The Borrower specifically acknowledges and assumes all of the risks that, as a result of provisions of the Intercreditor Agreement, decisions may be made by the Lenders or the Issuing Bank to cease extending credit to the Borrower or to take or omit to take other actions which, but for the existence of the Intercreditor Agreement, the Lenders or the Issuing Bank might not decide to take or omit to take.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered by their proper and duly authorized officers as of the day and year first above written.

     ATTEST/WITNESS:                    AAI CORPORATION



                                        By:         (SEAL)
                                           --------------------------------
                                           Paul J. Michaud
                                           Vice President




                                        FIRST FIDELITY BANK, NATIONAL
                                           ASSOCIATION, as Agent, as a
                                           Lender and as Issuing Bank




                                        By:         (SEAL)
                                           --------------------------------
                                           Michael W. Coiley
                                           Vice President


                                        THE BANK OF BALTIMORE



                                        By:         (SEAL)
                                           --------------------------------
                                           Robert C. Brennan
                                           Senior Vice President

                                                                 Schedule I
                                                        to Credit Agreement
                                                        -------------------

                           BORROWER BUSINESS PREMISES
                           --------------------------

     York Road and Industry Lane
     Hunt Valley, Maryland  21030-0126

     10139 York Road
     Cockeysville, Maryland  21030

     Building 200
     11101 Gilroy Road
     Hunt Valley, Maryland  21031

     2801 Professional Parkway
     Ocoee, Florida  32801

     One Crystal Park
     2011 Crystal Drive, Suite 107
     Arlington, Virginia  22202

     1235 Jefferson Davis Highway
     Suite 1, Crystal Gateway 1
     Arlington, Virginia  22201

     Stoneridge Atrium, Suite 270
     5776 Stoneridge Mall Road
     Pleasanton, California  94588

     4027 Colonel Glenn Highway
     Office No. 407
     Beavercreek, Ohio  45431-1672

     370 South 500 East
     Suites 126 and 130
     Clearfield, Utah  84015

     1300 East Grand
     Clovis, New Mexico  88101

     7323 Highway 90 West, Suite 405
     San Antonio, Texas  78227

                                                                Schedule II
                                                        to Credit Agreement
                                                        -------------------


                        LENDING OFFICES  AND COMMITMENTS
                        --------------------------------


     Lending Offices:
     ----------------
                            Domestic               Eurodollar
     Lender                 Lending Office         Lending Office
     ------                 --------------         --------------

     First Fidelity Banks   123 South Broad Street 123 South Broad Street
       National Association Philadelphia, PA 19109 Philadelphia, PA 19109


     The Bank of Baltimore  120 East Baltimore     120 East Baltimore
                            Street                 Street
                            Baltimore, MD 21202    Baltimore, MD 21202



     Revolving Credit Commitments:
     -----------------------------

                                                    Commitment
     Lender                       Amount            Percentage
     ------                       ------            ----------

     First Fidelity Bank,    $12,500,000.00           62.5%
       National Association

     The Bank of Baltimore   $ 7,500,000.00           37.5%




                                   (continued)

                        LENDING OFFICES  AND COMMITMENTS
                        --------------------------------
                                   (continued)


     Notice Addresses:
     ----------------

     Lender                              Notice Address
     ------                              --------------
     First Fidelity Bank, National       123 South Broad Street
        Association                      Philadelphia, PA 19109
                                         Attention:  Michael Coiley
                                         Telecopy:  215/985-6079


     The Bank of Baltimore               120 East Baltimore Street
                                         Baltimore, MD  21202
                                         Attention:  James T. Pierce
                                         Telecopy:  410/539-0136

                                                               Schedule III
                                                        to Credit Agreement
                                                        -------------------

                 INDUSTRY LANE REAL PROPERTY PROPOSED TO BE SOLD
                 -----------------------------------------------

     Buildings known as Buildings 115, 116, 117, 118, 119, 120 and 121 and the land described in the Industry Lane Real Property Exhibit attached to this Schedule located at:

                    York Road and Industry Lane
                    South side Industry Lane
                    Hunt Valley, Maryland  21030

                                                                Schedule IV
                                                        to Credit Agreement
                                                        -------------------


                            REAL PROPERTY COLLATERAL
                            ------------------------

                                                                 Schedule V
                                                        to Credit Agreement
                                                        -------------------

                   YORK ROAD REAL PROPERTY PROPOSED TO BE SOLD
                   -------------------------------------------
     Building known as Building 130 and the land described in the York Road Real Property Exhibit attached to this Schedule located at:

                    10139 York Road
                    Cockeysville, Maryland  21030

                                                               Schedule 4.7
                                                        to Credit Agreement
                                                        -------------------


                               LITIGATION MATTERS
                               ------------------

                                                               Schedule 4.8
                                                        to Credit Agreement
                                                        -------------------


                             CONTRACTUAL OBLIGATIONS
                             -----------------------

                                                              Schedule 4.13
                                                        to Credit Agreement
                                                        -------------------


                              ENVIRONMENTAL MATTERS
                              ---------------------

                                                              Schedule 4.14
                                                        to Credit Agreement
                                                        -------------------


                  INTELLECTUAL PROPERTY DOMESTICALLY REGISTERED
                  ---------------------------------------------

                                                              Schedule 4.19
                                                        to Credit Agreement
                                                        -------------------


                                  ERISA MATTERS
                                  -------------

                                                               Schedule 7.3
                                                        to Credit Agreement
                                                        -------------------


                                 PERMITTED LIENS
                                 ---------------

     STATE OF MARYLAND, CITY OF BALTIMORE, SS:

               I HEREBY CERTIFY that on this 13th day of October, 1994, before me, the undersigned, a Notary Public of said State, personally appeared Paul J. Michaud, who acknowledged himself to be the Vice President of AAI Corporation, and that he, as such, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

               WITNESS my hand and Notarial Seal.




                                        -----------------------------------
                                                  Notary Public

     My Commission expires:

          10/1/97
          -------

     STATE OF MARYLAND, CITY OF BALTIMORE, SS:

               I HEREBY CERTIFY that on this 13th day of October, 1994, before me, the undersigned, a Notary Public of said State, personally appeared Michael W. Coiley, who acknowledged himself to be the Vice President of First Fidelity Bank, National Association, as Agent, Lender and Issuing Bank, and that he, as such, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

               WITNESS my hand and Notarial Seal.




                                        -----------------------------------
                                                  Notary Public

     My Commission expires:

          10/1/97
          -------

     STATE OF MARYLAND, CITY OF BALTIMORE, SS:

               I HEREBY CERTIFY that on this 13th day of October, 1994, before me, the undersigned, a Notary Public of said State, personally appeared Robert C. Brennan, who acknowledged himself to be the Senior Vice President of The Bank of Baltimore, and that he, as such, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

               WITNESS my hand and Notarial Seal.




                                        -----------------------------------
                                                  Notary Public

     My Commission expires:

          10/1/97
          -------

                                                                  EXHIBIT A
                                                        to Credit Agreement
							-------------------

                   APPLICATION FOR COMMERCIAL LETTER OF CREDIT


     ADVISING BANK (if applicable):

     APPLICANT (Hereinafter collectively/singularly "We", "Us", or "Our"):

     BENEFICIARY (Herein after called "Beneficiary"):

     AMOUNT:

     EXPIRATION DATE:

     Please issue and transmit by the method indicated below your Irrevocable Letter of Credit (hereinafter called "Credit") to be available to the Beneficiary by sight payment at your counters (unless otherwise required in Special Conditions below) against presentation of the following documents on or before the Expiration Date;


     Transmit this Credit via
     [_] mail/airmail
     [_] tele-transmission (telex, cable, or Swift at your option)
     [_] courier     [_] Other ____________________

     Available by draft/s at sight drawn on you, your affiliate, or correspondent at your option, or you may waive draft accompanied by
     [_]             Beneficiary's signed and dated statement(s) that
                     ___________

     [_]             Other documents as indicated on the reverse hereof
                     Note: Documents that do not specify issuer, wording, or data content will be accepted as tendered
     [_] Please issue your letter of credit in accordance with the attached specimen or attached sheet which is an integral part of this application and which has been signed or countersigned and dated by us
     [_]             Special
                     Conditions:_________________________________________

     [_]             Only one drawing up to amount of credit permitted
     [_]             Only one drawing for the amount of credit permitted
     Partial drawings will be allowed if one of these blocks is not checked


     Jointly and severally with intent to be legally bound hereby and to induce you or at your request any of your correspondents or affiliates to establish the Credit, we agree that this application is to be issued pursuant to applicant's most recently delivered to you Standby Letter of Credit Agreement, including WAIVER OF JURY TRIAL THEREIN, all of which are incorporated herein by reference and made a part hereof. We agree that any of us may agree to increase, extension of maturity, or time for negotiation, or any other modification of the terms of the Credit, with or without notice to the others, by any actions you take in accordance with such increase, extension, or modification.

     Date: ________________ ___, 19__

     Applicant's Name__________________________________


     Authorized Signature of Applicant_______________________________

     Name/Title:     __________________________________

     Name/Title:     __________________________________

     Telephone# (_____) _________________


     If signed by a Financial Institution as Applicant, countersignature of Financial Institution's Customer requesting issuance of Letter of Credit

     Financial Institution's Customer Name________________________


     Signature       __________________________________

     Date: ______________ ___, 19___

                                                                  EXHIBIT B
                                                        to Credit Agreement
                                                        -------------------

                    APPLICATION FOR STANDBY LETTER OF CREDIT


     PLEASE ISSUE AN IRREVOCABLE LETTER OF CREDIT (TOGETHER WITH ANY AMENDMENTS THERETO, THE "CREDIT") SUBSTANTIALLY AS SET FORTH BELOW, AND FORWARD VIA
     [_]  Mail/Airmail   [_]  Airmail With Preliminary Advice By
                              Teletransmission
     [_]  Full Details By Teletransmission   [_]  Courier


     ADVISING BANK (If left blank and if applicable, we will select one of our correspondents):


     APPLICANT:  __________________________________


     BENEFICIARY:  ________________________________


     AMOUNT:  ____________________________


     EXPIRATION DATE ___________/______/_______
                         Month     Day  Year
     AT THE COUNTERS OF THE PAYING, ACCEPTING, OR NEGOTIATING BANK AS THE CASE MAY BE


     CREDIT IS TO BE AVAILABLE WITH:

     ANY NEGOTIATING BANK (FREELY NEGOTIABLE) OR AS CHECKED BELOW

     [_]  YOURSELVES (RESTRICTED TO YOUR COUNTERS)

     [_]  ________________________________________

     DRAFTS MAY BE DRAWN ON YOU, YOUR CORRESPONDENT, OR AFFILIATE AT YOUR OPTION OR YOU MAY WAIVE DRAFTS.

     [_] INSURANCE WILL BE COVERED BY US. WE AGREE TO KEEP INSURANCE COVERAGE IN FORCE UNTIL WE REIMBURSE YOU FOR ALL OBLIGATIONS UNDERTAKEN BY YOU HEREUNDER.


     CREDIT IS TO BE AVAILABLE BY:

     [_] SIGHT PAYMENT

     [_] ACCEPTANCE

         ___  DAYS SIGHT
         ___  DAYS DATE

          [_] FROM TRANSPORT DOCUMENT DATE

          [_] FROM INVOICE DATE

          [_] ____________________________

     [_] DEFERRED PAYMENT ____________________________


                               DOCUMENTS REQUIRED

     [_]  SIGNED COMMERCIAL INVOICE     [_]  PACKING LIST
     [_]  CERTIFICATE OF ORIGIN
     [_]  SPECIAL CUSTOMS INVOICE FORM # ___________________________
     [_]  NEGOTIABLE INSURANCE POLICY
          OR CERTIFICATE COVERING  [_] MARINE [_] AIR [_] WAR
                                   [_] ALL RISKS [_] OTHER RISKS _____
          _______________ for _______________% of the Trade Term Value if
          and as indicated below
     [_] FULL SET OF CLEAN ON BOARD OCEAN BILLS OF LADING ISSUED TO ORDER OF FIRST FIDELITY BANK, NATIONAL ASSOCIATION

     [_] FULL SET OF CLEAN ON BOARD OCEAN BILLS OF LADING ISSUED TO ORDER OF SHIPPER AND ENDORSED IN BLANK
     [_] MULTIMODAL TRANSPORT DOCUMENT ISSUED TO THE ORDER OF FIRST FIDELITY BANK, NATIONAL ASSOCIATION
     [_]  AIR WAYBILL CONSIGNED TO ___________________________________
     [_]  TRUCK OR FAIL BILL OF LADING CONSIGNED TO __________________
     [_] OTHER TRANSPORT DOCUMENT (please specify) __________________ TRANSPORT DOCUMENT MUST BE MARKED
          [_] FREIGHT PREPAID [_] FREIGHT COLLECT
     AND MUST BE MARKED NOTIFY _______________________________________
     [_]  OTHER DOCUMENTS AND SPECIAL INSTRUCTIONS ___________________


                             MERCHANDISE DESCRIPTION

     COVERING MERCHANDISE TO BE DESCRIBED IN THE INVOICE AS FOLLOWS AND INDICATING A TRADE TERM IF AND AS INDICATED BELOW:
     (Note:  please avoid using excessive merchandise description)


     SHIPMENT FROM: _________________________
     SHIPMENT TO:  __________________________


                                   TRADE TERMS
               DEPARTURE                          MAIN CARRIAGE
               [_] EXW                                 UNPAID
                                                  [_] FCA  [_] FAS  [_] FOB
               MAIN CARRIAGE
                    PAID                               ARRIVAL
               [_] CFR  [_] CIF              [_] DAF  [_] DES  [_] DEQ
               [_] CPT  [_] CIP                   [_] DDU  [_] DDP


     OTHER TERMS
     NAMED PLACE, PORT OF SHIPMENT, OR PORT OR PLACE OF DESTINATION
                                                                    -------

                                 SHIPPING TERMS

     Transport document to be __________/__________/__________
     dated not later than        Month      Day   Year

     [_]  PARTIAL SHIPMENT/DRAWING NOT PERMITTED
     [_]  TRANSHIPMENT NOT PERMITTED
     NOTE: Partial shipment/drawing & transhipment is allowed unless otherwise indicated


                                   OTHER TERMS
     DOCUMENTS MUST BE PRESENTED TO THE NEGOTIATING/PAYING/ACCEPTING BANK WITHIN ____ DAYS AFTER DATE OF ISSUANCE OF TRANSPORT DOCUMENTS BUT WITHIN VALIDITY OF CREDIT (IF LEFT BLANK, IT WILL BE UNDERSTOOD TO BE 21 DAYS)

     [_] ALL BANKING CHARGES OTHER THAN ISSUING BANK CHARGES ARE FOR THE ACCOUNT OF THE BENEFICIARY
     [_]  DISCOUNT CHARGES (IF ANY) ARE FOR THE ACCOUNT OF THE APPLICANT
     [_] PLEASE REFER TO THE REVERSE HEREOF OR TO THE ATTACHED SIGNED AND DATED SHEET WHICH FORMS AN INTEGRAL PART HEREOF


                              MAILING INSTRUCTIONS

     YOU ARE AUTHORIZED TO INSTRUCT YOUR CORRESPONDENT TO FORWARD ALL DOCUMENTS TO YOU IN ONE REGISTERED MAIL/AIRMAIL ENVELOPE

     FORWARD DOCUMENTS TO


     IN CASE OF NEED CONTACT WHO IS AUTHORIZED TO GIVE INSTRUCTIONS

     Contact Name ________________________

     Telephone #  __________________ FAX # ______________________

     JOINTLY AND SEVERALLY WITH INTENT TO BE LEGALLY BOUND HEREBY AND TO INDUCE YOU, OR AT YOUR REQUEST ANY OF YOUR CORRESPONDENTS OR AFFILIATES, TO ESTABLISH THE CREDIT, WE AGREE THAT THIS APPLICATION IS TO BE ISSUED PURSUANT TO APPLICANT'S MOST RECENTLY DELIVERED TO YOU CONTINUING AGREEMENT FOR COMMERCIAL LETTERS OF CREDIT, INCLUDING WAIVER OF JURY TRIAL THEREIN, ALL OF WHICH IS INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF, WE AGREE THAT ANY OF US MAY AGREE TO INCREASE, EXTENSION OF MATURITY OR TIME FOR NEGOTIATION, OR ANY OTHER MODIFICATION OF THE TERMS OF THE CREDIT, WITH OR WITHOUT NOTICE TO THE OTHERS, BY ANY ACTIONS YOU TAKE IN ACCORDANCE WITH SUCH INCREASE, EXTENSION, OR MODIFICATION.


     Date: ___________________, 19__

     APPLICANT'S NAME                   __________________________


     AUTHORIZED SIGNATURE OF APPLICANT  __________________________

     _____signed by a Financial Institution as Applicant, countersignature of Financial Institution's Customer requesting issuance of Letter of Credit.


     Date: ___________________, 19__

     Financial Institution's Customer Name   __________________________


     Signature(s)                            __________________________

                                                                  EXHIBIT C
                                                        to Credit Agreement
                                                        -------------------

                           OFFICER DEFAULT CERTIFICATE


               I, _______________________, pursuant to the Credit Agreement (the "Credit Agreement") dated October 13, 1994, among AAI CORPORATION, a Maryland corporation ("Borrower"), the person party thereto as Agent ("Agent"), the persons parties thereto as Lenders ("Lenders"), and the person party thereto as Issuing Bank ("Issuing Bank"), hereby certify to Agent, each Lender and Issuing Bank, that:

          1.   I am the chief financial officer of Borrower.

          2. I have conducted a diligent inquiry concerning whether, as at ___________________, 19__, there existed any Default (as defined in the Credit Agreement) or any Event of Default (as defined in the Credit Agreement).

          3. Based upon such inquiry, to my knowledge and belief, as at such date, [there existed no Default (as defined in the Credit
                 --------------------------------------------------
     Agreement) or Event of Default (as defined in the Credit Agreement).]
     -------------------------------------------------------------------
     [the following Default[s] (as defined in the Credit Agreement) and
      -----------------------------------------------------------------
     Event[s] of Default (as defined in the Credit Agreement)] existed and
     ---------------------------------------------------------------------
     the relevant facts with respect thereto are as follows:]
     -------------------------------------------------------
               WITNESS my signature of this _______ day of _____________, 19_____.




                                        -----------------------------------
                                        Name:
                                        Title:

                                                                  EXHIBIT D
                                                        to Credit Agreement
                                                        -------------------

                     OFFICER FINANCIAL COVENANT CERTIFICATE


               I, _______________________, pursuant to the Credit Agreement (the "Credit Agreement") dated _________________, 1994, among AAI CORPORATION, a Maryland corporation ("Borrower"), the person party thereto as Agent ("Agent"), the persons parties thereto as Lenders ("Lenders"), and the person party thereto as Issuing Bank ("Issuing Bank"), hereby certify to Agent, each Lender and Issuing Bank, that:

          1.   I am the chief financial officer of Borrower.

          2. As at ______________, 19__ (all capitalized terms used hereinafter without definition having the meanings assigned to such terms in the Credit Agreement):

          (a)  Tangible Net Worth equalled         $___________

               (i)  Total Assets equalled  . . . . $___________
              (ii)  Intangible Assets equalled . . $___________

             (iii)  Total Liabilities equalled . . $___________

          (b)  Leverage Ratio equalled . . . . . . ___________ to
                                                   1.00

               (i)  UIC-DEL. Standby Subordinated
                    Debt Balance equalled  . . . . $___________

          (c)  Cash Flow Coverage Ratio equalled . ___________ to
                                                   1.00

               (i)  EBIT for the four quarters
                    then
                         ended equalled  . . . . . $___________

              (ii)  Depreciation, amortization and
                    non-cash charges deducted in
                    determining such EBIT equalled $___________

             (iii)  Current portion of Long-Term
                    Debt equalled  . . . . . . . . $___________

              (iv)  Interest Expense for the four
                    quarters then ended equalled . $___________

               (v)  Operating lease payments due
                    within 12 months equalled  . . $___________

               WITNESS my signature of this _______ day of _____________, 199_.





                                        -----------------------------------
     -
                                        Name:  Paul J. Michaud
                                        Title: Vice President & CFO

                                                                  EXHIBIT E
                                                        to Credit Agreement
                                                        -------------------

                          OFFICER RELIANCE CERTIFICATE


               I, _______________________, pursuant to the Credit Agreement (the "Credit Agreement") dated October 13, 1994, among AAI CORPORATION, a Maryland corporation ("Borrower"), the person party thereto as Agent ("Agent"), the persons parties thereto as Lenders ("Lenders"), and the person party thereto as Issuing Bank ("Issuing Bank"), hereby certify to Agent, each Lender and Issuing Bank, that:

               1.   I am the chief financial officer of Borrower.

               2. The financial statements of Borrower and its Subsidiaries for the quarterly accounting period ending _____________, 19__, which have been delivered to Agent, each Lender and Issuing Bank, were prepared under my supervision.

               3. Such financial statements present fairly in all material respects the financial condition of Borrower and its Subsidiaries as at such date and the results of operations of Borrower and its Subsidiaries for the quarterly accounting period then ended and for the current fiscal year of Borrower through the end of such quarterly accounting period, subject to normal year-end adjustments.

               WITNESS my signature of this _______ day of _____________, 19_____.




                                        -----------------------------------
     -
                                        Name:  Paul J. Michaud
                                        Title: Vice President & CFO

                                                                  EXHIBIT F
                                                        to Credit Agreement
                                                        -------------------

                              REVOLVING CREDIT NOTE

     [$                  ]                         [                ], 1994
      -------------------                           ----------------

               FOR VALUE RECEIVED, the undersigned, AAI CORPORATION, a Maryland corporation, hereby unconditionally promises to pay on the Termination Date, to the order of [______________________________]
     (the "Lender"), for the account of the Lender's Domestic Lending Office in respect of Base Rate Loans or for the account of the Lender's Eurodollar Lending Office in respect of Eurodollar Loans, at the office of First Fidelity Bank, National Association, as Agent (the "Agent"), 123 South Broad Street, Philadelphia, Pennsylvania 19109, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) [
                                                                 ----------
                       ($                )], and (b) the aggregate unpaid
     -------------------------------------
     principal amount of all Revolving Credit Loans made by the Lender to the undersigned pursuant to the Credit Agreement dated as of October 13, 1994, among the undersigned, the Agent, the Lenders parties thereto and the Issuing Bank party thereto (as the same may be waived, amended, modified, extended, renewed, supplemented or replaced from time to time, the "Credit Agreement"). Capitalized terms hereinbefore or hereinafter used without definition shall have the meanings assigned to such terms in the Credit Agreement.

               The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof until and after such amount shall become due and payable (whether at stated maturity, by demand, by acceleration or otherwise) on the dates and at the applicable rates per annum as provided in Subsection 2.10 of the Credit Agreement.

               The holder of this Note is authorized to endorse the date, Type and amount of each Revolving Credit Loan made or converted by the Lender, and the date and amount of each payment or prepayment of principal thereof, and the unpaid principal balance thereof, on Schedules A and B annexed hereto and made a part hereof, or on a continuation thereof, which endorsement shall constitute prima facie
                                                              ----- -----
      evidence of the accuracy of the information endorsed, absent manifest error; provided that no failure of any holder to so endorse any such
            --------
     information shall relieve the undersigned of any of its obligations in respect of Revolving Credit Loans, including interest accrued thereon.

               If any payment under this Note (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

               This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and is entitled to the security and other benefits thereof and of the other Credit Documents and is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

               Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

               Except as expressly provided herein, the undersigned hereby waives presentment, demand, protest, notice of protest and all other notices of any kind.

               The Lender, by its acceptance hereof, and the undersigned each agrees that any action, suit or proceeding involving any claim, counterclaim or cross-claim arising out of or in any way relating, directly or indirectly, to this Note, or any liabilities, rights or interests of the undersigned or the Lender arising out of or in any way relating, directly or indirectly, to this Note, shall be tried by a court and not by a jury. The Lender, by its acceptance hereof, and the undersigned each hereby waives any right to trial by jury in any such action, suit or proceeding, with the understanding and agreement that this waiver constitutes a waiver of trial by jury of all claims, counterclaims and cross-claims against all parties to such actions, suits or proceedings, including claims, counterclaims and cross-claims against parties who are not parties to this Note, the Credit Agreement or the other Credit Documents. This waiver is knowingly, willingly and voluntarily made by the Lender and the undersigned, and each of the Lender and the undersigned acknowledges and agrees that this waiver of trial by jury is a material aspect of the agreements among them and that no representations of fact or opinion have been made by any Person to induce this waiver of trial by jury or to modify, limit or nullify its effect.

               This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Maryland, exclusive of principles of conflicts of laws.

               IN WITNESS WHEREOF, the undersigned has duly executed, or caused to be duly executed, this Note under seal the day and year first above written.


     ATTEST/WITNESS                AAI CORPORATION



                                   By:
     -----------------------          -------------------------------------
     (SEAL)                            Name:
                                       Title:

                                                                 SCHEDULE A
                                                   to Revolving Credit Note
                                                   ------------------------

                         BASE RATE LOANS AND CONVERSIONS
                        AND REPAYMENTS OF BASE RATE LOANS
                        ---------------------------------


                     Amount of
                     Loans                     Amount of
                     Converted                 Loans
             Amount  from                      Converted   Unpaid
             of      Eurodollar                from Base   Principal
             Base    Rate        Amount of     Rate to     Balance of
             Rate    to Base     Base Rate     Eurodollar  Base
     Date    Loans   Rate        Loans Repaid  Rate        Rate Loans
     ----    -----   ----------  ------------  ----------  ----------

     STATE OF _____________________,    ______________________________, SS:


               I HEREBY CERTIFY that on this _________ day of __________________, 1994, before me, the undersigned, a Notary Public of said State, personally appeared ___________________________, who acknowledged himself/herself to be the _____________________ of AAI Corporation, and that he/she, as such, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

               WITNESS my hand and Notarial Seal.




                                   Notary Public

     My Commission expires:

     ______________________

                                                                  EXHIBIT G
                                                        to Credit Agreement
							-------------------

                              BORROWING CERTIFICATE


               This Certificate is made pursuant to Subsection 5.1(i) of the Credit Agreement of even date herewith (the "Credit Agreement") among AAI Corporation (the "Borrower"), the financial institutions parties thereto as Lenders, the financial institution party thereto as Issuing Bank, and First Fidelity Bank, National Association, as Agent. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Vice President of the Borrower hereby certifies that, to his knowledge and belief:

               1. The representations and warranties of the Borrower set forth in the Credit Agreement and the other Credit Documents, or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement, are true and complete in all material respects on and as of the date hereof;

               2. There are no bankruptcy, insolvency, reorganization, liquidation or dissolution proceedings pending or, to my knowledge, threatened against the Borrower or any of the Guarantors, nor has any other event occurred affecting or threatening the existence of the Borrower or any of the Guarantors; and

               3. Immediately prior to and immediately after the making of the Revolving Credit Loans requested to be made on the date hereof, no Default or Event of Default will have occurred.

               4. Attached hereto are copies of all documents and instruments, including all waivers, consents, licenses, approvals, authorizations and filings required or advisable under any Requirement of Law or by Contractual Obligations of the Borrower or any Guarantor or otherwise required in connection with the execution, delivery, performance, validity and enforceability of the Credit Agreement, the Notes, the other Credit Documents and the Intercreditor Agreement and such consents, waivers, licenses, approvals, authorizations and filings are in full force and effect on the date hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the _____ day of _________, 1994.



                                   Name: Richard R. Erkeneff
                                   Title:
                                   President and Chief Executive Officer

                                                                  EXHIBIT H
                                                        to Credit Agreement
							-------------------

                    (FORM OF COMMITMENT TRANSFER SUPPLEMENT)



                         COMMITMENT TRANSFER SUPPLEMENT


               THIS COMMITMENT TRANSFER SUPPLEMENT is made as of the date set forth in Item 1 of Schedule I hereto among the Transferor Lender set forth in Item 2 of Schedule I hereto (the "Transferor Lender"), each Purchasing Lender set forth in Item 3 of Schedule I hereto (each, a "Purchasing Lender"), and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Agent under the Credit Agreement described below (in such capacity, the "Agent").

               WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Subsection 10.12(c) of the Credit Agreement dated as of October 13, 1994, among AAI CORPORATION, a Maryland corporation (the "Borrower"), the Transferor Lender, the other Lenders party thereto, the Issuing Bank party thereto and the Agent (as amended, modified, extended, renewed, supplemented or replaced from time to time, the "Credit Agreement"); and
                                      ----------------
               WHEREAS, capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement; and

               WHEREAS, each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) wishes to become a Lender party to the Credit Agreement; and

               WHEREAS, the Transferor Lender is selling and assigning to each Purchasing Lender rights, obligations and commitments under the Credit Agreement.

               NOW, THEREFORE, the parties hereto hereby agree as follows:

               1. Promptly after receipt by the Agent of five counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I and Schedule II, and each of which has been executed by the Transferor Lender and each

     Purchasing Lender (and the Borrower, if required by the Credit Agreement to execute this Commitment Transfer Supplement), the Agent will execute each such counterpart and transmit to the Borrower, the Transferor Lender and each Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule III hereto (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment
     ----- ----
     Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall be the fifth Business Day following the date of such Transfer Effective Notice. From and after the Transfer Effective Date, each Purchasing Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

               2. At or before 12:00 Noon, local time of the Transferor Lender, on the Transfer Effective Date, each Purchasing Lender shall pay to the Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion being purchased by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the outstanding Revolving Credit Loans, participations in Letters of Credit and other amounts owing to the Transferor Lender under the Credit Agreement and the other Credit Documents. Effective upon receipt by the Transferor Lender of the Purchase Price from a Purchasing Lender, the Transferor Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender, such Purchasing Lender's Purchased Percentage of the Revolving Credit Commitment of the Transferor Lender and the presently outstanding Revolving Credit Loans, participations in Letters of Credit and other amounts owing to the Transferor Lender under the Credit Agreement and the other Credit Documents.

               3. The Transferor Lender has made arrangements with each Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Lender to such Purchasing Lender of any fees heretofore received by the Transferor Lender pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to the Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Credit Agreement from and after the Transfer Effective Date.

               4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Lender pursuant to the Credit Agreement and the other Credit Documents shall, instead, be payable to or for the account of the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

                    (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Lender from and after the Transfer Effective Date pursuant to the Credit Agreement and the other Credit Documents shall, instead, accrue for the account of, and be payable to, the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Lender, the Transferor Lender and each Purchasing Lender will make appropriate arrangements for payment by the Transferor Lender to such Purchasing Lender of such amount upon receipt thereof from the Borrower.

               5. On or prior to the Transfer Effective Date, the Transferor Lender will deliver to the Agent its Revolving Credit Note. On or prior to the Transfer Effective Date, the Borrower will execute and deliver to the Agent a Revolving Credit Note for each Purchasing Lender and the Transferor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their Revolving Credit Commitments (as adjusted pursuant to this Commitment Transfer Supplement). Each such new Revolving Credit Note shall be dated the Closing Date. Promptly after the Transfer Effective Date, the Agent will send to each of the Transferor Lender and the Purchasing Lenders its new Revolving Credit Note and will send to the Borrower the superseded Revolving Credit Note of the Transferor Lender, marked "Cancelled."

               6. Concurrently with the execution and delivery hereof, the Transferor Lender will provide, at its sole expense, to each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Lender on the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

               7. Each of the parties to this Commitment Transfer Supplement agrees that, at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

               8. By executing and delivering this Commitment Transfer Supplement, the Transferor Lender and each Purchasing Lender confirm to and agree with each other, the Agent and the Lenders as follows:
     (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document; (ii) the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Other Obligor or the performance or observance by the Borrower or any Other Obligor of any of its obligations under the Credit Agreement or any other Loan Document;
     (iii) each Purchasing Lender confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Subsection 4.1 of the Credit Agreement, the financial statements delivered pursuant to Subsection 6.1 of the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Lender will, independently and without reliance upon the Agent, the Transferor Lender, any other Lender or the Issuing Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or other Credit Documents;
     (v) each Purchasing Lender appoints and authorizes the Agent to take such actions as Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 9 of the Credit Agreement; and (vi) each Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or other Credit Documents are required to be performed by it as a Lender.

               9. Schedule II hereto sets forth the revised Revolving Credit Commitments and Commitment Percentages of the Transferor Lender and each Purchasing Lender, as well as administrative information with respect to each Purchasing Lender.

               10. Each Purchasing Lender hereby acknowledges and consents to, and agrees to be bound by, the Intercreditor Agreement. This paragraph 10 is for the benefit of the Private Placement Debt Holders and the Transferor Lender.

               11. THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND, EXCLUSIVE OF PRINCIPLES OF CONFLICTS OF LAWS.

               IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed and delivered by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.
     CONSENTED TO AND ACKNOWLEDGED:

     AAI CORPORATION



     By:________________________
        Name:
        Title:


     [Consent required only when
     Purchasing Lender is not already
     a Lender or Affiliate thereof]

                                                                 SCHEDULE I
                                                              TO COMMITMENT
                                                                   TRANSFER
                                                                 SUPPLEMENT
                                                                 ----------

                          COMPLETION OF INFORMATION AND
                            SIGNATURES FOR COMMITMENT
                               TRANSFER SUPPLEMENT
                        ---------------------------------

               Re:  Credit Agreement dated October 13, 1994
                    with AAI Corporation


      Item 1         Date of Commitment       [Insert date of
                     Transfer Supplement:     Commitment Transfer
                                              Supplement]

      Item 2         Transferor Lender:       [Insert name of
                                              Transferor Lender]
      Item 3         Purchasing Lender[s]:    [Insert name[s] of
                                              Purchasing Lender[s]]

      Item 4         Signatures of Parties
                     to Commitment Transfer
                     Supplement:


                                                                       , as
                                        -------------------------------
                                        Transferor Lender


                                        By:
                                           --------------------------------
                                          Name:
                                          Title:

     [SIGNATURES CONTINUED]



                                                                     , as a
                                        -----------------------------
                                        Purchasing Lender


                                        By:
                                           --------------------------------
                                          Name:
                                          Title:


                                                                 , as Agent
                                        -------------------------

                                        By:
                                           --------------------------------
                                          Name:
                                          Title:

                                                                SCHEDULE II
                                                              TO COMMITMENT
                                                                   TRANSFER
                                                                 SUPPLEMENT
                                                                 ----------

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS
                       ----------------------------------


      [Name of Transferor
        Lender]            Revised Revolving Credit        $
                           ------------------------         ---------
                           Commitment Amount:

                           Revised Commitment Percentage:
                           ------------------------------   ---------

      [Name of Purchasing  New Revolving Credit            $
        Lender]            --------------------             ---------
                           Commitment Amount:

                           New Commitment Percentage:
                           --------------------------       ---------



     Address for Notices to Purchasing Lender:
     ----------------------------------------

     -----------------------------------------------------------

     -----------------------------------------------------------

     -----------------------------------------------------------

     Eurodollar Lending Office of Purchasing Lender:
     ----------------------------------------------

     -----------------------------------------------------------

     -----------------------------------------------------------

     -----------------------------------------------------------

     Domestic Lending Office of Purchasing Lender:
     --------------------------------------------

     -----------------------------------------------------------

                                                               SCHEDULE III
                                                              TO COMMITMENT
                                                                   TRANSFER
                                                                 SUPPLEMENT
                                                                 ----------

                       [Form of Transfer Effective Notice]

     To:  AAI CORPORATION, [Transferor Lender
          and each Purchasing Lender]


               The undersigned, as Agent under the Credit Agreement dated as of October 13, 1994, among AAI CORPORATION (the "Borrower"), the Lenders parties thereto, the Issuing Bank party thereto and the undersigned, as such Agent, acknowledges receipt of five executed counterparts of a completed Commitment Transfer Supplement, as described in Schedule I hereto. [Note: attach copy of Schedule I from Commitment Transfer Supplement.] Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

               1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be
                          [Insert fifth Business Day following date of
     --------------------
     Transfer Effective Notice].

               2. Pursuant to such Commitment Transfer Supplement, the Transferor Lender is required to deliver to the Agent on or before the Transfer Effective Date its Revolving Credit Note.

               3. Pursuant to such Commitment Transfer Supplement, the Borrower is required to deliver to the Agent on or before the Transfer Effective Date the following Revolving Credit Notes, each dated
     [                            , 1994]:
      ----------------------------------
               [Describe each new Revolving Credit Note for Transferor Lender and each Purchasing Lender as to principal amount and payee]

               4. Pursuant to such Commitment Transfer Supplement, each Purchasing Lender is required to pay its Purchase Price to the Transferor Lender at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.


                                   Very truly yours,

                                   FIRST FIDELITY BANK, NATIONAL
                                     ASSOCIATION, as Agent


                                   By:
                                      -------------------------------------
                                     Name:
                                     Title:


                                   By:
                                      -------------------------------------
                                     Name:
                                     Title: